EXHIBIT 4.1


                  FIRST OF AMERICA BANK CORPORATION

                              INDENTURE

                     Dated as of January 28, 1997

                         THE BANK OF NEW YORK

                              as Trustee


        8.12% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                         DUE JANUARY 31, 2027





                           Table of Contents

                                                                  Page

                               ARTICLE I

                              DEFINITIONS

SECTION 1.01.

          Definitions                                              1
          Additional Interest                                      1
          Adjusted Treasury Rate                                   1
          Affiliate                                                2
          Authenticating Agent                                     2
          Bankruptcy Law                                           2
          Board of Directors                                       2
          Board Resolution                                         2
          Business Day                                             2
          Capital Securities                                       2
          Capital Securities Guarantee                             3
          Commission                                               3
          Common Securities                                        3
          Common Securities Guarantee                              3
          Common Stock                                             3
          Company                                                  3
          Company Request                                          3
          Comparable Treasury Issue                                3
          Comparable Treasury Price                                4
          Compounded Interest                                      4
          Custodian                                                4
          Declaration                                              4
          Default                                                  4
          Deferred Interest                                        4
          Definitive Securities                                    4
          Depositary                                               4
          Dissolution Event                                        4
          Event of Default                                         5
          Exchange Act                                             5
          Exchange Offer                                           5
          Extended Interest Payment Period                         5
          Federal Reserve Board                                    5
          First of America Capital Trust                           5
          Global Security                                          5
          Indebtedness for Money Borrowed                          5
          Indenture                                                5
          Initial Optional Redemption Date                         5
          Interest Payment Date                                    5
          Liquidated Damages                                       5
          Maturity Date                                            5
          Non Book-Entry Capital Securities                        5
          Officers                                                 6
          Officers' Certificate                                    6
          Opinion of Counsel                                       6
          Optional Redemption Price                                6
          Other Debentures                                         6
          Other Guarantees                                         6
          Outstanding                                              6
          Person                                                   7
          Predecessor Security                                     7
          Principal office of the Trustee,                         7
          Purchase Agreement                                       7
          Quotation Agent                                          7
          Redemption Price                                         7
          Reference Treasury Dealer                                7
          Reference Treasury Dealer Quotations                     7
          Registration Rights Agreement                            7
          Regulatory Capital Event                                 7
          Remaining Life                                           8
          Responsible Officer,                                     8
          Restricted Security                                      8
          Rule 144A                                                8





          Securities                                               8
          Securities Act                                           8
          Securityholder                                           8
          Security Register                                        8
          Senior Indebtedness                                      9
          Series A Securities                                      9
          Series B Securities                                      9
          Special Event                                            9
          Special Event Redemption Price                           9
          Subsidiary                                               9
          Tax Event                                                9
          Trustee                                                 10
          Trust Indenture Act                                     10
          Trust Securities                                        10
          U.S. Government Obligations                             10


                              ARTICLE II

                              SECURITIES

     SECTION 2.01.  Forms Generally                               11
     SECTION 2.02.  Execution and Authentication                  11
     SECTION 2.03.  Form and Payment                              11
     SECTION 2.04.  Legends                                       12
     SECTION 2.05.  Global Security                               12
     SECTION 2.06.  Interest                                      14
     SECTION 2.07.  Transfer and Exchange                         14
     SECTION 2.08.  Replacement Securities                        16
     SECTION 2.09.  Treasury Securities                           16
     SECTION 2.10.  Temporary Securities                          17
     SECTION 2.11.  Cancellation                                  17
     SECTION 2.12.  Defaulted Interest                            17
     SECTION 2.13.  CUSIP Numbers                                 18

                                 ARTICLE III

                     PARTICULAR COVENANTS OF THE COMPANY

     SECTION 3.01.  Payment of Principal, Premium and Interest    19
     SECTION 3.02.  Offices for Notices and Payments, etc.        19
     SECTION 3.03.  Appointments to Fill Vacancies in Trustee's
                    office                                        20
     SECTION 3.04.  Provision as to Paying Agent                  20
     SECTION 3.05.  Certificate to Trustee                        21
     SECTION 3.06.  Compliance with Consolidation Provisions      21
     SECTION 3.07.  Limitation on Dividends                       21
     SECTION 3.08.  Covenants as to First of America
                    Capital Trust                                 22
     SECTION 3.09.  Payment of Expenses                           22
     SECTION 3.10.  Payment Upon Resignation or Removal           23

                            ARTICLE IV

            SECURITYHOLDERS' LISTS AND REPORTS BY THE
                     COMPANY AND THE TRUSTEE

     SECTION 4.01.  Securityholders' Lists                        23
     SECTION 4.02.  Preservation and Disclosure of Lists          24
     SECTION 4.03.  Reports of the Company                        25
     SECTION 4.04.  Reports by the Trustee                        26

                             ARTICLE V

           REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                        ON EVENT OF DEFAULT

     SECTION 5.01.  Events of Default                             26
     SECTION 5.02.  Payment of Securities on Default;
                    Suit Therefor                                 28
     SECTION 5.03.  Application of Moneys Collected by Trustee    30
     SECTION 5.04.  Proceedings by Securityholders                30





     SECTION 5.05.  Proceedings by Trustee                        31
     SECTION 5.06.  Remedies Cumulative and Continuing            32
     SECTION 5.07.  Direction of Proceedings and Waiver of
                    Defaults by Majority of Securityholders       32
     SECTION 5.08.  Notice of Defaults                            33
     SECTION 5.09.  Undertaking to Pay Costs                      33


                            ARTICLE VI

                      CONCERNING THE TRUSTEE

     SECTION 6.01.  Duties and Responsibilities of the Trustee    34
     SECTION 6.02.  Reliance on Documents, Opinions, etc.         35
     SECTION 6.03.  No Responsibility for Recitals, etc.          36
     SECTION 6.04.  Trustee, Authenticating Agent, Paying
                    Agents, Transfer Agents or Registrar
                    May Own Securities                            36
     SECTION 6.05.  Moneys to be Held in Trust                    36
     SECTION 6.06.  Compensation and Expenses of Trustee          37
     SECTION 6.07.  Officers  Certificate as Evidence             37
     SECTION 6.08.  Conflicting Interest of Trustee               38
     SECTION 6.09.  Eligibility of Trustee                        38
     SECTION 6.10.  Resignation or Removal of Trustee             38
     SECTION 6.11.  Acceptance by Successor Trustee               40
     SECTION 6.12.  Successor by Merger, etc.                     40
     SECTION 6.13.  Limitation on Rights of Trustee as a Creditor 41
     SECTION 6.14.  Authenticating Agents                         41

                              ARTICLE VII

                    CONCERNING THE SECURITYHOLDERS

     SECTION 7.01.  Action by Securityholders                     42
     SECTION 7.02.  Proof of Execution by Securityholders         43
     SECTION 7.03.  Who Are Deemed Absolute Owners                43
     SECTION 7.04.  Securities Owned by Company Deemed Not
                    Outstanding                                   43
     SECTION 7.05.  Revocation of Consents; Future Holders Bound  44


                             ARTICLE VIII

                       SECURITYHOLDERS' MEETINGS

     SECTION 8.01.  Purpose of Meetings                           44
     SECTION 8.02.  Call of Meetings by Trustee                   45
     SECTION 8.03.  Call of Meetings by Company or
                    Securityholders                               45
     SECTION 8.04.  Qualifications for Voting                     45
     SECTION 8.05.  Regulations                                   45
     SECTION 8.06.  Voting                                        46

                              ARTICLE IX

                              AMENDMENTS

     SECTION 9.01.  Without Consent of Securityholders            47
     SECTION 9.02.  With Consent of Securityholders               48
     SECTION 9.03.  Compliance with Trust Indenture Act;
                    Effect of Supplemental Indentures             49
     SECTION 9.04.  Notation on Securities                        49
     SECTION 9.05.  Evidence of Compliance of Supplemental
                    Indenture to be Furnished Trustee             50


                              ARTICLE X

           CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     SECTION 10.01. Company May Consolidate, etc.,
                    on Certain Terms                              50





     SECTION 10.02. Successor Corporation to be Substituted for
                    Company                                       50
     SECTION 10.03. Opinion of Counsel to be Given Trustee        51


                             ARTICLE XI

               SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 11.01. Discharge of Indenture                        51
     SECTION 11.02. Deposited Moneys and U.S. Government
                    Obligations to be Held in Trust by Trustee    52
     SECTION 11.03. Paying Agent to Repay Moneys Held             52
     SECTION 11.04. Return of Unclaimed Moneys                    52
     SECTION 11.05. Defeasance Upon Deposit of Moneys or U.S.
                    Government Obligations                        53
     SECTION 11.06. Reinstatement                                 54


                             ARTICLE XII

               IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                       OFFICERS AND DIRECTORS

     SECTION 12.01. Indenture and Securities Solely
                    Corporate Obligations                         55


                            ARTICLE XIII

                      MISCELLANEOUS PROVISIONS

     SECTION 13.01. Successors                                    55
     SECTION 13.02. Official Acts by Successor Corporation        55
     SECTION 13.03. Surrender of Company Powers                   55
     SECTION 13.04. Address for Notices, etc.                     56
     SECTION 13.05. Governing Law                                 56
     SECTION 13.06. Evidence of Compliance with
                    Conditions Precedent                          56
     SECTION 13.07. Payments on Business Days Only                57
     SECTION 13.08. Trust Indenture Act to Control                57
     SECTION 13.09. Table of Contents, Headings, etc.             57
     SECTION 13.10. Execution in Counterparts                     57
     SECTION 13.11. Separability                                  57
     SECTION 13.12. Assignment                                    57
     SECTION 13.13. Acknowledgment of Rights                      58

                            ARTICLE XIV

             REDEMPTION OF SECURITIES; NO SINKING FUND

     SECTION 14.01. Special Event Redemption                      58
     SECTION 14.02. Optional Redemption by Company                58
     SECTION 14.03. No Sinking Fund                               60
     SECTION 14.04. Notice of Redemption; Selection of Securities 60
     SECTION 14.05. Payment of Securities Called for Redemption   61


                              ARTICLE XV

                      SUBORDINATION OF SECURITIES

     SECTION 15.01. Agreement to Subordinate                      61
     SECTION 15.02. Default on Senior Indebtedness                62
     SECTION 15.03. Liquidation; Dissolution; Bankruptcy          62
     SECTION 15.04. Subrogation                                   63
     SECTION 15.05. Trustee to Effectuate Subordination           64
     SECTION 15.06. Notice by the Company                         65
     SECTION 15.07. Rights of the Trustee; Holders of
                    Senior Indebtedness                           66
     SECTION 15.08. Subordination May Not Be Impaired             66





                             ARTICLE XVI

                EXTENSION OF INTEREST PAYMENT PERIOD

     SECTION 16.01. Extension of Interest Payment Period          67
     SECTION 16.02. Notice of Extension                           67





                        CROSS-REFERENCE TABLE*

  Section of Trust
Indenture Act of 1939,                                Section of
     as Amended                                        Indenture

Section 310 (a)(1), (2) and (5)                    6.09
          (a)(3)                                   Not Applicable
          (a)(4)                                   Not Applicable
          (b)                                      6.08, 6.10
          (c)                                      Not Applicable
Section 311 (a)                                    6.13
          (b)                                      6.13
Section 312 (a)                                    4.01
          (b)                                      4.02(b)
          (c)                                      4.02(c)
Section 313 (a)                                    4.04
          (b)                                      4.04
          (c)                                      4.04
          (d)                                      4.04(b)
Section 314 (a)(1), (2) and (3)                    4.03(a),(b)&(c)
          (a)(4)                                   4.03(d)
          (b)                                      Not Applicable
          (c)(1)                                   4.03(d)
          (c)(2)                                   Not Applicable
          (c)(3)                                   Not Applicable
          (d)                                      Not Applicable
          (e)                                      13.06
          (f)                                      Not Applicable
Section 315 (a)                                    6.01(a)
          (b)                                      6.01(a), 5.08
          (c)                                      6.01
          (d)                                      6.01(b)
          (d)(1)                                   6.01(a)
          (d)(2)                                   6.01(b)
          (d)(3)                                   6.01(c)
          (e)                                      5.09
Section 316 (a)                                    5.07, 9.02
          (a)(1)(A)                                5.07
          (a)(1)(B)                                5.07
          (a)(2)                                   Not Applicable
          (b)                                      5.07
          (c)                                      7.01
          Section 317(a)(1)                        5.05
          (a)(2)                                   5.02
          (b)                                      3.04
          Section 318(a)                           13.08

________________________

     *This Cross-Reference Table does not constitute part of this Indenture and shall not affect the interpretation of any of its terms or provisions.





     THIS INDENTURE, dated as of January 28, 1997, between First of America Bank Corporation, a Michigan corporation (hereinafter sometimes called the Company ), and The Bank of New York, a New York banking corporation, as trustee (hereinafter Trustee ).

                     W I T N E S S E T H:

     In consideration of the premises, and the purchase of the Securities by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:

                           ARTICLE I

                          DEFINITIONS

     SECTION 1.01   Definitions.

     The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or the Securities Act shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in the Trust Indenture Act and the Securities Act as in force at the date of this Indenture as originally executed. The following terms have the meanings given to them in the Declaration:
(i) Series A Capital Securities; (ii) Series B Capital Securities;
(iii) Series A Capital Securities Guarantee; (iv) Series B Capital Securities Guarantee; (v) Clearing Agency; (vi) Delaware Trustee;
(vii) Capital Security Certificate; (viii) Property Trustee; (ix) Administrative Trustees; and (x) Direct Action. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term generally accepted accounting principles means such accounting principles as are generally accepted at the time of any computation. The words herein, hereof and hereunder and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

     Additional Interest shall have the meaning set forth in Section
2.06(c).

     Adjusted Treasury Rate shall mean, with respect to any redemption date pursuant to Section 14.01, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated H.15 (519) or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption Treasury Constant Maturities, for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be interpolated, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus in each case (a) 1.05% if such redemption occurs on or prior to January 31, 1998 and (b) 0.50% in all other cases.

     Affiliate shall mean, with respect to a specified Person, (a) any





Person directly or indirectly owning, controlling or holding the power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with, the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person, and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

     Authenticating Agent shall mean any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to
Section 6.14.

     Bankruptcy Law shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     Board of Directors shall mean either the Board of Directors of the Company or any duly authorized committee of that board.

     Board Resolution shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     Business Day shall mean, with respect to any series of Securities, any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law or executive order to close.

     Capital Securities shall mean undivided beneficial interests in the assets of First of America Capital Trust which rank pari passu with the Common Securities issued by First of America Capital Trust; provided, however, that if an Event of Default has occurred and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the holders of the Capital Securities shall be paid in full the Distributions and the liquidation, redemption and other payments to which they are entitled. References to Capital Securities shall include, collectively, any Series A Capital Securities and Series B Capital Securities.

     Capital Securities Guarantee shall mean any guarantee that the Company may enter into with The Bank of New York or other Persons that operate directly or indirectly for the benefit of holders of Capital Securities of First of America Capital Trust and shall include a Series A Capital Securities Guarantee and a Series B Capital Securities Guarantee with respect to the Series A Capital Securities and the Series B Capital Securities, respectively.

     Commission shall mean the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     Common Securities shall mean undivided beneficial interests in the assets of First of America Capital Trust that rank pari passu with Capital Securities issued by First of America Capital Trust; provided, however, that if an Event of Default has occurred and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the holders of the Capital Securities shall be paid in full the Distributions and the liquidation, redemption and other payments to which they are entitled.





     Common Securities Guarantee shall mean any guarantee of the Company that operates directly or indirectly for the benefit of holders of Common Securities of First of America Capital Trust.

     Common Stock shall mean the Common Stock, par value $10.00 per share, of the Company or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     Company shall mean First of America Bank Corporation, a Michigan corporation, and, subject to the provisions of Article X, shall include its successors and assigns.

     Company Request or Company Order shall mean a written request or order signed in the name of the Company by the chairman, the chief executive officer, the president, a vice chairman, a vice president, the treasurer or an assistant treasurer of the Company, and delivered to the Trustee.

     Comparable Treasury Issue shall mean the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Securities, provided that no United States Treasury security has a maturity which is within a period from three months before to three months after the Initial Optional Redemption Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

     Comparable Treasury Price shall mean, with respect to any redemption date pursuant to Section 14.01, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations (the Trustee having discretion as to the number of Reference Treasury Dealer Quotations sought in excess of five), the average of all such Reference Treasury Dealer Quotations.

     Compounded Interest shall have the meaning set forth in Section
16.01.

     Custodian shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     Declaration shall mean the Amended and Restated Declaration of Trust of First of America Capital Trust, dated as of January 28, 1997.

     Default shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     Deferred Interest shall have the meaning set forth in Section
16.01.

     Definitive Securities shall mean those securities issued in fully registered certificated form not otherwise in global form.

     Depositary shall mean, with respect to Securities of any series, for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.05(d).

     Dissolution Event shall mean the termination of First of America Capital Trust pursuant to the Declaration, and the distribution of the





Securities held by the Property Trustee to the holders of the Trust Securities issued by First of America Capital Trust pro rata in accordance with the Declaration.

     Event of Default shall mean any event specified in Section 5.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

     Exchange Offer shall mean the offer that may be made pursuant to the Registration Rights Agreement (i) by the Company to exchange Series B Securities for Series A Securities and to exchange the Series B Capital Securities Guarantee for the Series A Capital Securities Guarantee and (ii) by First of America Capital Trust to exchange Series B Capital Securities for Series A Capital Securities.

     Extended Interest Payment Period shall have the meaning set forth in Section 16.01.

     Federal Reserve Board shall mean the Board of Governors of the Federal Reserve System.

     First of America Capital Trust shall mean First of America
Capital Trust I, a Delaware business trust created for the purpose of issuing its undivided beneficial interests in connection with the issuance of Securities under this Indenture.

     Global Security shall mean, with respect to the Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

     Indebtedness for Money Borrowed shall mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.

     Indenture shall mean this instrument as originally executed or, if amended as herein provided, as so amended.

     Initial Optional Redemption Date shall mean January 31, 2007.

     Interest Payment Date shall have the meaning set forth in Section
2.06.

     Liquidated Damages shall have the meaning set forth in the Registration Rights Agreement.

     Maturity Date shall mean January 31, 2027.

     Non Book-Entry Capital Securities shall have the meaning set forth in Section 2.05.

     Officers shall mean any of the chairman, a vice chairman, the chief executive officer, the president, a vice president, the treasurer or an assistant treasurer of the Company.

     Officers Certificate  shall mean a certificate signed by two
Officers and delivered to the Trustee.

     Opinion of Counsel shall mean a written opinion of counsel, who may be an employee of the Company, and who shall be acceptable to the Trustee.

     Optional Redemption Price shall have the meaning set forth in
Section 14.02.

     Other Debentures shall mean all junior subordinated debentures (other than the Securities) issued by the Company from time to time





and sold to trusts to be established by the Company (if any), in each case similar to First of America Capital Trust.

     Other Guarantees shall mean all guarantees to be issued by the Company with respect to capital securities (if any) and issued to trusts other than First of America Capital Trust to be established by the Company (if any), in each case similar to First of America Capital Trust.

     The term outstanding when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee or an Authenticating Agent under this Indenture, except

          a. Securities theretofore canceled by the Trustee or an Authenticating Agent or delivered to the Trustee for cancellation;

          b. Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that, if such Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as in Article Fourteen provided or provision satisfactory to the Trustee shall have been made for giving such notice; and

          c. Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.08 unless proof satisfactory to the Company and the Trustee is presented that any such Securities are held by bona fide holders in due course.

     Person shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Predecessor Security of any particular Security shall mean every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section
2.08 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

     Principal office of the Trustee, or other similar term, shall mean the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered.

     Purchase Agreement shall mean the Purchase Agreement dated
January 21, 1997 among the Company, First of America Capital Trust and the Initial Purchasers named therein.

     Quotation Agent shall mean the Reference Treasury Dealer appointed by the Company.

     Redemption Price shall mean the Special Event Redemption Price or the Optional Redemption Price, as the context requires.

     Reference Treasury Dealer shall mean: (i) Merrill Lynch Government Securities, Inc. and its successors, provided that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a Primary Treasury Dealer), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

     Reference Treasury Dealer Quotations shall mean, with respect to





each Reference Treasury Dealer and any redemption date pursuant to
Section 14.01, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date quoted in writing to the Trustee by such Reference Treasury Dealer.

     Registration Rights Agreement shall mean the Registration Rights Agreement, dated as of January 28, 1997, by and among the Company, First of America Capital Trust and the Initial Purchasers named therein, as such agreement may be amended, modified or supplemented from time to time.

     Regulatory Capital Event shall mean that the Company shall have received an opinion of Howard & Howard Attorneys, P.C. or other independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Series A Capital Securities, the Capital Securities do not constitute, or within 90 days of the date of such opinion will not constitute, Tier I Capital (or its then equivalent); provided, however, that the distribution of the Securities in connection with the termination of First of America Capital Trust by the Company shall not in and of itself constitute a Regulatory Capital Event unless such termination shall have occurred in connection with a Tax Event.

     Remaining Life shall mean the period from and including any redemption date pursuant to Section 14.01 of this Indenture to and including the Initial Optional Redemption Date.

     Responsible Officer, when used with respect to the Trustee, shall mean the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the cashier, any assistant cashier, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer or assistant customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     Restricted Security shall mean Securities that bear or are required to bear the legends set forth in Exhibit A hereto, other than those legends to be set forth on a Global Security.

     Rule 144A shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

     Securities shall mean, collectively, the Series A Securities and the Series B Securities.

     Securities Act shall mean the Securities Act of 1933 as amended.

     Securityholder, holder of Securities or other similar terms, shall mean any Person in whose name at the time a particular Security is registered on the register kept by the Company or the Trustee for that purpose in accordance with the terms hereof.

     Security Register shall mean (i) prior to a Dissolution Event, the list of holders provided to the Trustee pursuant to Section 4.01, and (ii) following a Dissolution Event, any security register maintained by a security registrar for the Securities appointed by the Company following the execution of a supplemental indenture providing





for transfer procedures as provided for in Section 2.07(a).

     Senior Indebtedness shall mean all Indebtedness for Money
Borrowed, whether outstanding on the date of execution of this Indenture or hereafter created, assumed or incurred, unless the terms thereof specifically provide that it is not superior in right of payment to the Securities, and any deferrals, renewals or extensions of such Senior Indebtedness.

     Series A Securities shall mean the Company's 8.12% Junior
Subordinated Deferrable Interest Debentures due January 31, 2027,
Series A, as authenticated and issued under this Indenture.

     Series B Securities shall mean the Company's 8.12% Junior
Subordinated Deferrable Interest Debentures due January 31, 2027,
Series B, as authenticated and issued under this Indenture.

     Special Event means either a Regulatory Capital Event or a Tax
Event.

     Special Event Redemption Price shall mean, with respect to any redemption of the Securities pursuant to Section 14.01 hereof, an amount in cash equal to the greater of (i) 100% of the principal amount of the Securities or (ii) the sum, as determined by a Quotation Agent, of the present values of 104.060% of the principal amount of the Securities, together with scheduled payments of interest on the Securities for the Remaining Life, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption.

     Subsidiary shall mean, with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, voting stock means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     Tax Event shall mean the receipt by First of America Capital Trust and the Company of an opinion of Howard & Howard Attorneys, P.C. or other counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Series A Capital Securities, there is more than an insubstantial risk that (i) First of America Capital Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) the interest payable by the Company on the Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) First of America Capital Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     Trustee shall mean the Person identified as Trustee in the first





paragraph hereof, and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder.

     Trust Indenture Act shall mean the Trust Indenture Act of 1939 as in force at the date of execution of this Indenture except as provided in Section 9.03; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, Trust Indenture Act shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     Trust Securities shall mean the Capital Securities and the Common Securities, collectively.

     U.S. Government Obligations shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                         ARTICLE II

                         SECURITIES

     SECTION 2.01   Forms Generally.

     The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued in denominations of $1,000 and integral multiples thereof.

     SECTION 2.02   Execution and Authentication.

     An Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee s certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

     The Trustee shall, upon a Company Order, authenticate for original issue up to, and the aggregate principal amount of Securities outstanding at any time may not exceed, $154, 640,000 aggregate principal amount of the Securities, except as provided in Sections 2.07, 2.08, 2.10 and 14.05.


     SECTION 2.03   Form and Payment.





     Except as provided in Section 2.05, the Securities shall be issued in fully registered certificated form without interest coupons and principal of and premium, if any, and interest on the Securities issued in certificated form will be payable, the transfer of such Securities will be registrable and such Securities will be exchangeable for Securities bearing identical terms and provisions at the office or agency of the Trustee or at the office of such paying agent(s) as the Company may designate from time to time; provided, however, that payment of interest may be made at the option of the Company by (i) check mailed to the holder at such address as shall appear in the Security Register or (ii) transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date. Notwithstanding the foregoing, so long as the holder of any Securities is the Property Trustee, the payment of the principal of and premium, if any, and interest (including Compounded Interest and Additional Interest, if any) on such Securities held by the Property Trustee will be made in immediately available funds at such place and to such account as may be designated by the Property Trustee.


     SECTION 2.04   Legends.

          a.   Except as permitted by subsection (b) of this Section
2.04 or as otherwise determined by the Company in accordance with applicable law, each Security shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

          b. The Company shall issue and the Trustee shall authenticate Series B Securities in exchange for Series A Securities accepted for exchange in the Exchange Offer, which Series B Securities shall not bear the legends required by subsection (a) above, in each case unless the Trustee is notified in writing by the Company that the holder of such Series A Securities is either (A) a broker-dealer who purchased such Series A Securities directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Securities or (C) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company.

     SECTION 2.05   Global Security.

          a.   In connection with a Dissolution Event,

               (i) if any Capital Securities are held in book-entry form, the related Definitive Securities shall be presented to the Trustee (if an arrangement with the Depositary has been maintained) by the Property Trustee in exchange for one or more Global Securities (as may be required pursuant to Section 2.07) in an aggregate principal amount equal to the aggregate principal amount of all outstanding Securities, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary, or a custodian therefor, for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees; the Company upon any such presentation shall execute one or more Global Securities in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture; and payments on the Securities issued as a Global Security will be made in immediately available funds to the Depositary; and

               (ii) if any Capital Securities are held in certificated form, the related Definitive Securities may be presented to the Trustee by the Property Trustee and any Capital Security certificate which represents Capital
          Securities other than Capital Securities in book-entry form
          ( Non Book-Entry Capital Securities ) will be deemed to represent beneficial interests in Securities presented to





          the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security certificates are presented to the Security Registrar for transfer or reissuance, at which time such Capital Security certificates will be canceled and a Security, registered in the name of the holder of the Capital Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture; and upon the issuance of such Securities, Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

          b. The Global Securities shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon; provided, that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee, in accordance with instructions given by the Company as required by this Section 2.05.

          c. The Global Securities may be transferred, in whole but not in part, only to another nominee of the Depositary, to a successor Depositary selected or approved by the Company, or to a nominee of such successor Depositary.

          d. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or the Depositary has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and the Trustee, upon written notice from the Company, will authenticate and make available for delivery, the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Global Security. If there is an Event of Default, the Depositary shall have the right to exchange the Global Securities for Definitive Securities. In addition, the Company may at any time determine that the Securities shall no longer be represented by a Global Security. In the event of such an Event of Default or such a determination, the Company shall execute, and, subject to Section 2.07, the Trustee, upon receipt of an Officers Certificate evidencing such determination by the Company, will authenticate and make available for delivery, the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Global Security. Upon the exchange of the Global Security for such Definitive Securities, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Definitive Securities issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Depositary for delivery to the Persons in whose names such Definitive Securities are so registered.

     SECTION 2.06   Interest.

          a. Each Security will bear interest at the rate of 8.12% per annum (the Coupon Rate) from the most recent date to which interest has been paid or, if no interest has been paid, from January 28, 1997, until the principal thereof becomes due and payable, and on any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded





semi-annually, payable (subject to the provisions of Article XVI) semi-annually in arrears on January 31 and July 31 of each year, commencing July 31, 1997 (each, an Interest Payment Date), to the Person in whose name such Security or any predecessor Security is registered, at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the month in which the relevant Interest Payment Date falls.

          b. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

          c. During such time as the Property Trustee is the holder of any Securities, the Company shall pay any additional amounts on the Securities as may be necessary in order that the amount of Distributions then due and payable by First of America Capital Trust on the outstanding Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which First of America Capital Trust has become subject as a result of a Tax Event (Additional Interest).

     SECTION 2.07   Transfer and Exchange.

          a. Transfer Restrictions. The Series A Securities, and those Series B Securities with respect to which any Person described in clause (A), (B) or (C) of Section 2.04 is the beneficial owner, may not be transferred except in compliance with any legend contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law. Upon any distribution of the Securities following a Dissolution Event, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 9.01 to provide for the transfer restrictions and procedures with respect to the Securities substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at such time. In addition, the Series A Securities will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 until such Series A Securities are registered pursuant to an effective Registration Statement filed under the Securities Act or are "unrestricted" pursuant to Rule 144 under the Securities Act. Any such transfer of the Series A Securities in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal force or effect whatsoever. Any such transferee shall be deemed not to be holder of such Series A Securities for any purpose, including, but not limited to, the receipt of payments on such Series A Securities, and such transferee shall be deemed to have no interest whatsoever in such Series A Securities.

          b. General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Company shall execute, and the Trustee shall authenticate, Definitive Securities and Global Securities. All Definitive Securities and Global Securities issued upon any registration of transfer or exchange of Definitive Securities or Global Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities or Global Securities surrendered upon such registration of transfer or exchange.

          No service charge shall be made to a holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          The Company shall not be required to (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Securities for redemption under Article Fourteen hereof and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          Prior to due presentment for the registration of a transfer of any Security, the Company, the Trustee and any agent of the Company





or the Trustee may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and interest on such Securities, and neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          c.   Exchange of Series A Securities for Series B
Securities. The Series A Securities may be exchanged for Series B Securities pursuant to the terms of the Exchange Offer. The Trustee shall make the exchange as follows:

          The Company shall present the Trustee with an Officers
Certificate certifying the following:

               (A) upon issuance of the Series B Securities, the transactions contemplated by the Exchange Offer have been consummated; and

               (B) the principal amount of Series A Securities properly tendered in the Exchange Offer that are represented by a Global Security and the principal amount of Series A Securities properly tendered in the Exchange Offer that are represented by Definitive Securities, the name of each holder of such Definitive Securities, the principal amount, at maturity, properly tendered in the Exchange Offer by each such holder and the name and address to which Definitive Securities for Series B Securities shall be registered and sent for each such holder.

          The Trustee, upon receipt of (i) such Officers  Certificate,
(ii) an Opinion of Counsel (x) to the effect that the Series B Securities have been registered under Section 5 of the Securities Act and the Indenture, the Declaration and the Series B Capital Securities Guarantee have been qualified under the Trust Indenture Act and (y) with respect to the matters set forth in Section 3(p) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Security for Series B Securities in an aggregate principal amount equal to the aggregate principal amount of Series A Securities represented by a Global Security indicated in such Officers Certificate as having been properly tendered and (B) Definitive Securities representing Series B Securities registered in the names of, and in the principal amounts indicated in, such Officers Certificate.

          If the principal amount at maturity of the Global Security for the Series B Securities is less than the principal amount at maturity of the Global Security for the Series A Securities, the Trustee shall make an endorsement on such Global Security for the Series A Securities indicating a reduction in the principal amount at maturity represented thereby.

          The Trustee shall deliver such Definitive Securities for Series B Securities to the holders thereof as indicated in such Officers Certificate.

     SECTION 2.08   Replacement Securities.

     If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company or the Trustee may charge for its expenses in replacing a Security.

     Every replacement Security is an obligation of the Company and





shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

     SECTION 2.09   Treasury Securities.

     In determining whether the holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so considered.

     SECTION 2.10   Temporary Securities.

     Pending the preparation of Definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company shall cause Definitive Securities to be prepared without unreasonable delay. The Definitive Securities shall be printed, typewritten, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the officers executing such Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office or agency maintained by the Company for such purpose pursuant to Section 3.02 hereof, without charge to the holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, the same aggregate principal amount of Definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

     SECTION 2.11   Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy canceled Securities in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to it. The Company may not issue new Securities to replace Securities that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Securities not destroyed by the Trustee shall be delivered to the Company.

     SECTION 2.12   Defaulted Interest.

     Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date
(herein called   Defaulted Interest ) shall forthwith cease to be
payable to the holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (a) or clause (b) below:

          a. The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of





business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

          b. The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     SECTION 2.13   CUSIP Numbers.

     The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                               ARTICLE III

                  PARTICULAR COVENANTS OF THE COMPANY

     SECTION 3.01   Payment of Principal, Premium and Interest.

     The Company covenants and agrees, for the benefit of the holders of the Securities, that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on the Securities at the place, at the respective times and in the manner provided herein. The Company further covenants to pay any and all amounts including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

     SECTION 3.02   Offices for Notices and Payments, etc.

     So long as any of the Securities remains outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture





provided and an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, any such office or agency for all of the above purposes shall be the Principal office of the Trustee. In case the Company shall fail to maintain any such office or agency in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal office of the Trustee.

     In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside the Borough of Manhattan, The City of New York, where the Securities may be presented for payment, for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in the Borough of Manhattan, The City of New York, for the purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof; provided, further, that the Company shall at all times maintain a paying agent in each such office or agency.

     SECTION 3.03   Appointments to Fill Vacancies in Trustee's
Office.

     The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     SECTION 3.06   Provision as to Paying Agent.

          a. If the Company shall appoint a paying agent other than the Trustee with respect to the Securities, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,

               (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities; and

               (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of and premium or interest on the Securities when the same shall be due and payable.

          b. if the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Securities) to make any payment of the principal of and premium, if any, or interest on the Securities when the same shall become due and payable.

          c.   Anything in this Section 3.04 to the contrary





notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for the Securities by any paying agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.

          d. Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Sections 11.03 and 11.04.

     SECTION 3.05   Certificate to Trustee.

     The Company will deliver to the Trustee on or before 120 days after the end of each fiscal year in each year, commencing with the first fiscal year ending after the date hereof, so long as Securities are outstanding hereunder, an Officers Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, stating that (i) in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default by the Company in the performance of any covenants contained herein and (ii) whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature thereof.

     SECTION 3.06   Compliance with Consolidation Provisions.

     The Company will not, while any of the Securities remain outstanding, consolidate with, or merge with or into, any other
Person, or sell, convey, transfer or lease all or substantially all of its property and assets to any other Person unless the provisions of Article Ten hereof are complied with.

     SECTION 3.07   Limitation on Dividends.

     The Company will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company s capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholder s rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, (d) as a result of a reclassification of the Company s capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time
(1) there shall have occurred any event of which the Company has actual knowledge that (A) constitutes a Default or an Event of Default and (B) in respect of which the Company shall not have taken reasonable steps to cure, (2) if such Securities are held by the Property Trustee, the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or
(3) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 16.01 and any such extension shall be continuing.






     SECTION 3.07   Covenants as to First of America Capital Trust.

     In the event Securities are issued to First of America Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by First of America Capital Trust, for so long as such Trust Securities remain outstanding, the Company will (i) maintain 100% direct ownership of the Common Securities of First of America Capital Trust; provided, however, that any successor of the Company, permitted pursuant to Article Ten, may succeed to the Company s ownership of such Common Securities, (ii) use its reasonable efforts to cause First of America Capital Trust (a) to remain a business trust, except in connection with a distribution of Securities, the redemption of all of the Trust Securities of First of America Capital Trust or certain mergers, conversions, consolidations or amalgamations, each as permitted by the Declaration of First of America Capital Trust, and (b) to continue to be treated as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Securities.

     SECTION 3.08   Payment of Expenses.

     In connection with the offering, sale and issuance of the Securities to First of America Capital Trust and in connection with the sale of the Trust Securities by First of America Capital Trust, the Company, in its capacity as borrower with respect to the Securities, shall:

          a. pay all costs and expenses relating to the offering, sale and issuance of the Securities, including commissions to the initial purchasers payable pursuant to the Purchase Agreement, all fees and expenses, to the extent provided for in the Registration Rights Agreement, in connection with any exchange offer or other action to be taken pursuant to the Registration Rights Agreement and the compensation of the Trustee in accordance with the provisions of
Section 6.06;

          b. pay all costs and expenses of First of America Capital Trust (including, but not limited to, costs and expenses relating to the organization of First of America Capital Trust, the offering, sale and issuance of the Trust Securities (including commissions to the initial purchasers in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of First of America Capital Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of First of America Capital Trust assets;

          c. be primarily and fully liable for any indemnification obligations of First of America Capital Trust arising with respect to the Declaration;

          d. pay any and all taxes (other than United States withholding taxes attributable to First of America Capital Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of First of America Capital Trust; and

          e. pay all other fees, expenses, debts and obligations (other than the Trust Securities) related to First of America Capital Trust.

     SECTION 3.9    Payment Upon Resignation or Removal.

     Upon termination of this Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued and owing to the date of such termination,





removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property
Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued and owing to the date of such termination, removal or resignation.


                            ARTICLE IV

            SECURITYHOLDERS' LISTS AND REPORTS BY THE
                      COMPANY AND THE TRUSTEE

     SECTION 4.01   Securityholders' Lists.

     The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

          a. on a semi-annual basis on each regular record date for the Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders as of such record date; and

          b. at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that no such lists need be furnished so long as the Trustee is in possession thereof by reason of its acting as Security registrar.

     SECTION 4.02   Preservation and Disclosure of Lists.

          a. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Securities (1) contained in the most recent list furnished to it as provided in Section 4.01 or (2) received by it in the capacity of Securities registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section
4.01 upon receipt of a new list so furnished.

          b. In case three or more holders of Securities (hereinafter referred to as applicants ) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities or with holders of all Securities with respect to their rights under this Indenture and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within five Business Days after the receipt of such application, at its election, either:

               (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02; or

               (2) inform such applicants as to the approximate number of holders of all Securities, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

               If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of





this Section 4.02 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of the Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          c. Each and every holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this Section 4.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

     SECTION 4.03   Reports of the Company.

          a. The Company covenants and agrees to file with the Trustee, within 15 days after the date on which the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

          b. The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

          c. The Company covenants and agrees to transmit by mail to all holders of Securities, as the names and addresses of such holders appear upon the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission.

          d. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company s compliance with any of its





covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers Certificates).

          e. So long as is required for an offer or sale of the Securities to qualify for an exemption under Rule 144A under the Securities Act, the Company shall, upon request, provide the information required by clause (d)(4) thereunder to each holder of Securities and to each beneficial owner and prospective purchaser of Securities identified by any holder of Securities, unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     SECTION 4.04   Reports by the Trustee.

          a. The Trustee shall transmit to Securityholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each January 15 following the date of this Indenture, commencing January 15, 1998, deliver to Securityholders a brief report, dated as of such January 15, which complies with the provisions of such Section 313(a).

          b. A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.


                               ARTICLE V

              REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                          ON EVENT OF DEFAULT

     SECTION 5.01   Events of Default.

     One or more of the following events of default shall constitute an Event of Default hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          a. default in the payment of any interest upon any Security or Other Debenture when it becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms hereof shall not constitute a default in the payment of interest for this purpose;

          b. default in the payment of all or any part of the principal of (or premium, if any, on) any Security or Other Debenture as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

          c. default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default hereunder;

          d. a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an





involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          e. the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

     If an Event of Default with respect to Securities at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the outstanding Securities), and upon any such declaration the same shall become immediately due and payable.

     The foregoing provisions, however, are subject to the condition that, if at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay (A) all matured installments of interest upon all the Securities and the principal of and premium, if any, on any and all Securities that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities to the date of such payment or deposit) and (B) such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and (ii) any and all Events of Default under the Indenture shall have been cured, waived or otherwise remedied as provided herein, then, in every such case, the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the holders of the Securities shall continue as though no such proceeding had been taken.

     SECTION 5.02   Payment of Securities on Default; Suit Therefor.

     The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Securities as and when the same shall have become due and payable, whether at maturity of the Securities or upon redemption





or by declaration of acceleration of maturity or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have become due and payable on all such Securities for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law and, if the Securities are held by First of America Capital Trust or a trustee of such trust, without duplication of any other amounts paid by First of America Capital Trust or trustee in respect thereof) upon the overdue installments of interest at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Securities and collect in the manner provided by law out of the property of the Company or any other obligor on the Securities wherever situated the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Securities under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Securities, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

     Nothing herein contained shall be construed to authorize the





Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

     SECTION 5.03   Application of Moneys Collected by Trustee.

     Any moneys collected by the Trustee shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     First: To the payment of costs and expenses of collection applicable to the Securities and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

     Second: To the payment of all Senior Indebtedness of the Company if and to the extent required by Article Fifteen;

     Third: To the payment of the amounts then due and unpaid upon Securities for principal of (and premium, if any) and interest on the Securities, in respect of which or for the benefit of which money has been collected, ratably, without preference of priority of any kind, according to the amounts due on such Securities for principal (and premium, if any) and interest, respectively; and

     Fourth:  To the Company.

     SECTION 5.04   Proceedings by Securityholders.

     No holder of any Security shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights





of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities.

     Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Security to receive payment of the principal of (premium, if any) and interest on such Security, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder, and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security with every other such taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     The Company and the Trustee acknowledge that pursuant to the Declaration, the holders of Capital Securities are entitled, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action with respect to any Event of Default under this Indenture and the Securities.

     SECTION 5.05   Proceedings by Trustee.

     In case an Event of Default occurs with respect to Securities and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     SECTION 5.06   Remedies Cumulative and Continuing.

     All powers and remedies given by this Article V to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Securities, and no delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein, and, subject to the provisions of Section 5.04, every power and remedy given by this Article V or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

     SECTION 5.07 Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.

     The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so





directed would be unjustly prejudicial to the holders not taking part in such action or proceeding so directed, if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Securities, the holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the holders of all of the Securities waive any past default or Event of Default and its consequences, except a default (a) in the payment of principal of or premium, if any, or interest on any of the Securities or (b) in respect of covenants or provisions hereof that cannot be modified or amended without the consent of the holder of each Security affected; provided, however, that if the Securities are held by the Property Trustee, such waiver or modification to such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the holder of each outstanding Security is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture, and the Company, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; no such waiver, however, shall extend to any subsequent or other default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.

     SECTION 5.08   Notice of Defaults.

     The Trustee shall, within 90 days after the occurrence of a Default with respect to the Securities, mail to all Securityholders, as the names and addresses of such holders appear upon the Security register, notice of all Defaults known to the Trustee, unless such Defaults shall have been cured before the giving of such notice; provided that, except in the case of a Default arising from the non-payment of the principal of or premium, if any, or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee determines in good faith that the withholding of such notice is in the interests of the Securityholders; provided further, that in the case of any Default of the character specified in
Section 5.01(c) no such notice to Securityholders shall be given until at least 60 days after the occurrence thereof, but shall be given within 90 days after such occurrence.

     SECTION 5.09   Undertaking to Pay Costs.

     All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any





Security against the Company on or after the same shall have become due and payable.


                              ARTICLE VI

                       CONCERNING THE TRUSTEE

     SECTION 6.01   Duties and Responsibilities of the Trustee.

     With respect to the holders of the Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (that has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          a. prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

               (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          b. the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          c. the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Securityholders pursuant to Section 5.07, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture and that adequate indemnity against such risk is not reasonably assured to it.






     SECTION 6.02   Reliance on Documents, Opinions, etc.

     Except as otherwise provided in Section 6.01:

          a. the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          b. any request, direction, order or demand of the Company mentioned herein may be sufficiently evidenced by an Officers
Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          c. the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          d. the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          e. the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          f. the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the outstanding Securities; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and

          g. the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

     SECTION 6.03   No Responsibility for Recitals, etc.

     The recitals contained herein and in the Securities (except in the certificate of authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Company, and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent





make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

     SECTION 6.04   Trustee, Authenticating Agent, Paying Agents,
Transfer Agents or Registrar May Own Securities.

     The Trustee or any Authenticating Agent or any paying agent or any transfer agent or any Security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, transfer agent or Security registrar.

     SECTION 6.05   Moneys to be Held in Trust.

     Subject to the provisions of Section 11.04, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by an Officer thereof.

     SECTION 6.06   Compensation and Expenses of Trustee.

     The Company, as borrower under this Indenture, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify each of the Trustee and any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold them harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 6.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or
Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section 6.06 shall survive the resignation or removal of the Trustee and the defeasance or other termination of this Indenture.

     SECTION 6.07   Officers' Certificate as Evidence.





     Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 6.08   Conflicting Interest of Trustee.

     If the Trustee has or shall acquire any conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 6.09   Eligibility of Trustee.

     The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect specified in
Section 6.10.

     SECTION 6.10   Resignation or Removal of Trustee.

          a. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of the Securities at their addresses as they shall appear on the Security register.
Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the affected Securityholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security for at least six months may, subject to the provisions of Section 5.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          b.   In case at any time any of the following shall occur --

               (1) the Trustee shall fail to comply with the provisions of Section 6.08 after written request therefor by the Company or by any Securityholder





                    who has been a bona fide holder of a Security or Securities for at least six months;

               (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

               (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of
Section 5.09, any Securityholder who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          c. The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Company objects thereto; provided, however, that if no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such removal, the Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

          d. Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

     SECTION 6.11   Acceptance by Successor Trustee.

     Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; provided, however, that on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

     No successor trustee shall accept appointment as provided in this
Section 6.11 unless at the time of such acceptance such successor





trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

     Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, the Company shall mail notice of the succession of such trustee hereunder to the holders of Securities at their addresses as they shall appear on the Security register. If the Company fails to mail such notice within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     SECTION 6.12   Successor by Merger, etc.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated. If at such time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificates shall have the full force that the Securities or this Indenture elsewhere provides that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 6.13   Limitation on Rights of Trustee as a Creditor.

     The Trustee shall comply with Section 311(a) of the Trust
Indenture Act, excluding its application to any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

     SECTION 6.14   Authenticating Agents.

     There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on its behalf and subject to its direction in the authentication and delivery of Securities issued upon exchange or registration of transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Securities; provided, that the Trustee shall have no liability to the Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Securities. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $5,000,000 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.





     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.14, the Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.14, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Securityholders as the names and addresses of such holders appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

     The Company, as borrower, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.


                             ARTICLE VII

                   CONCERNING THE SECURITYHOLDERS

     SECTION 7.01   Action by Securityholders.

     Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article Eight, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

     If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities shall be computed as of the record date;
provided, however, that no such authorization, agreement or consent by





such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

     SECTION 7.02   Proof of Execution by Securityholders.

     Subject to the provisions of Section 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Securities shall be proved by the Security Register or by a certificate of the Security registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     The record of any Securityholders meeting shall be proved in the manner provided in Section 8.06.

     SECTION 7.03   Who Are Deemed Absolute Owners

     Prior to due presentment for registration of transfer of any Security, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Security registrar may deem the Person in whose name such Security shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.06) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Security registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

     SECTION 7.04   Securities Owned by Company Deemed Not
Outstanding.

     In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities that are owned by the Company or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, except Securities held by First of America Capital Trust, or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee s right to vote such Securities and that the pledgee is not the Company or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     SECTION 7.04   Revocation of Consents; Future Holders Bound.

     At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities in connection with such action, any holder of a Security (or any Security issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the





Trustee at its principal office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Security (or so far as concerns the principal amount represented by any exchanged or substituted Security). Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.


                             ARTICLE VIII

                       SECURITYHOLDERS' MEETINGS

     SECTION 8.01   Purpose of Meetings.

     A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article Eight for any of the following purposes:

          a. to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Five;

          b. to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Six;

          c. to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

          d. to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Securities under any other provision of this Indenture or under applicable law.

     SECTION 8.02   Call of Meetings by Trustee.

     The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities at their addresses as they shall appear on the Security Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

     SECTION 8.02   Call of Meetings by Company or Securityholders.

     In case at any time the Company, pursuant to a resolution of the Board of Directors, or the holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

     SECTION 8.04   Qualifications for Voting.

     To be entitled to vote at any meeting of Securityholders, a Person shall be (a) a holder of one or more Securities or (b) a Person appointed by an instrument in writing as proxy by a holder of one or





more Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 8.05   Regulations.

     Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it deems appropriate.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

     Subject to the provisions of Section 8.04, at any meeting each holder of Securities or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     SECTION 8.06   Voting.

     The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section
8.02. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. The holders of the Securities shall vote for all purposes as a single class.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                              ARTICLE IX





                              AMENDMENTS

     SECTION 9.01   Without Consent of Securityholders.

     The Company and the Trustee may from time to time and at any time amend this Indenture, without the consent of the Securityholders, for one or more of the following purposes:

          a. to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article Ten hereof;

          b. to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Securityholders as the Board of Directors and the Trustee shall consider to be for the protection of the Securityholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

          c. to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

          d. to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture; provided, that any such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, materially adversely affect the interests of the holders of the Securities;

          e. to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities;

          f. to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Securities, and all other matters required pursuant to Section 2.07 or otherwise necessary, desirable or appropriate in connection with the issuance of Securities to holders of Capital Securities in the event of a distribution of Securities by First of America Capital Trust following a Dissolution Event;

          g. to qualify or maintain qualification of this Indenture under the Trust Indenture Act; or

          h. to make any change that does not adversely affect the rights of any Securityholder in any material respect.

     The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any amendment to this Indenture authorized by the provisions of





this Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

     SECTION 9.02   With Consent of Securityholders.

     With the consent (evidenced as provided in Section 7.01) of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time amend this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such amendment shall without the consent of the holders of each Security then outstanding and affected thereby (i) change the Maturity Date of any Security, or reduce the rate or extend the time of payment of interest thereon (except as contemplated by Article Sixteen), or reduce the principal amount thereof, or change any of the redemption provisions applicable thereto, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Securities, or impair or affect the right of any Securityholder to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such amendment to this Indenture; provided, however, that if the Securities are held by First of America Capital Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such amendment; provided, further, that if the consent of the holder of each outstanding Security is required, such amendment shall not be effective until each holder of the Trust Securities shall have consented to such amendment.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any supplemental indenture affecting such amendment, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture, unless such supplemental indenture affects the Trustee s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     SECTION 9.03 Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

     Any supplemental indenture executed pursuant to the provisions of this Article Nine shall comply with the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture





shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 9.04   Notation on Securities.

     Securities authenticated and delivered after the execution of any supplemental indenture affecting such series pursuant to the provisions of this Article Nine may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Securities then outstanding.

     SECTION 9.05 Evidence of Compliance of Supplemental Indenture to be Furnished Trustee.

     The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.


                             ARTICLE X

          CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     SECTION 10.01  Company May Consolidate, etc., on Certain Terms.

     Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company, as the case may be, or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property and assets as an entirety or substantially as an entirety to any Person if the securities issued in exchange for the Securities in such transaction shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof; provided, however, that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless
(i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company s obligations on the Securities and (ii) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     SECTION 10.02  Successor Corporation to be Substituted for
Company.

     In case of any such consolidation, merger, conveyance or transfer and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the





Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company thereupon shall be relieved of any further liability or obligation hereunder or upon the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee or the Authenticating Agent for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     SECTION 10.03  Opinion of Counsel to be Given Trustee.

     The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article Ten complies with the provisions of this Article Ten.


                             ARTICLE XI

              SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 11.01  Discharge of Indenture.

     When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid (as provided in Section 2.08)) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay on the Maturity Date or upon redemption all of the Securities (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid (as provided in Section 2.08)) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to the Maturity Date or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of or premium, if any, or interest on the Securities (1) theretofore repaid to the Company in accordance with the provisions of
Section 11.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except for the provisions of Sections 2.02, 2.07, 2.08, 3.01, 3.02, 3.04, 6.06, 6.10 and 11.04 hereof, which shall survive until such Securities shall mature and be paid. Thereafter, Sections 6.06, 6.10 and 11.04 shall survive, and the Trustee, on demand of the Company accompanied by any Officers Certificate and an Opinion of Counsel to the effect that all conditions to the satisfaction and discharge of this Indenture pursuant to this Section
11.01 have been satisfied, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably





and properly incurred by the Trustee in connection with this Indenture or the Securities.

     SECTION 11.02 Deposited Moneys and U.S. Government Obligations to be Held in Trust by Trustee.

     Subject to the provisions of Section 11.04, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Sections
11.01 or 11.05 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Securities for the payment of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Securities.

     SECTION 11.03  Paying Agent to Repay Moneys Held.

     Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Trustee) shall, upon written demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     SECTION 11.04  Return of Unclaimed Moneys.

     Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of or premium, if any, or interest on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of or premium, if any, or interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on written demand; and the holder of any of the Securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease.

     SECTION 11.05  Defeasance Upon Deposit of Moneys or U.S.
Government Obligations.

     The Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied:

          a. the Company shall have deposited or caused to be deposited irrevocably with the Trustee or the Defeasance Agent (as defined below) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Defeasance Agent, if any, to pay and discharge each installment of principal of and interest and premium, if any, on the outstanding Securities on the dates such installments of principal, interest or premium are due;

          b. if the Securities are then listed on any national securities exchange, the Company shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect





that the exercise of the option under this Section 11.05 would not cause such Securities to be delisted from such exchange;

          c. no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

          d. the Company shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that holders of the Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this Section 11.05 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

          e. the Company has delivered to the Trustee and the Defeasance Agent, if any, an Officers Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Discharged means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (i) the rights of holders of Securities to receive, from the trust fund described in clause (a) above, payment of the principal of and the premium, if any, and interest on the Securities when such payments are due; (ii) the Company's obligations with respect to the Securities under Sections 2.07, 2.08, 5.02 and 11.04; and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

          Defeasance Agent means another financial institution which is eligible to act as Trustee hereunder and which assumes all of the obligations of the Trustee necessary to enable the Trustee to act hereunder. In the event such a Defeasance Agent is appointed pursuant to this Section, the following conditions shall apply:


               (1) The Trustee shall have approval rights over the document appointing such Defeasance Agent and the document setting forth such Defeasance Agent s rights and responsibilities;

               (2) The Defeasance Agent shall provide verification to the Trustee acknowledging receipt of sufficient money and/or U.S. Government Obligations to meet the applicable conditions set forth in this Section 11.05.

     SECTION 11.05  Reinstatement.

     If the Trustee or any Defeasance Agent is unable to apply any money in accordance with Section 11.05 by reason of any legal proceeding or by reason of any order or judgement of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to 11.05 until such time as the Trustee or any Defeasance Agent is permitted to apply all such money in accordance with Section 11.05.





                            ARTICLE XII

              IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                      OFFICERS AND DIRECTORS

     SECTION 12.01  Indenture and Securities Solely Corporate
Obligations.

     No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person to the Company, either directly or through the Company, under any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.


                            ARTICLE XIII

                      MISCELLANEOUS PROVISIONS

     SECTION 13.01  Successors.

     All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

     SECTION 13.02  Official Acts by Successor Corporation.

     Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

     SECTION 13.03  Surrender of Company Powers.

     The Company by instrument in writing executed by authority of two-thirds (2/3) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor Person.

     SECTION 13.04  Address for Notices, etc.

     Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose) to the Company, 211 South Rose Street, Kalamazoo, Michigan 49007, Attention: Samuel G. Stone, Senior Vice President and Treasurer. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, addressed to the Trustee, 101 Barclay Street, 21 West, New York, New York 10286,
Attention: Corporate Trust Trustee Administration.

     SECTION 13.05  Governing Law.

     THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT
MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE





STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     SECTION 13.06  Evidence of Compliance with Conditions Precedent.

     Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 13.07  Payments on Business Days Only.

     In any case where the payment of principal of and/or premium, if any, and/or interest on the Securities is due on a date that is not a Business Day, then the payment of principal, premium and interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

     SECTION 13.08  Trust Indenture Act to Control.

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

     SECTION 13.09  Table of Contents, Headings, etc.

     The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 13.10  Execution in Counterparts.

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 13.11  Separability

     In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Securities, but this Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 13.12  Assignment.

     The Company will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the





event of any such assignment, the Company, as the case may be, will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

     SECTION 13.13  Acknowledgment of Rights.

     The Company acknowledges that, with respect to any Securities held by First of America Capital Trust or a trustee of such trust, if the Property Trustee of such trust fails to enforce its rights under this Indenture as the holder of the Securities held as the assets of First of America Capital Trust any holder of Capital Securities may institute legal proceedings directly against the Company in the form of a Direct Action in order to enforce such Property Trustee s rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other Person. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest on the Securities when due, the Company acknowledges that a holder of Capital Securities may institute a Direct Action directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest on the Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Securities.


                              ARTICLE XIV

               REDEMPTION OF SECURITIES; NO SINKING FUND

     SECTION 14.01  Special Event Redemption.

     Subject to the provisions of this Article Fourteen, if a Special Event has occurred and is continuing prior to the Initial Optional Redemption Date, then the Company shall have the right, upon (i) not less than 45 days written notice to the Trustee and (ii) not less than 30 days nor more than 60 days written notice to the Securityholders, to redeem the Securities, in whole (but not in part), within 90 days following the occurrence of such Special Event at the Special Event Redemption Price. Following a Special Event, the Company shall take such action as is necessary to promptly determine the Special Event Redemption Price, including without limitation the appointment by the Company of a Quotation Agent. The Special Event Redemption Price shall be paid by the Trustee prior to 12:00 noon, New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 10:00 a.m., New York City time, on the date such Special Event Redemption Price is to be paid.

     SECTION 14.02  Optional Redemption by Company.

          a. Subject to the provisions of this Article Fourteen, the Company shall have the right to redeem the Securities, in whole or in part, from time to time, on or after the Initial Optional Redemption Date, at a redemption price set forth below (expressed as a percentage of the outstanding principal amount to be redeemed) plus, in each case, accrued and unpaid interest thereon (including Additional Interest and Compounded Interest, if any) to the applicable date of redemption (the Optional Redemption Price) if redeemed during the 12-month period beginning January 31 of the year indicated below.
               Year                      Percentage

               2007                       104.060%
               2008                       103.654%

               2009                       103.248%

               2010                       102.842%





               2011                       102.436%

               2012                       102.030%
               2013                       101.624%

               2014                       101.218%

               2015                       100.812%
               2016                       100.406%

        2017 and thereafter               100.000%

          If the Securities are only partially redeemed pursuant to this Section 14.02, the Securities will be redeemed pro rata or by lot or by any other method as the Trustee shall determine; provided, that if at the time of redemption the Securities are registered as a Global Security, the Depositary shall determine, in accordance with its procedures, the principal amount of such Securities held by each participant (and, indirectly, beneficial owner) of a Security to be redeemed. The Optional Redemption Price shall be paid by the Trustee prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

          b. Notwithstanding the first sentence of Section 14.02(a), upon the entry of an order for dissolution of the First of America Capital Trust by a court of competent jurisdiction, the Securities thereafter will be subject to optional redemption, in whole only, but not in part, on or after the Initial Optional Redemption Date, at the applicable optional redemption price set forth in Section 14.02(a) and otherwise in accordance with this Article Fourteen.

          c. Any redemption of Securities pursuant to Section 14.01 or Section 14.02 shall be subject to the Company obtaining the prior approval of the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board.

     SECTION 14.03  No Sinking Fund.

     The Securities are not entitled to the benefit of any sinking fund.

     SECTION 14.04  Notice of Redemption; Selection of Securities.

     In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Securities in accordance with their terms, it shall fix a date for redemption and shall mail a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the Security Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     Each such notice of redemption shall specify the CUSIP number, if any, of the Securities to be redeemed, the date fixed for redemption, the redemption price at which the Securities are to be redeemed (or the method by which such redemption price is to be calculated), the place or places of payment that payment will be made upon presentation and surrender of the Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Securities are to be redeemed the notice of redemption shall specify





the numbers of the Securities to be redeemed. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

     Prior to 10:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate Redemption Price, together with accrued interest to the date fixed for redemption.

     The Company will give the Trustee notice not less than 45 days prior to the redemption date as to the aggregate principal amount of Securities to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities or portions thereof (in integral multiples of $1,000, except as otherwise set forth in the applicable form of Security) to be redeemed.

     SECTION 14.05  Payment of Securities Called for Redemption.

     If notice of redemption has been given as provided in Section 14.04, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with interest accrued to the date fixed for redemption (subject to the rights of holders of Securities on the close of business on a regular record date in respect of an Interest Payment Date occurring on or prior to the redemption date), and on and after said date (unless the Company shall default in the payment of such Securities at the Redemption Price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue. On presentation and surrender of such Securities at a place of payment specified in said notice, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to the date fixed for redemption (subject to the rights of holders of Securities on the close of business on a regular record date in respect of an Interest Payment Date occurring on or prior to the redemption date).

     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.


                              ARTICLE XV

                     SUBORDINATION OF SECURITIES

     SECTION 15.01  Agreement to Subordinate.

     The Company covenants and agrees, and each holder of Securities issued hereunder likewise covenants and agrees, that the Securities shall be issued subject to the provisions of this Article Fifteen, and each holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     The payment by the Company of the principal of and premium, if any, and interest on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or





thereafter incurred.

     No provision of this Article Fifteen shall prevent the occurrence of any Default or Event of Default hereunder.

     SECTION 15.02  Default on Senior Indebtedness.

     In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Securities.

     In the event of the acceleration of the maturity of the Securities, then no payment shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Securities until the holders of all Senior Indebtedness outstanding at the time of such acceleration shall receive payment in full of all Senior Indebtedness (including any amounts due upon acceleration).

     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraphs of this Section 15.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing, within 90 days of such payment, of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.

     SECTION 15.03  Liquidation; Dissolution; Bankruptcy.

     Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Securityholders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article Fifteen, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full, in money or money s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders or to the Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character,





whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

     For purposes of this Article Fifteen, the words cash, property or securities shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Fifteen with respect to the Securities to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article Ten of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 15.03 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article Ten of this Indenture. Nothing in Section 15.02 or in this Section 15.03 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 6.06 of this Indenture.

     SECTION 15.04  Subrogation.

     Subject to the payment in full of all Senior Indebtedness, the rights of the Securityholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders or the Trustee would be entitled except for the provisions of this Article Fifteen, and no payment over pursuant to the provisions of this Article Fifteen to or for the benefit of the holders of such Senior Indebtedness by Securityholders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Fifteen are and are intended solely for the purposes of defining the relative rights of the holders of the Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

     Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and





creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fifteen of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article Fifteen, the Trustee, subject to the provisions of Article Six of this Indenture, and the Securityholders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Securityholders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

     SECTION 15.05  Trustee to Effectuate Subordination.

     Each Securityholder by such Securityholder's acceptance thereof authorizes and directs the Trustee on such Securityholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fifteen and appoints the Trustee such Securityholder s attorney-in-fact for any and all such purposes.

     SECTION 15.06  Notice by the Company.

     The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fifteen. Notwithstanding the provisions of this Article Fifteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fifteen, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article Six of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 15.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     The Trustee, subject to the provisions of Article Six of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders.
In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or





distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fifteen, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Upon any payment or distribution of assets of the Company referred to in this Article Fifteen, the Trustee and the Securityholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Securityholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

     SECTION 15.07  Rights of the Trustee; Holders of Senior
Indebtedness.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fifteen in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fifteen, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article Six of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Securityholders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Fifteen or otherwise.

     Nothing in this Article Fifteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06.

     SECTION 15.08  Subordination May Not Be Impaired.

     No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article Fifteen or the obligations hereunder of the holders of the Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change





the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.


                              ARTICLE XVI

                 EXTENSION OF INTEREST PAYMENT PERIOD

     SECTION 16.01  Extension of Interest Payment Period.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 10 consecutive semiannual periods, including the first such semi-annual period during such extension period (the Extended Interest Payment Period), during which Extended Interest Payment Period no interest shall be due and payable; provided, that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 16.01, will bear interest thereon at the Coupon Rate compounded semi-annually for each semi-annual period of the Extended Interest Payment Period (Compounded Interest). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Securities, including any Additional Interest and Compounded Interest (together, Deferred Interest) that shall be payable to the holders of the Securities in whose names the Securities are registered in the Security Register on the record date immediately preceding the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment Period; provided that such period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 10 consecutive semi-annual periods, including the first such semi-annual period during such Extended Interest Payment Period, or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and the payment of all Deferred Interest then due, the Company may elect to commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

     SECTION 16.02  Notice of Extension.

          a. If the Property Trustee is the only registered holder of the Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its election of such Extended Interest Payment Period at least five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by First of America Capital Trust would have been payable except for such election, and
(ii) the date First of America Capital Trust is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or to holders of the Capital Securities issued by First of America Capital Trust, but in any event at least five Business Days before such record date.

          b. If the Property Trustee is not the only holder of the Securities at the time the Company elects an Extended Interest Payment





Period, the Company shall give the holders of the Securities and the Trustee written notice of its election of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, and (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any national securities exchange.

          c. The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 16.02 shall be counted as one of the 10 semi-annual periods permitted in the maximum Extended Interest Payment Period permitted under Section 16.01.

     The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, each of the undersigned has caused this Indenture to be duly executed as of the day and year first above written.


                         FIRST OF AMERICA BANK CORPORATION


                         By:  /s/ Samuel G. Stone
                              Name:
                              Title:


                         THE BANK OF NEW YORK,
                              as Trustee


                         By:  /s/ Mary Jane Morrissey
                              Name:  MARY JANE MORRISSEY
                              Title:  VICE PRESIDENT





                                                       EXHIBIT A

                       (FORM OF FACE OF SECURITY)

     [IF THIS SECURITY IS A GLOBAL SECURITY, INSERT: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (DTC) OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER PERSON AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

          [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT) OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE RESALE RESTRICTION TERMINATION DATE) WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRST OF AMERICA BANK CORPORATION (THE COMPANY) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
(C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (RULE 144A), TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION, AND (ii) PURSUANT TO CLAUSE (D), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE COMPANY. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]





                                                    No. R-________


                FIRST OF AMERICA BANK CORPORATION
               8.12% JUNIOR SUBORDINATED DEFERRABLE
          INTEREST DEBENTURE DUE JANUARY 31, 2027, SERIES __

     First of America Bank Corporation, a Michigan corporation (the Company, which term includes any successor Person under the
Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Property Trustee of First of America Capital Trust I, or registered assigns, the principal sum
of [                                 ] Dollars ($[          ]) on
January 31, 2027 (the Maturity Date), unless previously redeemed, and to pay interest on the outstanding principal amount hereof from January 28, 1997, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on January 31 and July 31 of each year, commencing July 31, 1997 (each, an Interest Payment Date), at the rate of 8.12% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. In the event that any date on which the principal of (or premium, if any) or interest on this Security is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the month in which the relevant interest payment date falls. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of (and premium, if any) and interest on this Security shall be payable at the office or agency of the Trustee in The City of New York, maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company by (i) check mailed to the holder at such address as shall appear in the Security Register or (ii) transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Security is First of America Capital Trust I or the Property Trustee thereof, the payment of the principal of (and premium, if any) and interest on this Security will be made in immediately available funds at such place and to such account as may be designated by such Property Trustee.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment





to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be executed.

                              FIRST OF AMERICA BANK CORPORATION


Dated:  January 28, 1997                By: _______________________
                                        Name:
                                        Title:

Attest:


By:  ______________________________
     Name:
     Title:





                          CERTIFICATE OF AUTHENTICATION


          This is one of the Securities referred to in the within-mentioned Indenture.



THE BANK OF NEW YORK,
     as Trustee


By:______________________________
     Authorized Signatory





                       (FORM OF REVERSE OF SECURITY)

     This Security is one of the Securities of the Company (herein sometimes referred to as the Securities), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of January 28, 1997 (the (Indenture), duly executed and delivered between the Company and The Bank of New York, as Debenture Trustee (the Trustee), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

     Upon the occurrence and continuation of a Special Event prior to January 31, 2007, the Company shall have the right to redeem this Security in whole (but not in part) at the Special Event Redemption Price. Special Event Redemption Price shall mean an amount in cash equal to the greater of (i) 100% of the principal amount hereof or
(ii) the sum, as determined by a Quotation Agent, of the present values of 104.060% of the principal amount hereof, together with scheduled payments of interest hereon for the Remaining Life, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption.

     In addition, the Company shall have the right to redeem this Security, in whole or (subject to Section 14.02(b) of the Indenture) in part, at any time on or after January 31, 2007, at the Optional Redemption Price as set forth below (expressed as a percentage of the outstanding principal amount to be redeemed) plus, in each case, accrued and unpaid interest thereon (including Additional Interest and Compounded Interest, if any) to the applicable date of redemption if redeemed during the 12-month period beginning January 31 of the year indicated below.
               Year                      Percentage

               2007                       104.060%
               2008                       103.654%

               2009                       103.248%
               2010                       102.842%

               2011                       102.436%
               2012                       102.030%

               2013                       101.624%
               2014                       101.218%

               2015                       100.812%
               2016                       100.406%

        2017 and thereafter               100.000%

     The Optional Redemption Price or the Special Event Redemption Price, as the case requires, shall be paid by the Trustee prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the applicable Redemption Price by 10:00 a.m., New York City time, on the date such Redemption Price is to be paid. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days prior written notice to the holder hereof. If this Security is only partially redeemed by the Company in accordance with the terms hereof, this Security will be redeemed pro rata or by lot or by any other method as the Trustee shall determine.

     In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

     Notwithstanding the foregoing, any redemption of this Security by





the Company shall be subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") if such approval is then required under capital guidelines or policies of the Federal Reserve Board.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of each holder of Securities then outstanding and affected thereby, (i) change the Maturity Date of any Securities, or reduce the principal amount thereof, or change any redemption provisions applicable thereto, or reduce the rate or extend the time of payment of interest thereon (subject to Article Sixteen of the Indenture), or make the principal of, or interest or premium on, the Securities payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to institute suit for the payment thereof, or
(ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securities then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period, and not to extend beyond the Maturity Date of the Securities (an Extended
Interest Payment Period ), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended
Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extended Interest Payment Period, or extend beyond the Maturity Date of the Securities. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts





then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

     The Company has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company s capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities or any Subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the exchange or conversion of such capital stock or the security being exchanged or converted and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time
(1) there shall have occurred any event of which the Company has actual knowledge that (A) constitutes a Default or an Event of Default and (B) in respect of which the Company shall not have taken reasonable steps to cure, (2) if the Securities are held by First of America Capital Trust or the Property Trustee thereof, the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or (3) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period and any such extension shall be continuing.

     The Company will have the right at any time to terminate the First of America Capital Trust I and cause the Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust subject to (i) the prior approval of the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board and (ii) the Company having received an opinion of counsel experienced in such matters to the effect that such distribution will not be a taxable event to such holders.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and the registrar may deem and treat the holder hereof as the absolute owner hereof
(whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the





Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to Section 2.06 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     All terms used but not defined in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.





                                                           Exhibit 4.2

                    (FORM OF FACE OF SECURITY)


  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ( DTC ) OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER PERSON AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.






No. R-001


                   FIRST OF AMERICA BANK CORPORATION
                  8.12% JUNIOR SUBORDINATED DEFERRABLE
            INTEREST DEBENTURE DUE JANUARY 31, 2027, SERIES B


  First of America Bank Corporation, a Michigan corporation (the Company, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Property Trustee of First of America Capital Trust I, or registered assigns, the principal sum of One Hundred Fifty-Four Million Six Hundred Forty Thousand Dollars ($154,640,000) on January 31, 2027 (the Maturity Date), unless previously redeemed, and to pay interest on the outstanding principal amount hereof from January 28, 1997, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on January 31 and July 31 of each year, commencing July 31, 1997 (each, an Interest Payment Date ), at the rate of 8.12% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. In the event that any date on which the principal of (or premium, if any) or interest on this Security is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the month in which the relevant interest payment date falls. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

  The principal of (and premium, if any) and interest on this Security shall be payable at the office or agency of the Trustee in The City of New York, maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company by (i) check mailed to the holder at such address as shall appear in the Security Register or (ii) transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Security is First of America Capital Trust I or the Property Trustee thereof, the payment of the principal of (and premium, if any) and interest on this Security will be made in immediately available funds at such place and to such account as may be designated by such Property Trustee.





  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

  This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

  The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

  IN WITNESS WHEREOF, the Company has caused this Security to be executed.


                                        FIRST OF AMERICA BANK
CORPORATION


Dated:  May____, 1997                   By:
                                        Name:
                                        Title:

Attest:


By:
Name:
Title:






               PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION


  This is one of the Securities referred to in the within-mentioned
Declaration.


Dated:

                                             THE BANK OF NEW YORK,
                                                as Property Trustee


                                             By:
                                                  Authorized Signatory






                      (FORM OF REVERSE OF SECURITY)


  This Security is one of the Securities of the Company (herein sometimes referred to as the Securities ), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of January 28, 1997 (the Indenture ), duly executed and delivered between the Company and The Bank of New York, as Debenture Trustee (the Trustee ), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

  Upon the occurrence and continuation of a Special Event prior to January 31, 2007, the Company shall have the right to redeem this Security in whole (but not in part) at the Special Event Redemption
Price.   Special Event Redemption Price  shall mean an amount in cash equal to the greater of (i) 100% of the principal amount hereof or
(ii) the sum, as determined by a Quotation Agent, of the present values of 104.060% of the principal amount hereof, together with scheduled payments of interest hereon for the Remaining Life, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption.

  In addition, the Company shall have the right to redeem this Security, in whole or (subject to Section 14.02(b) of the Indenture) in part, at any time on or after January 31, 2007, at the Optional Redemption Price as set forth below (expressed as a percentage of the outstanding principal amount to be redeemed) plus, in each case, accrued and unpaid interest thereon (including Additional Interest and Compounded Interest, if any) to the applicable date of redemption if redeemed during the 12-month period beginning January 31 of the year indicated below.

               Year                      Percentage

               2007                       104.060%
               2008                       103.654%

               2009                       103.248%
               2010                       102.842%

               2011                       102.436%
               2012                       102.030%

               2013                       101.624%
               2014                       101.218%

               2015                       100.812%
               2016                       100.406%

        2017 and thereafter               100.000%

  The Optional Redemption Price or the Special Event Redemption
Price, as the case requires, shall be paid by the Trustee prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the applicable Redemption Price by 10:00 a.m., New York City time, on the date such Redemption Price is to be paid. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days prior written notice to the holder hereof. If this Security is only partially redeemed by the Company in accordance with the terms hereof, this Security will be redeemed pro rata or by lot or by any other method as the Trustee shall determine.

  In the event of redemption of this Security in part only, a new
Security or Securities for the unredeemed portion hereof will be





issued in the name of the holder hereof upon the cancellation hereof.

  Notwithstanding the foregoing, any redemption of this Security by the Company shall be subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") if such approval is then required under capital guidelines or policies of the Federal Reserve Board.

  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of each holder of Securities then outstanding and affected thereby, (i) change the Maturity Date of any Securities, or reduce the principal amount thereof, or change any redemption provisions applicable thereto, or reduce the rate or extend the time of payment of interest thereon (subject to Article Sixteen of the Indenture), or make the principal of, or interest or premium on, the Securities payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to institute suit for the payment thereof, or
(ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securities then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.

  The Company shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period, and not to extend beyond the Maturity Date of the Securities (an Extended
Interest Payment Period ), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extended Interest Payment Period, or





extend beyond the Maturity Date of the Securities. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

  The Company has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company s capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities or any Subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, (d) as a result of a reclassification of the Company s capital stock or the exchange or the conversion of one class or series of the Company s capital stock for another class or series of the Company s capital stock, (e) the purchase of fractional interests in shares of the Company s capital stock pursuant to the exchange or conversion of such capital stock or the security being exchanged or converted and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time
(1) there shall have occurred any event of which the Company has actual knowledge that (A) constitutes a Default or an Event of Default and (B) in respect of which the Company shall not have taken reasonable steps to cure, (2) if the Securities are held by First of America Capital Trust or the Property Trustee thereof, the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or (3) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period and any such extension shall be continuing.

  The Company will have the right at any time to terminate the First of America Capital Trust I and cause the Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust subject to (i) the prior approval of the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board and (ii) the Company having received an opinion of counsel experienced in such matters to the effect that such distribution will not be a taxable event to such holders.

  The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

  Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and the registrar





may deem and treat the holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to Section 2.06 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any registrar shall be affected by any notice to the contrary.

  No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

  All terms used but not defined in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

  THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.






                                                           Exhibit 4.3


                          State of Delaware                     PAGE 1
                  Office of the Secretary of State


  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "FIRST OF AMERICA
CAPITAL TRUST I", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF
JANUARY, A.D. 1997, AT 8:30 O'CLOCK A.M.



     [seal]                                       /s/  Edward J. Freel
                                                       Edward J.
Freel,
                                                        Secretary of
State




2707282  8100                          AUTHENTICATION:   8288153

971015978                                        Date:  01-16-97






                     CERTIFICATE OF TRUST


  The undersigned, the trustees of First of America Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

  (a)     The name of the business trust being formed hereby (the
          "Trust") is "First of America Capital Trust I."

  (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

             The Bank of New York (Delaware)
             White Clay Center, Route 273
             Newark, Delaware  19711

  (c) This Certificate of Trust shall be effective as of the date of the filing.


Dated:  January 15, 1997

                                             /s/ Thomas W. Lambert
                                             Name:  Thomas W. Lambert
                                             Title:  Regular Trustee

                                             /s/ Samuel G. Stone
                                             Name:  Samuel G. Stone
                                             Title:  Regular Trustee

                                             /s/ John H. Miner
                                             Name:  John H. Miner
                                             Title:  Regular Trustee

                                             The Bank of New York
(Delaware)

                                             By:/s/ Mary Jane
Morrissey

                                             Name: Mary Jane Morrissey

                                             Title: Vice President






                                                          EXHIBIT 4.4



DECLARATION OF TRUST

Dated as of January 16, 1997






DECLARATION OF TRUST
OF

FIRST OF AMERICA CAPITAL TRUST I

January 16, 1997


  DECLARATION OF TRUST ("Declaration") dated and effective as of January 16, 1997 by the Trustees (as defined herein), the Sponsor (as defined herein), and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

  WHEREAS, the Trustees and the Sponsor desire to establish a trust (the "Trust") pursuant to the Business Trust Act (as defined herein) for the sole purpose of (i) issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust
(ii) holding certain Debentures of the Debenture Issuer (each as defined herein) and (iii) engaging in only those other activities necessary, advisable or incidental thereto; and

  NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Act and that this Declaration constitutes the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                              ARTICLE I
                             DEFINITIONS

SECTION 1.1                        Definitions

  Unless the context otherwise requires:

  (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

  (b) a term defined anywhere in this Declaration has the same meaning throughout;

  (c) all references to "the Declaration" or "this Declaration" are to this Declaration of Trust as modified, supplemented or amended from time to time;

  (d) all references in this Declaration to Articles and Sections are to Articles and Sections of this Declaration unless otherwise specified;

  (e) a reference to the singular includes the plural and vice versa;

  (f) a reference to any Person shall include its successors and assigns;

  (g) a reference to any agreement or instrument shall mean such agreement or instrument as supplemented, modified, amended and restated and in effect from time to time; and

  (h) a reference to any statute, law, rule or regulation, shall include any amendments thereto and any successor, statute, law, rule or regulation.

  "Administrative Trustee" means any Trustee other than the Delaware Trustee and the Property Trustee (and which are sometimes referred to herein and in the Certificate of Trust as the "Regular Trustees").
  "FOA" means First of America Bank Corporation, a Michigan





Corporation or any successor entity in a merger.

  "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

  "Business Day" means any day other than a day on which banking institutions in The City of New York, New York are authorized or required by any applicable law or executive order to close.

  "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

  "Capital Security" means a security representing an undivided interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

  "Certificate of Trust" has the meaning set forth in Section 2.7.

  "Commission" means the Securities and Exchange Commission.

  "Common Security" means a security representing an undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

  "Company Indemnified Person" means (a) any Administrative Trustee;
(b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee; or (d) any employee or agent of the Trust or its Affiliates.

  "Covered Person" means any trustee, officer, director, shareholder, partner, member, representative, employee or agent of the Trust or the Trust's Affiliates.

  "Debenture Issuer" means FOA in its capacity as the issuer of the Debentures under the Indenture.

  "Debentures" means Debentures to be issued by the Debenture Issuer and acquired by the Trust.

  "Debenture Trustee" means the original trustee under the Indenture until a successor is appointed thereunder, and thereafter means any such successor trustee.

  "Delaware Trustee" has the meaning set forth in Section 3.1.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

  "Fiduciary Indemnified Person" has the meaning set forth in Section
4.3(b).

  "Indemnified Person" means a Company Indemnified Person or a
Fiduciary Indemnified Person.

  "Indenture" means the indenture to be entered into between FOA and the Debenture Trustee pursuant to which the Debentures are to be issued.

  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

  "Property Trustee" has the meaning set forth in Section 3.1.

  "Securities" means collectively the Common Securities and the Capital Securities.

  "Securities Act" means the Securities Act of 1933, as amended from





time to time, or any successor legislation.

  "Sponsor" means FOA in its capacity as sponsor of the Trust.

  "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

                            ARTICLE II
                           ORGANIZATION

SECTION 2.1                        Name

  The Trust created by this Declaration is named "First of America Capital Trust I". The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

SECTION 2.2                        Office

  The address of the principal office of the Trust is First of America Capital Trust I, c/o First of America Bank Corporation, 211 South Rose Street, Kalamazoo, MI 49007, Attention: Samuel G. Stone, Administrative Trustee. On ten Business Days written notice to the holders of Securities, the Administrative Trustees may designate another principal office.

SECTION 2.3                        Purpose

  The exclusive purposes and functions of the Trust are (a) to issue and sell Securities, (b) purchase and hold certain Debentures of the Debenture Issuer and (c) engage in only those other activities necessary, advisable or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 2.4                        Authority

  Subject to the limitations provided in this Declaration, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust. In dealing with the Administrative Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Administrative Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Administrative Trustees as set forth in this Declaration.





SECTION 2.5                        Title to Property of the Trust

  Legal title to all assets of the Trust shall be vested in the Trust.

SECTION 2.6                        Powers of the Trustees

  The Administrative Trustees shall have the exclusive power and authority to cause the Trust to engage in the following activities:

  (a)  to issue and sell the Capital Securities and the Common
Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Capital Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities;

  (b)  in connection with the issue and sale of the Capital
Securities, at the direction of the Sponsor, to:

     (i) execute, if necessary, an offering memorandum (the "Offering Memorandum") in preliminary and final form prepared by the Sponsor, in relation to the offering and sale of Capital Securities (i) to qualified institutional buyers in reliance on Rule 144A under the Securities Act, (ii) to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
  Act), and (iii) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act;

     (ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Capital Securities in any state or foreign jurisdiction in which the Sponsor has determined to qualify or register such Capital Securities for sale;

      (iii) execute and deliver letters, documents, or instruments with and to The Depository Trust Company relating to the Capital Securities;

     (iv) execute and enter into subscription agreements, purchase agreements, registration rights agreements and other related agreements providing for the sale of the Common Securities and the Capital Securities;

  (c) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

  (d) to incur expenses that are necessary or incidental to carry out any of the purposes of this Declaration, which expenses shall be paid for by the Sponsor in all respects; and

  (e) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

SECTION 2.7                        Filing of Certificate of Trust

  On or after the date of execution of this Declaration, the Trustees shall cause the filing of the Certificate of Trust for the Trust in the form attached hereto as Exhibit A (the "Certificate of Trust") with the Secretary of State of the State of Delaware.

SECTION 2.8                        Duration of Trust

  The Trust, absent termination pursuant to the provisions of Section 5.2, shall have existence for thirty-one (31) years from the date hereof.

SECTION 2.9                        Responsibilities of the Sponsor





  In connection with the issue and sale of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

  (a) to prepare the Offering Memorandum, including any amendments or supplements thereto;

  (b) to determine the state and foreign jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such states and foreign jurisdictions; and

  (c) to negotiate the terms of subscription agreements, purchase agreements, registration rights and other related agreements providing for the sale of the Common Securities and Capital Securities.

SECTION 2.10 Declaration Binding on Holders of Securities

  Every Person by virtue of having become a holder of a Security or any interest therein in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.






                            ARTICLE III
                              TRUSTEES

SECTION 3.1                        Trustees

  The number of Trustees initially shall be four, and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any time; provided, however that the number of Trustees shall in no event be less than two; provided further that one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or which, if not a natural person, is an entity which has its principal place of business in the State of Delaware (the "Delaware Trustee") and that there shall be at least one
Administrative Trustee who is an employee or officer of, or is affiliated with, the Sponsor.

  Except as expressly set forth in this Declaration, any power of such Administrative Trustees may be exercised by, or with the consent of, one Administrative Trustee.

          The initial Administrative Trustees shall be:

          Thomas W. Lambert
          Samuel G. Stone
          John H. Miner

          The initial Delaware Trustee shall be:

          The Bank of New York (Delaware)

  Prior to the issuance of the Capital Securities and the Common Securities, the Sponsor shall appoint another trustee (the "Property Trustee") meeting the requirements of the Trust Indenture Act of 1939, as amended, by the execution of an amendment to this Declaration executed by the Administrative Trustees, the Sponsor, the Property Trustee and the Delaware Trustee.

SECTION 3.2                        Delaware Trustee.

  Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrative Trustees described in this Declaration. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act. Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be liable for the acts or omissions to act of the Trust or of the Administrative Trustees and shall not be liable for its own acts or omissions to act except such acts as the Delaware Trustee is expressly obligated to undertake under this Declaration or the Business Trust Act and except for the negligence or willful misconduct of the Delaware Trustee. The Delaware Trustee may resign by giving ten days prior written notice of such resignation to the Sponsor; provided, however, that no such resignation shall be effective until a successor Delaware trustee has been appointed and accepted such appointment.

SECTION 3.3                        Execution of Documents.

  (a) Unless otherwise determined by the Administrative Trustees, and except as otherwise required by the Business Trust Act, any Administrative Trustee is authorized to execute on behalf of the Trust any documents which the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 2.6; and

  (b) an Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Administrative Trustees have power and authority to cause the





Trust to execute pursuant to Section 2.6.

SECTION 3.4                        Not Responsible for Recitals or
Sufficiency of
             Declaration

  The recitals contained in this Declaration shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration.

                          ARTICLE IV
                  LIMITATION OF LIABILITY OF
           HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 4.1                        Exculpation.

  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions; and

  (b) an Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Securities might properly be paid.

SECTION 4.2                        Fiduciary Duty.

  (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;

  (b)     unless otherwise expressly provided herein:

     (i) whenever a conflict of interest exists or arises between Covered Persons; or

     (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person,





the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise; and

  (c) whenever in this Declaration an Indemnified Person is permitted or required to make a decision;

     (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

     (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 4.3                        Indemnification.

  (a) (i) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (ii) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

  (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 4.3(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.





  (iv)  Any indemnification under paragraphs (i) and (ii) of this
Section 4.3(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security holder of the Trust.

  (v) Expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 4.3(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 4.3(a) Notwithstanding the foregoing , no advance shall be make by the Sponsor if a determination is reasonably and promptly made (i) by the Administrative Trustees by a majority vote of a quorum of disinterested Administrative Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security holder of the Trust, that based upon the facts known to the Administrative Trustees, counsel or the Common Security holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or the Common Security holder reasonably determine that such person deliberately breached his duty to the Trust or the Common Security holder or the Capital Security holders.

  (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 4.3(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Sponsor or Capital Security holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 4.3(a) shall be deemed to be provided by a contract between the Sponsor and each Company Indemnified Person who serves in such capacity at any time while this Section 4.3(a) is in effect. Any repeal or modification of this Section 4.3(a) shall not affect any rights or obligations then existing.

  (vii) The Sponsor or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Sponsor would have the power to indemnify him against such liability under the provisions of this Section 4.3(a).

  (viii)  For purposes of this Section 4.3(a), references to "the
Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 4.3(a) with respect to the resulting or surviving entity as he would have with respect to such constituent





entity if its separate existence had continued.

  (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 4.3(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Company Indemnified Person and shall innure to the benefit of the heirs, executors and administrators of such a Person.

  (b)  The Sponsor agrees to indemnify the (i) the Delaware Trustee,
(ii) any Affiliate of the Delaware Trustee, and (iii) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee (each of the Persons in (i) through (iii) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 4.3(b) shall survive the resignation or removal of the Delaware Trustee and the termination of this Declaration.

SECTION 4.4                        Outside Businesses.

  Any Covered Person, the Sponsor and the Delaware Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor or the Delaware Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor and the Delaware Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person and the Delaware Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for or may act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                           ARTICLE V
             AMENDMENTS, TERMINATION, MISCELLANEOUS

SECTION 5.1                        Amendments.

  At any time before the issue of any Securities, this Declaration may be amended by, and only by, a written instrument executed by all of the Trustees and the Sponsor.

SECTION 5.2                        Termination of Trust.

  (a)  The Trust shall dissolve and be of no further force or effect:

     (i)  upon the bankruptcy of the Sponsor;

     (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the revocation of the Sponsor's charter;

      (iii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust; and

     (iv) before the issuance of any Securities, with the consent of all of the Trustees and the Sponsor.





  (b) As soon as is practicable after the occurrence of an event referred to in Section 5.2(a), the Trustees shall, after satisfying all obligations of the Trust in accordance with applicable law, file a certificate of cancellation with the Secretary of State of the State of Delaware and the Trust shall terminate.

SECTION 5.3                        Governing Law.

  THIS DECLARATION AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

SECTION 5.4                        Headings.

  Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 5.5                        Successors and Assigns.

  Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

SECTION 5.6                        Partial Enforceability.

  If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which its is held invalid, shall not be affected thereby.

SECTION 5.7                        Counterparts.

  This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as through one, and they shall have the same force and effect as though all of the signers had signed a single signature page.





  IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.



                                        /s/ Thomas W. Lambert
                                        Name: Thomas W. Lambert
                                        As Administrative Trustee

                                   /s/ Samuel G. Stone
                                   Name:  Samuel G. Stone
                                   As Administrative Trustee

                                   /s/ John H. Miner
                                   Name:  John H. Miner
                                   As Administrative Trustee


                                   The Bank of New York (Delaware)


                                   By:/s/ Joseph G. Ernst
                                   Name:  Joseph G. Ernst
                                   Title: Assistant Vice President


                                   First of America Bank Corporation,
                                   as Sponsor
                                   By: /s/ Samuel G. Stone
                                   Name:  Samuel G. Stone
                                   Title: Senior Vice President and
                                        Treasurer





                                         Exhibit I



CERTIFICATE OF TRUST


  The undersigned, the trustees of First of America Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

(a) The name of the business trust being formed hereby (the "Trust") is "First of America Capital Trust I."

(b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

     The Bank of New York (Delaware)
     White Clay Center, Route 273
     Newark, Delaware  19711

(c) This Certificate of Trust shall be effective as of the date of the filing.

Dated:  January [ ], 1997



                                   Name:  Thomas W. Lambert
                                   Title:  Regular Trustee

                                   Name:  Samuel G. Stone
                                   Title:  Regular Trustee


                                   Name:  John H. Miner
                                   Title:  Regular Trustee

                                   The Bank of New York (Delaware)


                                   By:
                                   Name:
                                   Title:






                                                           EXHIBIT 4.5


                     AMENDED AND RESTATED DECLARATION

                                OF TRUST

                                   OF

                     FIRST OF AMERICA CAPITAL TRUST I




                      Dated as of January 28, 1997






                         TABLE OF CONTENTS


                                                                  Page
                             ARTICLE I.

SECTION 1.1  Definitions                                          2

                             ARTICLE II.
                        TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application                    10
SECTION 2.2  Lists of Holders of Securities                      10
SECTION 2.3  Reports by the Property Trustee                     11
SECTION 2.4  Periodic Reports to Property Trustee                11
SECTION 2.5  Evidence of Compliance with Conditions Precedent    11
SECTION 2.6  Events of Default; Waiver                           11
SECTION 2.7  Event of Default; Notice                            13

                          ARTICLE III.
                          ORGANIZATION

SECTION 3.1  Name                                                14
SECTION 3.2  Office                                              14
SECTION 3.3  Purpose                                             14
SECTION 3.4  Authority                                           14
SECTION 3.5  Title to Property of the Trust                      14
SECTION 3.6  Powers and Duties of the Administrative Trustees    15
SECTION 3.7  Prohibition of Actions by the Trust
             and the Trustees                                    18
SECTION 3.8  Powers and Duties of the Property Trustee           19
SECTION 3.9  Certain Duties and Responsibilities of the Property
             Trustee                                             21
SECTION 3.10 Certain Rights of Property Trustee                  23
SECTION 3.11 Delaware Trustee                                    25
SECTION 3.12 Execution of Documents                              25
SECTION 3.13 Not Responsible for Recitals or
             Issuance of Securities                              25
SECTION 3.14 Duration of Trust                                   26
SECTION 3.15 Mergers                                             26

                              ARTICLE IV.
                               SPONSOR

SECTION 4.1  Sponsor's Purchase of Common Securities             28
SECTION 4.2  Responsibilities of the Sponsor                     28
SECTION 4.3  Right to Proceed                                    28


                              ARTICLE V.
                               TRUSTEES

SECTION 5.1  Number of Trustees: Appointment of Co-Trustee       29
SECTION 5.2  Delaware Trustee                                    29
SECTION 5.3  Property Trustee: Eligibility                       30
SECTION 5.4  Certain Qualifications of Administrative
             Trustees and Delaware Trustee Generally             31
SECTION 5.5  Administrative Trustees                             31
SECTION 5.6  Appointment, Removal and Resignation of Trustees    31
SECTION 5.7  Vacancies among Trustees                            33
SECTION 5.8  Effect of Vacancies                                 33
SECTION 5.9  Meetings                                            34
SECTION 5.10 Delegation of Power                                 34
SECTION 5.11 Merger, Conversion, Consolidation or
             Succession to Business                              34

                              ARTICLE VI.
                             DISTRIBUTIONS

SECTION 6.1  Distributions                                       35





                             ARTICLE VII.
                        ISSUANCE OF SECURITIES

SECTION 7.1  General Provisions Regarding Securities             35
SECTION 7.2  Execution and Authentication                        36
SECTION 7.3  Form and Dating                                     37
SECTION 7.4  Registrar, Paying Agent and Exchange Agent          38
SECTION 7.5  Paying Agent to Hold Money in Trust                 39
SECTION 7.6  Replacement Securities                              39
SECTION 7.7  Outstanding Capital Securities                      39
SECTION 7.8  Capital Securities in Treasury                      40
SECTION 7.9  Temporary Securities                                40
SECTION 7.10 Cancellation                                        41
SECTION 7.11 CUSIP Numbers                                       41

                             ARTICLE VIII.
                         TERMINATION OF TRUST

SECTION 8.1  Termination of Trust                                42



                              ARTICLE IX.
                         TRANSFER OF INTERESTS

SECTION 9.1  Transfer of Securities                              43
SECTION 9.2  Transfer Procedures and Restrictions                43
SECTION 9.3  Deemed Security Holders                             51
SECTION 9.4  Book Entry Interests                                52
SECTION 9.5  Notices to Clearing Agency                          52
SECTION 9.6  Appointment of Successor Clearing Agency            52

                             ARTICLE X.
                     LIMITATION OF LIABILITY OF
             HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1 Liability.                                          53
SECTION 10.2 Exculpation.                                        53
SECTION 10.3 Fiduciary Duty                                      54
SECTION 10.4 Indemnification                                     55
SECTION 10.5 Compensation of Property Trustee
             and Delaware Trustee.                               57
SECTION 10.6 Outside Businesses                                  58

                              ARTICLE XI.
                              ACCOUNTING

SECTION 11.1 Fiscal Year                                         58
SECTION 11.2 Certain Accounting Matters                          58
SECTION 11.3 Banking                                             59
SECTION 11.4 Withholding                                         59

                              ARTICLE XII.
                        AMENDMENTS AND MEETINGS

SECTION 12.1 Amendments                                          60
SECTION 12.2 Meetings of the Holders of Securities; Action by
             Written Consent                                     62

                             ARTICLE XIII.
                  REPRESENTATIONS OF PROPERTY TRUSTEE
                          AND DELAWARE TRUSTEE

SECTION 13.1 Representations and Warranties of Property Trustee  63
SECTION 13.2 Representations and Warranties of Delaware Trustee  64


                             ARTICLE XIV.
                         REGISTRATION RIGHTS

SECTION 14.1 Registration Rights Agreement; Liquidated Damages   65





                              ARTICLE XV.
                             MISCELLANEOUS

SECTION 15.1 Notices                                             67
SECTION 15.2 Governing Law                                       68
SECTION 15.3 Intention of the Parties                            68
SECTION 15.4 Headings                                            68
SECTION 15.5 Successors and Assigns                              68
SECTION 15.6 Partial Enforceability                              68
SECTION 15.7 Counterparts                                        68





                          CROSS-REFERENCE TABLE*


Section of
Trust Indenture Act
Section of
of 1939, as amended
Declaration

310(c)    Section 5.3
311(a)    Section 2.2
311(b)    Section 2.2
312(b)    Section 2.2
313  Section 2.3
314  Section 2.4
314(a)    Section 3.6
314(c)    Section 2.5
314(e)    Section 1.1
315  Section 3.9
316(a)    Section 2.6
316(c)    Section 3.6
317(a)    Section 3.8
317(b)    Section 3.8
318  Section 2.1



* This Cross-Reference Table does not constitute part of this Declaration and shall not affect the interpretation of any of its terms or provisions.





                          AMENDED AND RESTATED
                          DECLARATION OF TRUST
                                   OF
                    FIRST OF AMERICA CAPITAL TRUST I

Dated as of January 28, 1997


          AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated and effective as of January 28, 1997, by the Trustees (as defined herein), the Sponsor (as defined herein) and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

          WHEREAS, the Trustees and the Sponsor established First of America Capital Trust I (the "Trust"), a trust formed under the Delaware Business Trust Act pursuant to a Declaration of Trust dated as of January 16, 1997 (the "Original Declaration"), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on January 16, 1997, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer (each as hereinafter defined);

          WHEREAS, prior to the date hereof, no Securities (as defined herein) have been issued;

          WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration; and

          NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration and, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Trustees, intending to be legally bound hereby, agree as follows:





                          ARTICLE I.
                INTERPRETATION AND DEFINITIONS

SECTION 1.A.                                           Definitions.

          Unless the context otherwise requires:

          (i) Capitalized terms used in this Declaration but not defined in the preamble above or elsewhere herein have the respective meanings assigned to them in this Section 1.1;

          (ii) a term defined anywhere in this Declaration has the same meaning throughout;

         (iii) all references to "the Declaration" or "this
     Declaration" are to this Declaration as modified, supplemented or amended from time to time;

          (iv) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

          (v) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires;

          (vi) a term defined in the Indenture (as defined herein) has the same meaning when used in this Declaration unless otherwise defined in this Declaration or the context otherwise requires; and

        (vii) a reference to the singular includes the plural and vice versa.

     "Administrative Trustee" has the meaning set forth in Section
5.1.

     "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

     "Agent" means any Paying Agent, Registrar or Exchange Agent.

     "Authorized Officer" of a Person means any other Person that is authorized to legally bind such former Person.

     "Book Entry Interest" means a beneficial interest in the Global Capital Security registered in the name of a Clearing Agency or its nominee, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.4.

     "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law or executive order to close.

     "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code 3801 et seq., as it may be amended from time to time or any successor legislation.

     "Capital Security Beneficial Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Capital Securities" means, collectively, the Series A Capital Securities and the Series B Capital Securities.

     "Capital Securities Guarantee" means, collectively, the Series A





Capital Securities Guarantee and the Series B Capital Securities
Guarantee.

     "Capital Security Certificate" has the meaning set forth in
Section 9.4.

     "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Capital Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Capital Securities.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Time" means the "Closing Time" under the Purchase
Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

     "Commission" means the United States Securities and Exchange Commission as from time to time constituted, or if any time after the execution of this Declaration such Commission is not existing and performing the duties now assigned to it under applicable Federal securities laws, then the body performing such duties at such time.

     "Common Securities" has the meaning specified in Section 7.1(a).

     "Common Securities Guarantee" means the Common Securities
Guarantee Agreement, dated as of the Closing Time, of the Sponsor in respect of the Common Securities.

     "Common Securities Subscription Agreement" means the Common
Securities Subscription Agreement, dated as of the Closing Time, between the Trust and the Sponsor relating to the Common Securities.

     "Company Indemnified Person" means (a) any Administrative Trustee; (b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.

     "Corporate Trust Office" means the office of the Property Trustee at which the corporate trust business of the Property Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, 21 West, New York, New York 10286.

     "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or
(ii) the Trust's Affiliates; and (b) any Holders of Securities.

     "Debenture Issuer" means First of America Bank Corporation, a Michigan corporation, or any successor entity resulting from any consolidation, amalgamation, merger or other business combination, in its capacity as issuer of the Debentures under the Indenture.

     "Debenture Trustee" means The Bank of New York, a New York banking corporation, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

     "Debentures" means, collectively, the Series A Debentures and the Series B Debentures.

     "Default" means an event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Definitive Capital Securities" has the meaning set forth in





Section 7.3(d).

     "Delaware Trustee" has the meaning set forth in Section 5.2.

     "Direct Action" has the meaning set forth in Section 3.8(e).

     "Distribution" means a distribution payable to Holders of Securities in accordance with Section 6.1.

     "DTC" means The Depository Trust Company, the initial Clearing
Agency.

     "Event of Default" in respect of the Securities means an Event of Default (as defined in the Indenture) that has occurred and is continuing in respect of the Debentures.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

     "Exchange Agent" has the meaning set forth in Section 7.4.

     "Exchange Offer" means the offer that may be made pursuant to the Registration Rights Agreement (i) by the Trust to exchange Series B Capital Securities for Series A Capital Securities and (ii) by the Debenture Issuer to exchange Series B Debentures for Series A Debentures and the Series B Capital Securities Guarantee for the Series A Capital Securities Guarantee.

     "Exchange Offer Registration Statement" has the meaning set forth in Section 14.1.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "Fiduciary Indemnified Person" has the meaning set forth in
Section 10. 4(b).

     "Global Capital Security" has the meaning set forth in Section
7.3(b).

     "Holder" means a Person in whose name a Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

     "Indemnified Person" means a Company Indemnified Person or a
Fiduciary Indemnified Person.

     "Indenture" means the Indenture, dated as of the Closing Time, between the Debenture Issuer and the Debenture Trustee, as amended from time to time.

     "Initial Optional Redemption Date" has the meaning set forth in
Section 4(b) of Annex I hereto.

     "Investment Company" means an investment company as defined in the Investment Company Act.

     "Investment Company Act" means the Investment Company Act of
1940, as amended from time to time, or any successor legislation.

     "Legal Action" has the meaning set forth in Section 3.6(g).

     "Like Amount" has the meaning set forth in Section 3 of Annex I hereto.

     "Majority in liquidation amount" means, with respect to the Trust Securities, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holder(s) of outstanding Trust
Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount





(including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

     "Offering Memorandum" has the meaning set forth in Section
3.6(b).

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the chairman, a vice chairman, the chief executive officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary or an assistant secretary of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

     (i) a statement that each officer signing the Certificate has read the covenant or condition and the definitions relating thereto:

     (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

    (iii) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Opinion of Counsel" means a written opinion of counsel, who may be an employee of the Sponsor, and who shall be acceptable to the Property Trustee.

     "Participants" has the meaning set forth in Section 7.3(b).

     "Paying Agent" has the meaning specified in Section 7.4.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Property Trustee" has the meaning set forth in Section 5.3(a).

     "Property Trustee Account" has the meaning set forth in
Section 3.8(c).

     "Purchase Agreement" means the Purchase Agreement, dated January 21, 1997, by and among the Trust, the Debenture Issuer and the Initial Purchasers named therein.

     "QIBs" shall mean qualified institutional buyers as defined in Rule 144A.

     "Quorum" means a majority of the Administrative Trustees or, if there are only two Administrative Trustees, both of them.

     "Registrar" has the meaning set forth in Section 7.4.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Time, by and among the Trust, the Debenture Issuer and the Initial Purchasers named therein, as amended from time to time.

     "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Responsible Officer" means, with respect to the Property
Trustee, any officer within the Corporate Trust Office of the Property





Trustee, including any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Restricted Definitive Capital Securities" has the meaning set forth in Section 7.3(d).

     "Restricted Capital Security" means a Capital Security required by Section 9.2 to contain a Restricted Securities Legend.

     "Restricted Securities Legend" has the meaning set forth in
Section 9.2.

     "Rule 3a-5" means Rule 3a-5 under the Investment Company Act, or any successor rule or regulation.

     "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     "Rule 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     "Securities" or "Trust Securities" means the Common Securities and the Capital Securities.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

     "Securities Guarantees" means the Common Securities Guarantee and the Capital Securities Guarantee.

     "Series A Capital Securities" has the meaning specified in
Section 7.1(a).

     "Series A Capital Securities Guarantee" means the Capital
Securities, Series A, Guarantee Agreement, dated as of the Closing Time, between the Sponsor and The Bank of New York, as guarantee trustee, in respect of the Series A Capital Securities.

     "Series A Debentures" means the 8.12% Junior Subordinated
Deferrable Interest Debentures due January 31, 2027, Series A, of the Debenture Issuer issued pursuant to the Indenture.

     "Series B Capital Securities" has the meaning specified in
Section 7.1(a).

     "Series B Capital Securities Guarantee" means the Series B
Capital Securities Guarantee Agreement to be entered in connection with the Exchange Offer by the Sponsor in respect of the Series B
Capital Securities.

     "Series B Debentures" means the 8.12% Junior Subordinated
Deferrable Interest Debentures due January 31, 2027, Series B, of the Debenture Issuer issued pursuant to the Indenture.

     "Special Event" has the meaning set forth in Section 4(c) of Annex I hereto.

     "Special Event Redemption Price" has the meaning set forth in
Section 4(c) of Annex I hereto.

     "Sponsor" means First of America Bank Corporation, a Michigan corporation, or any successor Person or Persons resulting from any merger, consolidation, amalgamation or other business combination, in its capacity as sponsor of the Trust.





     "Successor Entity" has the meaning specified in Section 3.15(b).

     "Successor Property Trustee" has the meaning specified in Section
3.8(f).

     "Successor Securities" has the meaning specified in Section
3.15(b).

     "Super Majority" has the meaning set forth in Section 2.6(a)(ii).

     "10% in liquidation amount" means, with respect to the Trust Securities, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holder(s) of outstanding Trust Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

     "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue as trustee of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

     "Unrestricted Global Capital Security" has the meaning set forth in Section 9.2(b).


                         ARTICLE II.
                    TRUST INDENTURE ACT

SECTION 2.1.   Trust Indenture Act; Application.

          a. This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.

          b. The Property Trustee shall be the only Trustee that is a Trustee for the purposes of the Trust Indenture Act.

          c. If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          d. The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 2.2    Lists of Holders of Securities.

          a. Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide the Property Trustee, unless the Property Trustee is Registrar for the Securities (i) within fourteen
(14) days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the





names and addresses of the Holders of the Securities ("List of Holders") as of such record date, provided that neither the Sponsor nor the Administrative Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Administrative Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          c. The Property Trustee shall comply with its obligations under Section Section 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3    Reports by the Property Trustee.

          Within 60 days after January 15 of each year, commencing January 15, 1998, the Property Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Sections 313(d) of the Trust Indenture Act.

SECTION 2.4    Periodic Reports to Property Trustee.

          Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as are required by Section 314 (if any) of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5    Evidence of Compliance with Conditions Precedent.

          Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent provided for in this Declaration that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

SECTION 2.6    Events of Default; Waiver.

          a. The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default in respect of the Capital Securities and its consequences, provided that, if the underlying Event of Default under the Indenture:

               (i) is not waivable under the Indenture, the Event of Default under the Declaration shall also not be waivable; or

              (ii) requires the consent or vote of greater than a majority in aggregate principal amount of the holders of the Debentures (a "Super Majority") to be waived under the Indenture, the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in aggregate liquidation amount of the Capital Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

The foregoing provisions of this Section 2.6(a) shall be in lieu of





Section 316(a)(1)(B) of the Trust Indenture Act and such
Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such Default shall cease to exist, and any Event of Default with respect to the Capital Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other Default or an Event of Default with respect to the Capital Securities or impair any right consequent thereon. Any waiver by the Holders of the Capital Securities of an Event of Default with respect to the Capital Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

          b. The Holders of a Majority in liquidation amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided that, if the underlying Event of Default under the Indenture:

               (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration shall also not be waivable; or

              (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in aggregate liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided further, each Holder of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and its consequences if all Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Capital Securities and only the Holders of the Capital Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of Section Section 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Section Section 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

          c. A waiver of an Event of Default under the Indenture by the Property Trustee, at the direction of the Holders of the Capital Securities, constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.



SECTION 2.7    Event of Default; Notice.





          a. The Property Trustee shall, within 90 days after a Responsible Officer obtains knowledge of the occurrence of a Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all Defaults with respect to the Securities actually known to a Responsible Officer of the Property Trustee, unless such Defaults have been cured before the giving of such notice; provided that, except for a Default in the payment of principal of (or premium, if any) or interest on any of the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

          b. The Property Trustee shall not be deemed to have knowledge of any Default or Event of Default except:

               (i) a default under Sections 5.01(a) and 5.01(b) of the Indenture; or

              (ii) any Default or Event of Default as to which the Property Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of the Declaration shall have actual knowledge.

          c. Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Sponsor, unless such Event of Default shall have been cured or waived. The Sponsor and the Administrative Trustees shall file annually with the Property Trustee a certification as to whether or not they are in compliance with all the conditions and covenants applicable to them under this Declaration.

                              ARTICLE III
                              ORGANIZATION

SECTION 3.1    Name.

          The Trust is named "First of America Capital Trust I" as such name may be modified from time to time by the Administrative Trustees following written notice to the Property Trustee, the Delaware Trustee and the Holders of Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

SECTION 3.2    Office.

          The address of the principal office of the Trust is c/o First of America Bank Corporation, 211 South Rose Street, Kalamazoo, Michigan 49007. On ten Business Days prior written notice to the Property Trustee, the Delaware Trustee and the Holders of Securities, the Administrative Trustees may designate another principal office.

SECTION 3.3    Purpose.

          The exclusive purposes and functions of the Trust are (a) to issue and sell Securities, (b) use the proceeds from the sale of the Securities to acquire the Debentures, and (c) except as otherwise limited herein, to engage in only those other activities necessary, advisable or incidental thereto, including without limitation, those activities specified in Section 3.6. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, mortgage or pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 3.4    Authority.

          Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Administrative





Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

SECTION 3.5    Title to Property of the Trust.

          Except as provided in Section 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

SECTION 3.6    Powers and Duties of the Administrative Trustees.

          The Administrative Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

          a. to issue and sell the Capital Securities and (pursuant to the Common Securities Subscription Agreement) the Common Securities in accordance with this Declaration; provided, however, that except, in the case of (i) and (ii), as contemplated in Section 7.1(a), (i) the Trust may issue no more than one series of Capital Securities and no more than one series of Common Securities, (ii) there shall be no interests in the Trust other than the Securities, and (iii) the issuance of Securities shall be limited to a simultaneous issuance of both Capital Securities and Common Securities at the Closing Time,

          b. in connection with the issue and sale of the Capital Securities and the consummation of the Exchange Offer, at the direction of the Sponsor, to:

               (i) prepare and execute, if necessary, an offering memorandum (the "Offering Memorandum") prepared by the Sponsor, in relation to the offering and sale of Series A Capital Securities to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and to execute and file with the Commission, at such time as determined by the Sponsor, any Registration Statement, including any amendments thereto, as contemplated by the Registration Rights Agreement;

              (ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Capital Securities in any State in which the Sponsor has determined to qualify or register such Capital Securities for sale;

             (iii) at the direction of the Sponsor, execute and file an application, prepared by the Sponsor, to the New York Stock Exchange or any other national stock exchange or the Nasdaq Stock Market's National Market for listing or inclusion of the Capital Securities;

              (iv) execute and deliver letters, documents, or instruments with DTC and other Clearing Agencies relating to the Capital Securities;

               (v) if required, execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor, relating to the registration of the Capital Securities under Section 12(b) or 12(g) of the





     Exchange Act, as the case may be; and

              (vi) execute and enter into the Purchase Agreement and the Registration Rights Agreement providing for the sale of the Capital Securities and take any and all actions necessary, advisable or appropriate to satisfy the Trust's obligations thereunder.

          c. to acquire the Series A Debentures with the proceeds of the sale of the Series A Capital Securities and the Common Securities pursuant to the Debenture Subscription Agreement between the Trust and the Sponsor, dated as of the Closing Time, and to exchange, or to direct the Property Trustee in writing to exchange, the Series A Debentures for a like principal amount of Series B Debentures, pursuant to the Exchange Offer; provided, however, that the Administrative Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Capital Securities and the Holders of Common Securities;

          d. to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event;

          e. to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Securities and Holders of Common Securities as to such actions and applicable record dates;

          f. to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to the terms of the Securities;

          g. to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to
Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

          h. to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

          i. to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

          j. to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

          k. to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

          l. to act as, or appoint another Person to act as, Registrar and Exchange Agent for the Securities or to appoint a Paying Agent for the Securities as provided in Section 7.4 except for such time as such power to appoint a Paying Agent is vested in the Property Trustee;

          m. to give prompt written notice to the Property Trustee and to Holders of the Securities of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

          n. to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;





          o. to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created;

          p. to take any action, not inconsistent with this Declaration or with applicable law, that the Administrative Trustees determine in their discretion to be necessary, advisable or incidental to carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

               (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

              (ii)  causing the Trust to be classified for United
     States federal income tax purposes as a grantor trust; and

             (iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes;

          q. to take all action necessary to consummate the Exchange Offer or otherwise cause the Capital Securities to be registered pursuant to an effective registration statement in accordance with the provisions of the Registration Rights Agreement; and

          r. to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust.

          The Administrative Trustees must exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Administrative Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

          Subject to this Section 3.6, the Administrative Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

          Any expenses incurred by the Administrative Trustees pursuant to this Section 3.6 shall be reimbursed by the Debenture
Issuer.





SECTION 3.7    Prohibition of Actions by the Trust and the Trustees.

          The Trust shall not, and the Trustees (including the Property Trustee) shall not, engage in any activity other than as required or authorized by this Declaration. The Trust shall not:

          a. invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

          b. acquire any assets other than as expressly provided herein:

          c.   possess Trust property for other than a Trust purpose;

          d. make any loans or incur any indebtedness other than loans represented by the Debentures;

          e. possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever;

          f. issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or

          g. other than as provided in this Declaration or Annex I to this Declaration, (i) direct the time, method and place of conducting any proceeding with respect to any remedy available to the Debenture Trustee, or exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received an opinion of Howard & Howard Attorneys, P.C. or another nationally recognized independent tax counsel experienced in such matters to the effect that such amendment, modification or termination will not cause more than an insubstantial risk that for United States federal income tax purposes the Trust will not be classified as a grantor trust.

SECTION 3.8    Powers and Duties of the Property Trustee.

          a. The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Securities. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

          b. The Property Trustee shall not transfer its right, title and interest in the Debentures to the Administrative Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

          c.   The Property Trustee shall:

               (i) establish and maintain a segregated non-interest bearing trust account (the "Property Trustee Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property
     Trustee Account and make payments or cause the Paying Agent to make payments to the Holders of the Capital Securities and Holders of the Common Securities from the Property Trustee
     Account in accordance with Section 6.1. Funds in the Property





     Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness is at least equal to the rating assigned to the Capital Securities by a "nationally recognized statistical rating organization", as that term is defined for purposes of Rule 436(g)(2) under the Securities Act;

              (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Capital Securities and the Common Securities to the extent the Debentures are redeemed or mature; and

             (iii) upon written notice of distribution issued by the Administrative Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain events.

          d. The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Declaration and the Securities.

          e. Subject to Section 3.9(a), the Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default of which a Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act and if the Property Trustee shall have failed to take such Legal Action, the Holders of the Capital Securities may take such Legal Action, to the same extent as if such Holders of Capital Securities held an aggregate principal amount of Debentures equal to the aggregate liquidation amount of such Capital Securities, without first proceeding against the Property Trustee or the Trust; provided however, that if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay the principal of or premium, if any, or interest on the Debentures on the date such principal, premium, if any, or interest is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or premium, if any, or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of Capital Securities to the extent of any payment made by the Debenture Issuer to such Holder of Capital Securities in such Direct Action. Except as provided in the preceding sentences, the Holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

          f. The Property Trustee shall not resign as a Trustee unless either:

               (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or

              (ii) a successor Trustee possessing the qualifications to act as Property Trustee under Section 5.3 (a "Successor
     Property Trustee") has been appointed and has accepted that appointment in accordance with Section 5.6(b).

          g. The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee shall, for the benefit of Holders of





the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of this Declaration and the Securities.

          h. The Property Trustee shall be authorized to undertake any actions set forth in Section 317(a) of the Trust Indenture Act.

          i. For such time as the Property Trustee is the Paying Agent, the Property Trustee may authorize one or more Persons to act as additional Paying Agents and to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any such additional Paying Agent may be removed by the Property Trustee at any time the Property Trustee remains as Paying Agent and a successor Paying Agent or additional Paying Agents may be (but are not required to be) appointed at any time by the Property Trustee.

          j. Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 3.6.

          The Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9    Certain Duties and Responsibilities of the Property
               Trustee.

          a. The Property Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and in the Securities and no implied covenants shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          b. No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               A. the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration and in the Securities and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration and in the Securities, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

               B. in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee





          shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

              (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

             (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

              (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

               (v) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

              (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

             (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

            (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Administrative Trustees or the Sponsor.

SECTION 3.10   Certain Rights of Property Trustee.

          a.   Subject to the provisions of Section 3.9:

               (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

              (ii) any direction or act of the Sponsor or the Administrative Trustees contemplated by this Declaration may be sufficiently evidenced by an Officers' Certificate;

             (iii)  whenever in the administration of this





     Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Administrative Trustees;

              (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument
     (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

               (v) the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees, and the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

              (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including reasonable attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee; provided that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

             (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

            (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

              (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

               (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or





     taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in conclusively relying on or acting in or accordance with such instructions;

              (xi) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration; and

             (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.

          b. No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

SECTION 3.11   Delaware Trustee.

          Notwithstanding any other provision of this Declaration other than Section 5.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrative Trustees or the Property Trustee described in this Declaration. Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act and taking such actions contemplated thereby.

SECTION 3.12   Execution of Documents.

          Unless otherwise determined by the Administrative Trustees, and except as otherwise required by the Business Trust Act, any Administrative Trustee is authorized to execute on behalf of the Trust any documents that the Administrative Trustees have the power and authority to execute pursuant to Section 3.6; provided that, the Registration Statement referred to in Section 3.6(b)(i), including any amendments thereto, shall be signed by all of the Administrative Trustees.

SECTION 3.13   Not Responsible for Recitals or Issuance of Securities.

          The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

SECTION 3.14   Duration of Trust.

          The Trust, unless terminated pursuant to the provisions of
Article VIII hereof, shall have existence up to January 31, 2028.

SECTION 3.15   Mergers.

          a.   The Trust may not merge or convert with or into,





consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described in Section 3.15(b) and (c).

          b. The Trust may, at the request of the Sponsor, with the consent of the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, merge or convert with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided that:

               (i) such successor entity (the "Successor Entity") either:

               A. expressly assumes all of the obligations of the Trust under the Securities; or

               B. substitutes for the Securities other securities having substantially the same terms as the Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise;

              (ii) the Sponsor expressly appoints a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the holder of the Debentures;

             (iii) the Successor Securities are listed or included for trading, or any Successor Securities will be listed or included for trading upon notification of issuance, on any national securities exchange or with another organization on which the Capital Securities are then listed or included;

              (iv)  such merger, conversion, consolidation,
     amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

               (v)  such merger, conversion, consolidation,
     amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such Holders' interests in the new entity);

              (vi) such Successor Entity has a purpose identical to that of the Trust;

             (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Sponsor has received an opinion of Howard & Howard Attorneys, P.C. or another independent counsel to the Trust experienced in such matters to the effect that:

               A.   such merger, conversion, consolidation,
          amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the new entity);

               B. following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

               C.   following such merger, conversion, consolidation,





          amalgamation, replacement, conveyance, transfer or lease, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and

            (viii) the Sponsor or any permitted successor or assignee owns all of the common securities of such Successor Entity and guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Capital Securities Guarantee and the Common Securities Guarantee.

          c. Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other Person or permit any other Person to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the Successor Entity not to be classified as a grantor trust for United States federal income tax purposes.

                              ARTICLE IV.
                                SPONSOR

SECTION 4.1    Sponsor's Purchase of Common Securities.

          At the Closing Time, pursuant to the Common Securities Subscription Agreement, the Sponsor will purchase all of the Common Securities then issued by the Trust, in an amount at least equal to 3% of the capital of the Trust, at the same time as the Series A Capital Securities are issued and sold.

SECTION 4.2    Responsibilities of the Sponsor.

          In connection with the issue and sale of the Capital
Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

          a. to prepare the Offering Memorandum and to prepare for filing by the Trust with the Commission any Registration Statement, including any amendments thereto as contemplated by the Registration Rights Agreement;

          b. to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

          c. if deemed necessary or advisable by the Sponsor, to prepare for filing by the Trust an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or inclusion of the Capital Securities:

          d. if deemed necessary or advisable by the Sponsor, to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Capital Securities under Section 12(b) or 12(g) of the Exchange Act, as the case may be, including any amendments thereto; and

          e. to negotiate the terms of the Purchase Agreement and the Registration Rights Agreement providing for the sale of the Capital Securities.

SECTION 4.3    Right to Proceed.

          The Sponsor acknowledges the rights of the Holders of





Capital Securities, in the event that a failure of the Trust to pay Distributions on the Capital Securities is attributable to the failure of the Company to pay interest or principal on the Debentures, to institute a proceeding directly against the Debenture Issuer for enforcement of its payment obligations on the Debentures.

                              ARTICLE V.
                               TRUSTEES

SECTION 5.1    Number of Trustees: Appointment of Co-Trustee.

          The number of Trustees initially shall be five (5), and:

          a. at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

          b. after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; provided, however, that, the number of Trustees shall in no event be less than two (2); provided further that (1) one Trustee shall be the Delaware Trustee; (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with, the Sponsor (an "Administrative Trustee"); and (3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements. Notwithstanding the above, unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Holders of a Majority in liquidation amount of the Common Securities acting as a class at a meeting of the Holders of the Common Securities, and the Administrative Trustees shall have power to appoint one or more Persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of this Declaration. In case an Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make any such appointment of a co-trustee.

SECTION 5.2    Delaware Trustee.

          For so long as required by the Business Trust Act, one
Trustee (the "Delaware Trustee") shall be:

          a. a natural person who is a resident of the State of Delaware; or

          b. if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law,

provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application. The initial Delaware Trustee shall be:

          The Bank of New York (Delaware)
          White Clay Center
          Route 273
          Newark, Delaware  19711

SECTION 5.3    Property Trustee: Eligibility.

          a.   There shall at all times be one Trustee (the "Property





Trustee") which shall act as Property Trustee which shall:

               (i)  not be an Affiliate of the Sponsor; and

              (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          b. If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in
Section 5.6(c).

          c. If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          d. The Capital Securities Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the proviso contained in paragraph (1) of Section 310(b) of the Trust Indenture Act.

          e.   The initial Property Trustee shall be:

          The Bank of New York
          101 Barclay Street, 21 West
          New York, New York 10286
          Attention:  Corporate Trust Trustee Administration

SECTION 5.4 Certain Qualifications of Administrative Trustees and Delaware Trustee Generally.

          Each Administrative Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.


SECTION 5.5    Administrative Trustees.

          (a)  The Administrative Trustees shall be:

               Thomas W. Lambert
               Samuel G. Stone
               John H. Miner

          (b) Except as expressly set forth in this Declaration and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

          (c)  Unless otherwise determined by the Administrative
Trustees, and except as otherwise required by the Business Trust Act or applicable law, any Administrative Trustee is authorized to execute





on behalf of the Trust any documents which the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to
Section 3.6; provided that, the Registration Statement referred to in
Section 3.6, including any amendments thereto, shall be signed by all of the Administrative Trustees; and

          (d) An Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Administrative Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6.

SECTION 5.5    Appointment, Removal and Resignation of Trustees.

          a. Subject to Section 5.6(b), Trustees may be appointed or removed without cause at any time:

               (i) until the issuance of any Securities, by written instrument executed by the Sponsor;

              (ii) unless an Event of Default shall have occurred and be continuing after the issuance of any Securities, by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; and

             (iii) if an Event of Default shall have occurred and be continuing after the issuance of the Securities, with respect to the Property Trustee or the Delaware Trustee, by vote of Holders of a Majority in liquidation amount of the Capital Securities voting as a class at a meeting of Holders of the Capital Securities.

          b. (i) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.6(a) until a Successor Property Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the removed Property Trustee, the Administrative Trustees and the Sponsor; and

              (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with this Section 5.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 and 5.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the removed Delaware Trustee, the Administrative Trustees and the Sponsor.

          c. A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

               (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

               A. until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

               B. until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the holders of the Securities; and

               (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor





     Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

          d. The Holders of the Common Securities shall use their best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.6.

          e. If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 5.6 within 60 days after delivery of an instrument of resignation or removal, the Property Trustee or Delaware Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

          f. No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or successor Delaware Trustee, as the case may be.

SECTION 5.7    Vacancies among Trustees.

          If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.6.

SECTION 5.8    Effect of Vacancies.

          The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 5.6, the Administrative Trustees in office, regardless of their number, shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration.

SECTION 5.9    Meetings.

          If there is more than one Administrative Trustee, meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any in-person meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before such meeting. Notice of any telephonic meetings of the Administrative Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of an Administrative Trustee at a meeting shall constitute a waiver of notice of such meeting except where an Administrative Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Administrative Trustees may be taken at a meeting by vote of a majority of the Administrative Trustees present (whether in





person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Administrative Trustees. In the event there is only one Administrative Trustee, any and all action of such Administrative Trustee shall be evidenced by a written consent of such Administrative Trustee.

SECTION 5.10   Delegation of Power.

          a. Any Administrative Trustee may, by power of attorney, to the extent permitted by applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

          b. the Administrative Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

Section 5.11        Merger, Conversion, Consolidation or Succession to
                    Business.

          Any corporation into which the Property Trustee or the Delaware Trustee or any Administrative Trustee that is not a natural person, as the case may be, may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article V, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                ARTICLE VI.
                               DISTRIBUTIONS

SECTION 6.1    Distributions

          Holders shall receive Distributions in accordance with the applicable terms of the relevant Holder's Securities. If and to the extent that the Debenture Issuer makes a payment of interest (including Compounded Interest (as defined in the Indenture) and Additional Interest (as defined in the Indenture)), premium and/or principal on the Debentures held by the Property Trustee or Liquidated Damages (as defined in the Registration Rights Agreement) or any other payments pursuant to the Registration Rights Agreement with respect to the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "Distribution") of the Payment Amount to Holders of Securities in accordance with the terms thereof.

                            ARTICLE VII.
                      ISSUANCE OF SECURITIES

SECTION 7.1    General Provisions Regarding Securities.

          a. The Administrative Trustees shall on behalf of the Trust issue one class of capital securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Series A Capital Securities") and one class of common securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex





I (the "Common Securities"), which is incorporated in and expressly made a part of this Declaration. The Administrative Trustees shall on behalf of the Trust issue one class of capital securities representing undivided beneficial interests in the Trust having such terms as set forth in Annex I (the "Series B Capital Securities") in exchange for Series A Capital Securities accepted for exchange in the Exchange Offer, which Series B Capital Securities shall not bear the legends required by Section 9.2(i) unless the Holder of such Series A Capital Securities is either (A) a broker-dealer who purchased such Series A Capital Securities directly from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Capital Securities or (C) a Person who is an Affiliate of the Trust. The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities.

          b. The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

          c. Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.

          d. Every Person, by virtue of having become a Holder or a Capital Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

SECTION 7.2    Execution and Authentication.

          a. The Securities shall be signed on behalf of the Trust by an Administrative Trustee. In case any Administrative Trustee of the Trust who shall have signed any of the Securities shall cease to be such Administrative Trustee before the Securities so signed shall be delivered by the Trust, such Securities nevertheless may be delivered as though the Person who signed such Securities had not ceased to be such Administrative Trustee; and any Securities may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Administrative Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such person was not such a Administrative Trustee.

          b. One Administrative Trustee shall sign the Capital Securities for the Trust by manual or facsimile signature. Unless otherwise determined by the Trust, one Administrative Trustee shall sign the Common Securities for the Trust by manual signature.

          A Capital Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Capital Security has been authenticated under this Declaration. A Common Security shall be valid upon execution by an Administrative Trustee without any act of the Property Trustee.

          Upon a written order of the Trust signed by one
Administrative Trustee, the Property Trustee shall authenticate the Capital Securities for original issue. The aggregate number of Capital Securities outstanding at any time shall not exceed the number set forth in Annex I hereto except as provided in Section 7.6.

          The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Capital Securities. An authenticating agent may authenticate Capital Securities whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate.

SECTION 7.3    Form and Dating.

          a.   The Capital Securities and the Property Trustee's





certificate of authentication shall be substantially in the form of Exhibit A-1 and the Common Securities shall be substantially in the form of Exhibit A-2, each of which is hereby incorporated in and expressly made a part of this Declaration. Certificates representing the Securities may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Trust, as evidenced by the execution thereof by one or more Administrative Trustees. The Securities may have letters, "CUSIP" or other numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the one or more Administrative Trustees, as evidenced by their execution thereof). The Trust at the direction of the Sponsor shall furnish any such legend not contained in Exhibit A-1 to the Property Trustee in writing. Each Capital Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Declaration and to the extent applicable, the Property Trustee and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby.

          b. Global Securities. Securities offered and sold to QIBs in reliance on Rule 144A, as provided in the Purchase Agreement, shall be issued in the form of a single permanent global Capital Security in definitive, fully registered form without Distribution coupons with the appropriate global legends and Restricted Securities Legend set forth in Exhibit A-1 hereto (the "Global Capital Security"), which shall be deposited on behalf of the purchasers of the Capital Securities represented thereby with the Property Trustee, as custodian for the Clearing Agency, and registered in the name of the Clearing Agency or a nominee of the Clearing Agency, duly executed by the Trust and authenticated by the Property Trustee as hereinafter provided. The number of Capital Securities represented by the Global Capital Security may from time to time be increased or decreased by adjustments made on the records of the Property Trustee and the Clearing Agency or its nominee as hereinafter provided.

          c. Book-Entry Provisions. This Section 7.3(c) shall apply only to the Global Capital Security and such other Capital Securities in global form as may be authorized by the Trust to be deposited with or on behalf of the Clearing Agency.

          An Administrative Trustee shall execute and the Property Trustee shall, in accordance with this Section 7.3, authenticate and make available for delivery initially a single Global Capital Security that (i) shall be registered in the name of Cede & Co. or other nominee of such Clearing Agency and (ii) shall be delivered by the Trustee to such Clearing Agency or pursuant to such Clearing Agency's written instructions or held by the Property Trustee as custodian for the Clearing Agency.

          Members of, or participants in, the Clearing Agency ("Participants") shall have no rights under this Declaration with respect to the Global Capital Security held on their behalf by the Clearing Agency or by the Property Trustee as the custodian of the Clearing Agency or under such Global Capital Security, and the Clearing Agency may be treated by the Trust, the Property Trustee and any agent of the Trust or the Property Trustee as the absolute owner of such Global Capital Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Property Trustee or any agent of the Trust or the Property Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or impair, as between the Clearing Agency and its Participants, the operation of customary practices of such Clearing Agency governing the exercise of the rights of a holder of a beneficial interest in the Global Capital Security.

          d.   Definitive Capital Securities. Except as provided in
Section 7.9, owners of beneficial interests in the Global Capital
Security will not be entitled to receive physical delivery of





certificated Capital Securities ("Definitive Capital Securities"). Purchasers of Securities who are "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and who are not QIBs will receive Capital Securities in the form of individual certificates in definitive, fully registered form without distribution coupons and with the Restricted Securities Legend set forth in Exhibit A-1 hereto ("Restricted Definitive Capital Securities"); provided, however, that upon registration of transfer of such Restricted Definitive Capital Securities to a QIB, such Restricted Definitive Capital Securities will, unless the Global Capital Security has previously been exchanged, be exchanged for an interest in the Global Capital Security pursuant to the provisions of Section 9.2. Restricted Definitive Capital Securities will bear the Restricted Securities Legend set forth on Exhibit A-1 unless removed in accordance with this
Section 7.3 or Section 9.2.

SECTION 7.4    Registrar, Paying Agent and Exchange Agent.

          The Trust shall maintain in the Borough of Manhattan, The City of New York, (i) an office or agency where Capital Securities may be presented for registration of transfer ("Registrar"), (ii) an office or agency where Capital Securities may be presented for payment ("Paying Agent") and (iii) an office or agency where Securities may be presented for exchange ("Exchange Agent"). The Registrar shall keep a register of the Capital Securities and of their transfer. The Trust may appoint the Registrar, the Paying Agent and the Exchange Agent and may appoint one or more co-registrars, one or more additional paying agents and one or more additional exchange agents in such other locations as it shall determine. The term "Registrar" includes any additional registrar, "Paying Agent" includes any additional paying agent and the term "Exchange Agent" includes any additional exchange agent. The Trust may change any Paying Agent, Registrar, co-registrar or Exchange Agent without prior notice to any Holder. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees. The Trust shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Registrar, Paying Agent or Exchange Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent, Registrar or Exchange Agent. The Trust, through the Administrative Trustees, shall act as Paying Agent, Registrar, co-registrar and Exchange Agent for the Common Securities.

          The Trust initially appoints the Property Trustee as Registrar, Paying Agent and Exchange Agent for the Capital Securities.

SECTION 7.5    Paying Agent to Hold Money in Trust.

          The Trust shall require each Paying Agent other than the Property Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Property Trustee all money held by the Paying Agent for the payment of liquidation amounts or Distributions on the Securities, and will notify the Property Trustee if there are insufficient funds for such purpose. While any such insufficiency continues, the Property Trustee may require a Paying Agent to pay all money held by it to the Property Trustee. The Trust at any time may require a Paying Agent to pay all money held by it to the Property Trustee and to account for any money disbursed by it. Upon payment over to the Property Trustee, the Paying Agent (if other than the Trust or an Affiliate of the Trust) shall have no further liability for the money. If the Trust or the Sponsor or an Affiliate of the Trust or the Sponsor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 7.5    Replacement Securities.

          If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trust or in the case of the Capital Securities to the Property Trustee, an Administrative Trustee shall execute and the Property Trustee shall authenticate and make





available for delivery a replacement Security if the Property
Trustee's requirements are met. An indemnity bond must be provided by the Holder which, in the judgment of the Property Trustee, is sufficient to protect the Trustees, the Sponsor or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Trust may charge such Holder for its expenses in replacing a Security.

          Every replacement Security is an additional beneficial interest in the Trust.

SECTION 7.7    Outstanding Capital Securities.

          The Capital Securities outstanding at any time are all the Capital Securities authenticated by the Property Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Capital Security is replaced, paid or purchased pursuant to Section 7.6 hereof, it ceases to be outstanding unless the Property Trustee receives proof satisfactory to it that the replaced, paid or purchased Capital Security is held by a bona fide purchaser.

          If Capital Securities are considered paid in accordance with the terms of this Declaration, they cease to be outstanding and Distributions on them shall cease to accumulate.

          A Capital Security does not cease to be outstanding because one of the Trust, the Sponsor or an Affiliate of the Sponsor holds the Security.

SECTION 7.8    Capital Securities in Treasury.

          In determining whether the Holders of the required amount of Securities have concurred in any direction, waiver or consent, Capital Securities owned by the Trust, the Sponsor or an Affiliate of the Sponsor, as the case may be, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Property Trustee shall be fully protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Property Trustee actually knows are so owned shall be so disregarded.

SECTION 7.8    Temporary Securities.

          a. Until Definitive Securities are ready for delivery, the Trust may prepare and, in the case of the Capital Securities, the Property Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Trust considers appropriate for temporary Securities. Without unreasonable delay, the Trust shall prepare and, in the case of the Capital Securities, the Property Trustee shall authenticate Definitive Securities in exchange for temporary Securities.

          b. The Global Capital Security deposited with the Clearing Agency or with the Property Trustee as custodian for the Clearing Agency pursuant to Section 7.3 shall be transferred to the beneficial owners thereof in the form of certificated Capital Securities only if such transfer complies with Section 9.2 and (i) the Clearing Agency notifies the Company that it is unwilling or unable to continue as Clearing Agency for such Global Capital Security or if at any time such Clearing Agency ceases to be a "clearing agency" registered under the Exchange Act and a clearing agency is not appointed by the Sponsor within 90 days of such notice, (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Trust at its sole discretion elects to cause the issuance of certificated Capital Securities.

          c. Any Global Capital Security that is transferable to the beneficial owners thereof in the form of certificated Capital
Securities pursuant to this Section 7.9 shall be surrendered by the





Clearing Agency to the Property Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Property Trustee shall authenticate and make available for delivery, upon such transfer of each portion of such Global Capital Security, an equal aggregate liquidation amount of Securities of authorized denominations in the form of certificated Capital Securities. Any portion of the Global Capital Security transferred pursuant to this Section shall be registered in such names as the Clearing Agency shall direct. Any Capital Security in the form of certificated Capital Securities delivered in exchange for an interest in the Restricted Global Capital Security shall, except as otherwise provided by Sections 7.3 and 9.1, bear the Restricted Securities Legend set forth in Exhibit A-1 hereto.

          d. Subject to the provisions of Section 7.9(c), the Holder of the Global Capital Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which such Holder is entitled to take under this Declaration or the Securities.

          e. In the event of the occurrence of any of the events specified in Section 7.9(b), the Trust will promptly make available to the Property Trustee a reasonable supply of certificated Capital Securities in fully registered form without distribution coupons.

SECTION 7.10   Cancellation.

          The Trust at any time may deliver Capital Securities to the Property Trustee for cancellation. The Registrar, Paying Agent and Exchange Agent shall forward to the Property Trustee any Capital Securities surrendered to them for registration of transfer, redemption, exchange or payment. The Property Trustee shall promptly cancel all Capital Securities, surrendered for registration of transfer, redemption, exchange, payment, replacement or cancellation and shall dispose of cancelled Capital Securities as the Trust directs, provided that the Property Trustee shall not be obligated to destroy Capital Securities. The Trust may not issue new Capital Securities to replace Capital Securities that it has paid or that have been delivered to the Property Trustee for cancellation or that any Holder has exchanged.

SECTION 7.11   CUSIP Numbers.

          The Trust in issuing the Capital Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders of Capital Securities; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Capital Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Capital Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Sponsor will promptly notify the Property Trustee of any change in the "CUSIP" numbers.

                             ARTICLE VIII
                        TERMINATION OF TRUST

SECTION 8.1    Termination of Trust.

     a.   The Trust shall automatically terminate:

               (i)  upon the bankruptcy of the Sponsor;

               (ii)      upon the filing of a certificate of
     dissolution or liquidation or its equivalent with respect to the Sponsor; or the revocation of the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

               (iii) following the distribution of a Like Amount of the Debentures to the Holders of the Securities, provided that





     the Property Trustee has received written notice from the Sponsor directing the Property Trustee to terminate the Trust (which direction is optional, and except as otherwise expressly provided below, within the discretion of the Sponsor) and provided further, that such direction and such distribution is conditioned on (i) the prior approval of the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, (ii) the Administrative Trustees' receipt of an opinion of Howard & Howard Attorneys, P.C., or another independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published rulings of the Internal Revenue Service, to the effect that the Holders of the Securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of Debentures;

               (iv)      upon the entry of a decree of judicial
     dissolution of the Trust by a court of competent jurisdiction;

               (v) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities;

               (vi) upon the repayment of the Debentures or at such time as no Debentures are outstanding; or

               (vii)     the expiration of the term of the Trust
     provided in Section 3.14.

          b. As soon as is practicable after the occurrence of an event referred to in Section 8.1(a), the Administrative Trustees shall, after satisfaction of all obligations of the Trust in accordance with applicable law, file a certificate of cancellation with the Secretary of State of the State of Delaware.

          c. The provisions of Section 3.9 and Article X shall survive the termination of the Trust.

                              ARTICLE IX
                        TRANSFER OF INTERESTS

SECTION 9.1    Transfer of Securities.


          a. Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

          b. Subject to this Article IX, Capital Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration. Any transfer or purported transfer of any Capital Security not made in accordance with this Declaration shall be null and void.

          c.   The Sponsor may not transfer the Common Securities.

          d. The Property Trustee shall provide for the registration of Capital Securities and of the transfer of Capital Securities, which will be effected without charge but only upon payment (with such indemnity as the Property Trustee may require) in respect of any tax or other governmental charges that may be imposed in relation to it.
Upon surrender for registration of transfer of any Capital Securities, an Administrative Trustee shall cause one or more new Capital
Securities to be issued in the name of the designated transferee or transferees. Every Capital Security surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Capital Security surrendered for registration of transfer shall be delivered





to the Property Trustee and canceled in accordance with Section 7.10. A transferee of a Capital Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Capital Security. By acceptance of a Capital Security, each transferee shall be deemed to have agreed to be bound by this Declaration.

SECTION 9.2    Transfer Procedures and Restrictions.

          a. General. Except as otherwise provided in Section 9.2(b), if Capital Securities are issued upon the registration of transfer, exchange or replacement of Capital Securities bearing the Restricted Securities Legend set forth in Exhibit A-1 hereto, or if a request is made to remove such Restricted Securities Legend on Capital Securities, the Capital Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Trust and the Property Trustee such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Trust and the Property Trustee, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof are made pursuant to an exception from the registration requirements of the Securities Act or, with respect to Restricted Securities, that such Securities are not "restricted" within the meaning of Rule 144. Upon provision of such satisfactory evidence, the Property Trustee, at the written direction of the Trust, shall authenticate and deliver Capital Securities that do not bear the legend.

          b. Transfers After Effectiveness of a Registration Statement. After the effectiveness of a Registration Statement with respect to any Capital Securities, all requirements pertaining to legends on such Capital Securities will cease to apply, and beneficial interests in the Global Capital Security without legends will be available to transferees of such Capital Securities, upon exchange of the transferring Holder's Restricted Definitive Capital Security or directions to transfer such Holder's beneficial interest in the Global Capital Security. No such transfer or exchange of a Restricted Definitive Capital Security or of an interest in the Global Capital Security shall be effective unless the transferor delivers to the Property Trustee a certificate in a form substantially similar to that attached hereto as the "Form of Assignment" in Exhibit A-1. Except as otherwise provided in Section 9.2(m), after the effectiveness of a Registration Statement, the Trust shall issue and the Property Trustee, upon a written order of the Trust signed by one Administrative Trustee, shall authenticate the Global Capital Security without the Restricted Securities Legend (the "Unrestricted Global Capital Security") to deposit with the Clearing Agency to evidence transfers of beneficial interests from the (i) Global Capital Security and (ii) Restricted Definitive Capital Securities.

          c. Transfer and Exchange of Definitive Capital Securities. When Definitive Capital Securities are presented to the Registrar or co-registrar

               (x)  to register the transfer of such Definitive
     Capital Securities or

               (y) to exchange such Definitive Capital Securities which became mutilated, destroyed, defaced, stolen or lost, for an equal number of Definitive Capital Securities,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Capital Securities surrendered for registration of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trust and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and





               (ii) in the case of Definitive Capital Securities that are Restricted Definitive Capital Securities:

                         A.   if such Restricted Capital Securities
               are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                         B.   if such Restricted Capital Securities
               are being transferred: (i) a certification from the transferor in a form substantially similar to that attached hereto as the "Form of Assignment" in Exhibit A-1, and (ii) if the Trust or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Securities Legend.

          d. Restrictions on Transfer of a Definitive Capital Security for a Beneficial Interest in the Global Capital Security. A Definitive Capital Security may not be exchanged for a beneficial interest in the Global Capital Security except upon satisfaction of the requirements set forth below. Upon receipt by the Property Trustee of a Definitive Capital Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Property Trustee, together with:

               (i) if such Definitive Capital Security is a Restricted Capital Security, certification from the transferor in a form substantially similar to that attached hereto as the "Form of Assignment" in Exhibit A-1; and

               (ii) whether or not such Definitive Capital Security is a Restricted Capital Security, written instructions directing the Property Trustee to make, or to direct the Clearing Agency to make, an adjustment on its books and records with respect to the Global Capital Security to reflect an increase in the number of the Capital Securities represented by such Global Capital Security;

then the Property Trustee shall cancel such Definitive Capital Security and cause, or direct the Clearing Agency to cause, the aggregate number of Capital Securities represented by the Global Capital Security to be increased accordingly. If no Global Capital Security is then outstanding, the Trust shall issue and the Property Trustee shall authenticate, upon written order of any Administrative Trustee, the Global Capital Security representing the appropriate number of Capital Securities.

          e. Transfer and Exchange of the Global Capital Security. Subject to Section 9.02(f), the transfer and exchange of the Global Capital Security or beneficial interests therein shall be effected through the Clearing Agency, in accordance with this Declaration (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Clearing Agency therefor.

          f. Transfer of a Beneficial Interest in the Global Capital Security for a Definitive Capital Security.

               (i) Any Person having a beneficial interest in the Global Capital Security may upon request, but only upon 20 days prior notice to the Property Trustee, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Capital Security representing the same number of Capital Securities. Upon receipt by the Property Trustee from the Clearing Agency or its nominee on behalf of any Person having a beneficial interest in the Global Capital Security of written instructions or such other form of instructions as is customary for the Clearing Agency or the Person designated by the Clearing Agency as having such a beneficial interest in a Restricted
     Capital Security and a certification from the transferor (in a form substantially similar to that attached hereto as the "Form





     of Assignment" in Exhibit A-1), which may be submitted by facsimile, then the Property Trustee will cause the aggregate number of Capital Securities represented by Global Capital Security to be reduced on its books and records and, following such reduction, the Trust will execute and the Property Trustee will authenticate and make available for delivery to the transferee a Definitive Capital Security.

               (ii) Definitive Capital Securities issued in exchange for a beneficial interest in the Global Capital Security pursuant to this Section 9.2(f) shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its Participants or indirect participants or otherwise, shall instruct the Property Trustee in writing. The Property Trustee shall deliver such Capital Securities to the Persons in whose names such Capital Securities are so registered in accordance with such instructions of the Clearing Agency.

          g. Restrictions on Transfer and Exchange of the Global Capital Security. Notwithstanding any other provisions of this Declaration (other than the provisions set forth in subsection (h) of this Section 9.2), the Global Capital Security may not be transferred as a whole except by the Clearing Agency to a nominee of the Clearing Agency or another nominee of the Clearing Agency or by the Clearing Agency or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency.

          h. Authentication of Definitive Capital Securities. If at any time:

               (i) there occurs a Default or an Event of Default which is continuing; or

               (ii) the Trust, in its sole discretion, notifies the Property Trustee in writing that it elects to cause the issuance of Definitive Capital Securities under this Declaration;

then the Trust will execute, and the Property Trustee, upon receipt of a written order of the Trust signed by one Administrative Trustee requesting the authentication and delivery of Definitive Capital Securities to the Persons designated by the Trust, will authenticate and make available for delivery Definitive Capital Securities, equal in number to the number of Capital Securities represented by the Global Capital Security, in exchange for such Global Capital Security.


          (i)  Legend.

               (i)  Except as permitted by the following paragraph
     (ii), each Capital Security certificate evidencing the Global Capital Security and the Definitive Capital Securities (and all Capital Securities issued in exchange therefor or substitution thereof) shall bear a legend (the "Restricted Securities Legend") in substantially the following form:

          THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRST OF AMERICA BANK





          CORPORATION (THE "COMPANY") OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE COMPANY (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
          (C) SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
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i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS CAPITAL SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE TRUST. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

               (ii) Upon any sale or transfer of a Restricted Capital Security (including any Restricted Capital Security represented by the Global Capital Security) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act after such registration statement ceases to be effective:

               A. in the case of any Restricted Capital Security that is a Definitive Capital Security, the Registrar shall permit the Holder thereof to exchange such Restricted Capital Security for a Definitive Capital Security that does not bear the Restricted Securities Legend and rescind any restriction on the transfer of such Restricted Capital Security; and

               B. in the case of any Restricted Capital Security that is represented by the Global Capital Security, the Registrar shall permit the Holder of such Global Capital Security to exchange such Global Capital Security for another Global Capital Security that does not bear the Restricted Securities Legend.

          j. Cancellation or Adjustment of Global Capital Security. At such time as all beneficial interests in the Global Capital
Security have either been exchanged for Definitive Capital Securities to the extent permitted by this Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global Capital Security shall be returned to the Clearing Agency for cancellation or retained and canceled by the Property Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Capital Security is exchanged for Definitive Capital
Securities, Capital Securities represented by such Global Capital Security shall be reduced and an adjustment shall be made on the books and records of the Property Trustee (if it is then the custodian for such Global Capital Security) with respect to such Global Capital Security, by the Property Trustee or the Securities Custodian, to





reflect such reduction.

          k. Obligations with Respect to Transfers and Exchanges of Capital Securities.

               (i) To permit registrations of transfers and exchanges, the Trust shall execute and the Property Trustee shall authenticate Definitive Capital Securities and the Global Capital Security at the Registrar's or co-registrar's request in accordance with the terms of this Declaration.

               (ii) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Trust or the Sponsor may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

               (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange (a) Capital Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Capital Securities for redemption and ending at the close of business on the day of such mailing; or
     (b) any Capital Security so selected for redemption in whole or in part, except the unredeemed portion of any Capital Security being redeemed in part.

               (iv)      Prior to the due presentation for
     registration of transfer of any Capital Security, the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Capital Security is registered as the absolute owner of such Capital Security for the purpose of receiving Distributions on such Capital Security and for all other purposes whatsoever, and none of the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (v)  All Capital Securities issued upon any
     registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the Capital Securities surrendered upon such registration of transfer or exchange.

          l.   No Obligation of the Property Trustee.

               (i) The Property Trustee shall have no responsibility or obligation to any beneficial owner of the Global Capital Security, a Participant in the Clearing Agency or other Person with respect to the accuracy of the records of the Clearing Agency or its nominee or of any Participant thereof, with respect to any ownership interest in the Capital Securities or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Clearing Agency) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Capital Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Capital Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Clearing Agency or its nominee in the case of the Global Capital Security). The rights of beneficial owners in the Global Capital Security shall be exercised only through the Clearing Agency subject to the applicable rules and procedures of the Clearing Agency. The Property Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Clearing Agency or any agent thereof with respect to its Participants and any beneficial owners.

               (ii) The Property Trustee and Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this





     Declaration or under applicable law with respect to any transfer of any interest in any Capital Security (including any transfers between or among Clearing Agency Participants or beneficial owners in the Global Capital Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Declaration, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          m. Exchange of Series A Capital Securities for Series B Capital Securities. The Series A Capital Securities may be exchanged for Series B Capital Securities pursuant to the terms of the Exchange Offer. The Property Trustee shall make the exchange as follows:

          The Sponsor shall present the Property Trustee with an Officers' Certificate certifying the following:

               A. upon issuance of the Series B Capital Securities, the transactions contemplated by the Exchange Offer have been consummated; and

               B. the number of Series A Capital Securities properly tendered in the Exchange Offer that are represented by the Global Capital Security and the number of Series A Capital Securities properly tendered in the Exchange Offer that are represented by Definitive Capital Securities, the name of each Holder of such Definitive Capital Securities, the liquidation amount of Capital Securities properly tendered in the Exchange Offer by each such Holder and the name and address to which Definitive Capital Securities for Series B Capital Securities shall be registered and sent for each such Holder.

          The Property Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series B Capital Securities have been registered under Section 5 of the Securities Act and this Declaration, the Series B Capital Securities Guarantee and the Indenture have been qualified under the Trust Indenture Act and (y) with respect to the matters set forth in
Section 3(p) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) the Global Capital Security for Series B Capital Securities in aggregate liquidation amount equal to the aggregate liquidation amount of Series A Capital Securities represented by the Global Capital Security indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Capital Securities representing Series B Capital Securities registered in the names and in the liquidation amounts, indicated in such Officers' Certificate.

          If, upon consummation of the Exchange Offer, less than all the outstanding Series A Capital Securities shall have been properly tendered and not withdrawn, the Property Trustee shall make an endorsement on the Global Capital Security for Series A Capital Securities indicating the reduction in the number and aggregate liquidation amount represented thereby as a result of the Exchange Offer.

          The Trust shall deliver such Definitive Capital Securities for Series B Capital Securities to the Holders thereof as indicated in such Officers' Certificate.

          n. Minimum Transfers. Series A Capital Securities may only be transferred in minimum blocks of $100,000 aggregate liquidation amount until such Series A Capital Securities are registered pursuant to an effective Registration Statement filed under the Securities Act or are "unrestricted" pursuant to Rule 144 under the Securities Act.

SECTION 9.3    Deemed Security Holders.

          The Trustees may treat the Person in whose name any Security





shall be registered on the books and records of the Trust as the sole owner of such Security for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Security on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 9.4    Book Entry Interests.

          The Global Capital Security shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of the Clearing Agency, and no Capital Security Beneficial Owner will receive a definitive certificate for a Capital Security (a "Capital Security Certificate") representing such Capital Security Beneficial Owner's interests in such Global Capital Security, except as provided in Section 9.2. Unless and until definitive, fully registered Capital Securities certificates have been issued to the Capital Security Beneficial Owners pursuant to Section 9.2:

          a. the provisions of this Section 9.4 shall be in full force and effect;

          b. the Trust and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Declaration (including the payment of Distributions on the Global Capital Security and receiving approvals, votes or consents hereunder) as the Holder of the Capital Securities and the sole holder of the Global Capital Security and shall have no obligation to the Capital Security Beneficial Owners;

          c. to the extent that the provisions of this Section 9.4 conflict with any other provisions of this Declaration, the provisions of this Section 9.4 shall control; and

          d. the rights of the Capital Security Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Capital Security Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants and receive and transmit payments of Distributions on the Global Capital Security to such Clearing Agency Participants. DTC will make book entry transfers among the Clearing Agency Participants.

SECTION 9.5    Notices to Clearing Agency.

          Whenever a notice or other communication to the Capital Security Holders is required under this Declaration, the Trustees shall give all such notices and communications specified herein to be given to the Holder of the Global Capital Security to the Clearing Agency, and shall have no notice obligations to the Capital Security Beneficial Owners.

SECTION 9.6    Appointment of Successor Clearing Agency.

          If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Capital Securities the Administrative Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Capital Securities.


                             ARTICLE X
                     LIMITATION OF LIABILITY OF
              HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1   Liability.

          a. Except as expressly set forth in this Declaration, the Securities Guarantees and the terms of the Securities, the Sponsor shall not be:

               (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders





     of the Securities which shall be made solely from assets of the Trust; and

               (ii) be required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

          b. The Sponsor shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

          c. Pursuant to Section 3803(a) of the Business Trust Act, the Holders of the Capital Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.


SECTION 10.2   Exculpation.

          a. No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

          b. An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

SECTION 10.3   Fiduciary Duty.

          a. To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

          b.   Unless otherwise expressly provided herein:

               (i) whenever a conflict of interest exists or arises between any Covered Persons; or

               (ii)      whenever this Declaration or any other
     agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities;

the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such





conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

          c. Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

               (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

               (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 10.4   Indemnification.

          a. (i) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (ii) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

               (iii)     To the extent that a Company Indemnified
     Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action,





     suit or proceeding referred to in paragraphs (i) and (ii) of this
     Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (iv)      Any indemnification under paragraphs (i) and
     (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and
     (ii). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

               (v) Expenses (including attorneys' fees and expenses) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Administrative Trustees by a majority vote of a quorum of disinterested Administrative Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Administrative Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such Person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or Common Security Holder reasonably determine that such Person deliberately breached his duty to the Trust or its Common or Capital Security Holders.

               (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Sponsor or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Sponsor and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

               (vii) The Sponsor or the Trust may purchase and maintain insurance on behalf of any Person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).





               (viii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

               (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

          b. The Sponsor agrees to indemnify, to full extent permitted by law, the (i) Property Trustee, (ii) the Delaware Trustee,
(iii) any Affiliate of the Property Trustee or the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee or the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the resignation or removal of the Property Trustee or the Delaware Trustee and the satisfaction and discharge of this Declaration.

SECTION 10.5   Compensation of Property Trustee and Delaware Trustee.

          The Sponsor agrees to pay the Property Trustee and the Delaware Trustee, from time to time such compensation for all services rendered by the Property Trustee and the Delaware Trustee hereunder as may be mutually agreed upon in writing by the Sponsor and the Property Trustee or the Delaware Trustee, as the case may be, and, except as otherwise expressly provided herein, to reimburse the Property Trustee and the Delaware Trustee upon its or their request for all reasonable expenses, disbursements and advances incurred or made by the Property Trustee or the Delaware Trustee, as the case may be, in accordance with the provisions of this Declaration, except any such expense, disbursement or advance as may be attributable to its or their negligence or bad faith.

SECTION 10.6   Outside Businesses.

          Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware
Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take





for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                              ARTICLE XI
                              ACCOUNTING

SECTION 11.1   Fiscal Year.

          The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 11.2   Certain Accounting Matters.

          a. At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrative Trustees.

          b. The Administrative Trustees shall cause to be prepared and delivered to each of the Holders of Securities, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss;

          c. The Administrative Trustees shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrative Trustees shall endeavor to deliver all such information statements within 30 days after the end of each Fiscal Year of the Trust.

          d. The Administrative Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 11.3   Banking.

          The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.

SECTION 11.4   Withholding.

          The Trust and the Administrative Trustees shall comply with all withholding requirements under United States federal, state and





local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrative Trustees shall cause to be filed required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claimed over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.


                              ARTICLE XII
                        AMENDMENTS AND MEETINGS

SECTION 12.1   Amendments.

          a. Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by:

               (i) the Sponsor and the Administrative Trustees (or, if there are more than two Administrative Trustees, a majority of the Administrative Trustees);

               (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee; and

               (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee.

          b. No amendment shall be made, and any such purported amendment shall be void and ineffective:

               (i) unless, in the case of any proposed amendment, the Property Trustee shall have first received an Officers'
     Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

               (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received:

               A. an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

               B. an Opinion of Counsel (who may be counsel to the Sponsor or the Trust) that

                    (x)  such amendment is permitted by, and conforms
          to, the   terms of this Declaration (including the terms of
          the Securities) and

                    (y) all conditions precedent to the execution and delivery of such amendment have been satisfied;

     provided, however, that the Property Trustee shall not be required to sign any such amendment; and





               (iii) to the extent the result of such amendment would be to:

               A. cause the Trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

               B. reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

               C. cause the Trust to be deemed to be an Investment Company required to be registered under the Investment
          Company Act;

          c. At such time after the Trust has issued any Securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any Holder of Securities may be effected only with such additional requirements as may be set forth in the terms of such Securities;

          d. Section 10.1(c) and this Section 12.1 shall not be amended without the consent of all of the Holders of the Securities;

          e. Article Four shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common
Securities;

          f. The rights of the holders of the Common Securities under Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities; and

          g. Notwithstanding Section 12.1(c), this Declaration may be amended without the consent of the Holders of the Securities to:

               (i) cure any ambiguity, correct or supplement any provision in this Declaration that may be inconsistent with any other provision of this Declaration or to make any other provisions with respect to matters or questions arising under this Declaration which shall not be inconsistent with the other provisions of the Declaration; and

               (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an Investment Company under the Investment Company Act;

provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the Holders of the Securities, and any amendments of this Declaration shall become effective when notice thereof is given to the Holders of the Securities.

SECTION 12.2   Meetings of the Holders of Securities; Action by
               Written Consent.

          a. Meetings of the Holders of any class of Securities may be called at any time by the Administrative Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading. The Administrative Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Administrative Trustees one or more notices in a writing stating that





the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Security certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

          b. Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of Securities:

               (i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Administrative Trustees may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrative Trustees;

               (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

               (ii) each meeting of the Holders of the Securities shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate; and

               (iii) unless the Business Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Capital Securities are then listed or trading, otherwise provides, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.





                              ARTICLE XIII
                   REPRESENTATIONS OF PROPERTY TRUSTEE
                          AND DELAWARE TRUSTEE

SECTION 13.1   Representations and Warranties of Property Trustee.

          The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

          a. The Property Trustee is a New York banking corporation with trust powers and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

          b. The execution, delivery and performance by the Property Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. This Declaration has been duly executed and delivered by the Property Trustee and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

          c. The execution, delivery and performance of this Declaration by the Property Trustee does not conflict with or constitute a breach of the charter or by-laws of the Property Trustee; and

          d. No consent, approval or authorization of, or registration with or notice to, any New York State or federal banking authority is required for the execution, delivery or performance by the Property Trustee of this Declaration.

SECTION 13.2   Representations and Warranties of Delaware Trustee.

          The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

          a. The Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration:

          b. The execution, delivery and performance by the Delaware Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. This Declaration has been duly executed and delivered by the Delaware Trustee and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

          c. No consent, approval or authorization of, or registration with or notice to, any federal or Delaware banking authority is required for the execution, delivery or performance by the Delaware Trustee of this Declaration; and

          d. The Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an





entity which has its principal place of business in the State of Delaware.

                              ARTICLE IV
                          REGISTRATION RIGHTS

SECTION 14.1   Registration Rights Agreement; Liquidated Damages.

          The Holders of the Series A Capital Securities, the Series A Debentures and the Series A Capital Securities Guarantee (collectively, the "Registrable Securities") are entitled to the benefits of the Registration Rights Agreement. Subject to the provisions of the Registration Rights Agreement, the Sponsor and the Trust have agreed for the benefit of the Holders of Registrable Securities that: (i) they will, at the Sponsor's cost, within 150 days after January 28, 1997 (the "Issue Date"), file a registration statement (the "Exchange Registration Statement") relating an Exchange Offer pursuant to which each issuer of such respective Registrable Securities would issue amounts of such Registrable Securities as are accepted in the Exchange Offer which shall be identical in all respects to those exchanged, except they will have been registered under the Securities Act and will no longer be subject to transfer restrictions under the Securities Act or the $100,000 minimum aggregate principal or liquidation amount transfer restriction and, if required pursuant to the terms of the Registration Rights Agreement, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Registrable Securities, (ii) they will use their best efforts to cause such Exchange Registration Statement and/or Shelf Registration Statement, as the case requires, to be declared effective by the Commission within 180 days after the Issue Date and (iii) they will use their best efforts to maintain the Shelf Registration Statement, if any, continuously effective under the Securities Act until the third anniversary of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement (the "Effectiveness Period"). All references herein to such Registrable Securities shall be deemed to include, as the context may require, the Registrable Securities into which such Securities have been exchanged pursuant to the Exchange Offer ("Exchange Securities") and all reference to numbers or amounts of such Securities shall be deemed to include, as the context may require, such Exchanged Securities. Capitalized terms used in this
Article XIV but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

          If (i) (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is filed with the Commission on or prior to the 150th day after the Issue Date or (B) notwithstanding that the Debenture Issuer and the Trust have consummated or will consummate an Exchange Offer, the Debenture Issuer and the Trust are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after the applicable required filing date, additional Distributions shall accumulate on the liquidation amount of the Capital Securities at a rate of 0.25% per annum; or

a. (ii) (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to the 30th day after the applicable required filing date or (B) notwithstanding that the Debenture Issuer and the Trust have consummated or will consummate an Exchange Offer, the Debenture Issuer and the Trust are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 30th day after the date such Shelf Registration Statement was required to be filed, then, commencing on the 31st day after the applicable required filing date, additional Distributions shall accumulate on the liquidation amount of the Capital Securities at a rate of 0.25% per annum; or

               (iii)     (A) the Trust has not accepted for exchange





     Exchange Capital Securities for all Capital Securities validly tendered or the Debenture Issuer has not accepted for exchange the Exchange Guarantee or Exchange Subordinated Debentures for the Guarantee or all Subordinated Debentures validly tendered, in accordance with the terms of the Exchange Offer on or prior to the 30th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of the Issue Date (other than after such time as all Capital Securities have been disposed of thereunder or otherwise cease to be Registrable Securities), additional Distributions shall accumulate on the liquidation amount of the Capital Securities at a rate of 0.25% per annum commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above;

provided, however, that the additional Distributions rate on the liquidation amount of the Capital Securities may not exceed in the aggregate 0.25% per annum; provided, further, however, that upon (1) the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) the acceptance for exchange of Exchange Capital Securities, the Exchange Guarantee and the Exchange Subordinated Debentures for all Capital Securities, the Guarantee and the Subordinated Debentures validly tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), additional Distributions on the liquidation amount of the Capital Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accumulate.

          Any amounts of additional Distributions due pursuant to clauses (i), (ii) or (iii) above will be payable in cash on January 31 and July 31 of each year to the Holders on the fifteenth day of the month in which the relevant Distribution date falls.

                              ARTICLE XV
MISCELLANEOUS

SECTION 15.1   Notices.

          All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          a. if given to the Trust, in care of the Administrative Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

          First of America Capital Trust I
          c/o First of America Bank Corporation
          211 South Rose Street
          Kalamazoo, Michigan 49007
          Attention:  Samuel G. Stone

          b. if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders of the Securities):

          The Bank of New York (Delaware)
          White Clay Center
          Route 273
          Newark, Delaware  19711
          Attention:  Corporate Trust Department

          c.   if given to the Property Trustee, at the Property





Trustee's mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Securities):

          The Bank of New York
          101 Barclay Street, 21 West
          New York, New York 10286
          Attention:  Corporate Trust Trustee Administration

          d. if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

          First of America Bank Corporation
          211 South Rose Street
          Kalamazoo, Michigan 49007
          Attention:  Samuel G. Stone

          e. if given to any other Holder, at the address set forth on the books and records of the Trust.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 15.2   Governing Law.

          This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

SECTION 15.3   Intention of the Parties.

          It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

SECTION 15.4   Headings.

          Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 15.5   Successors and Assigns.

          Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 15.6   Partial Enforceability.

          If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 15.7   Counterparts.

          This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages





shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.





          IN WITNESS WHEREOF, the undersigned has caused this Declaration to be duly executed as of the day and year first above written.

     FIRST OF AMERICA BANK CORPORATION,
        as Sponsor

     By:  /s/ Samuel G. Stone
     Name:
     Title:


     THE BANK OF NEW YORK,
     as Property Trustee

     By:  /s/ Mary Jane Morrissey
     Name:  MARY JANE MORRISSEY
     Title:  VICE PRESIDENT


     THE BANK OF NEW YORK (DELAWARE),
     as Delaware Trustee

     By:  /s/ Joseph G. Ernst
     Name:  Joseph G. Ernst
     Title:  Assistant Vice President


     THOMAS  W. LAMBERT,
     as Administrative Trustee

     By:  /s/ Thomas W. Lambert


     SAMUEL G. STONE,
     as Administrative Trustee

     By:  /s/ Samuel G. Stone


     JOHN H. MINER,
     as Administrative Trustee

     By:  /s/ John H. Miner





ANNEX I
                               TERMS OF
               8.12% CAPITAL SECURITIES, SERIES A/SERIES B
                        8.12% COMMON SECURITIES

     Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of January 28, 1997 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities and the Common Securities (collectively, the "Securities") are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Offering Memorandum referred to below in Section 2(c) of this Annex I):

     1.             Designation and Number.

     a. Capital Securities. 150,000 Series A Capital Securities of the Trust and 150,000 Series B Capital Securities of the Trust, each series with an aggregate liquidation amount with respect to the assets of the Trust of one hundred fifty million dollars ($150,000,000), as provided in the Purchase Agreement, and each with a liquidation amount with respect to the assets of the Trust of $1,000 per Security, are hereby designated for the purposes of identification only as "8.12% Capital Securities, Series A" and "8.12% Capital Securities, Series B", respectively (collectively, the "Capital Securities"). The certificates evidencing the Capital Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Capital Securities are listed.

     b. Common Securities. 4,640 Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of four million six hundred forty thousand dollars ($4,640,000) and a liquidation amount with respect to the assets of the Trust of $1,000 per Security, are hereby designated for the purposes of identification only as "8.12% Common Securities" (the "Common Securities"). The certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

     2.             Distributions.

     a. Distributions payable on each Security shall be fixed at a rate per annum of 8.12% (the "Coupon Rate") of the liquidation amount of $1,000 per Security (the "Liquidation Amount"), such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period shall bear additional Distributions thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer shall be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions", as used herein, includes distributions of any such interest and Liquidated Damages payable unless otherwise stated. A Distribution shall be payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

     b. Distributions on the Securities shall be cumulative, shall accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from January 28, 1997, and shall be payable semi-annually in arrears on January 31 and July
31 of each year, commencing on July 31, 1997 (each, a "Distribution Date"), except as otherwise described below. Distributions shall be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period less than a full calendar month on the basis of the actual number of days elapsed in such month. As long as no





Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such period (each an "Extension Period"), during which Extension Period no interest shall be due and payable on the Debentures, provided that no Extension Period shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions shall also be deferred. Despite such deferral, Distributions shall continue to accumulate with additional Distributions thereon (to the extent permitted by applicable law but not at a rate greater than the rate at which interest is then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. The Debenture Issuer may further defer payments of interest by further extending any existing Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     c. Distributions on the Securities shall be payable to the Holders thereof as they appear on the books and records of the Trust on the fifteenth day of the month in which the relevant Distribution Date occurs, which Distribution Dates correspond to the interest payment dates on the Debentures. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Capital Securities shall be made as described under the heading "Description of the Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer" in the Offering Memorandum dated January 21, 1997, of the Debenture Issuer and the Trust relating to the Securities and the Debentures. The relevant record dates for the Common Securities shall be the same as the record dates for the Capital Securities. Distributions payable on any Securities that are not punctually paid on any Distribution Date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, shall cease to be payable to the Holder on the relevant record date, and such defaulted Distribution shall instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

     d. In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

     3.             Liquidation Distribution Upon Termination.

     In the event of any termination of the Trust or the Sponsor otherwise gives notice of its election to liquidate the Trust pursuant to Section 8.1(a)(iii) of the Declaration, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the Holders of the Securities a Like Amount (as defined below) of the Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such Holders shall be entitled to receive out of the assets of the Trust legally available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount of $1,000 per Security plus accumulated and unpaid





Distributions thereon to the date of payment (such amount being the "Liquidation Distribution").

     "Like Amount" means (i) with respect to a redemption of the Securities, Securities having a Liquidation Amount equal to the principal amount of Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Debentures upon the liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Securities of the Holder to whom such Debentures are distributed.

     If, upon any such liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation
Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis.

     4.             Redemption and Distribution.

     a. Upon the repayment of the Debentures in whole or in part, at maturity or upon early redemption (either at the option of the Debenture Issuer or pursuant to a Special Event, as described below), the proceeds from such repayment shall be simultaneously applied by the Property Trustee (subject to the Property Trustee having received notice no later than 45 days prior to such repayment) to redeem a Like Amount of the Securities at a redemption price equal to (i) in the case of the repayment of the Debentures at maturity, the Maturity Redemption Price (as defined below), (ii) in the case of the optional redemption of the Debentures upon the occurrence and continuation of a Special Event prior to January 31, 2007, the Special Event Redemption Price (as defined below) and (iii) in the case of the optional redemption of the Debentures on or after January 31, 2007, the Optional Redemption Price (as defined below). The Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price are referred to collectively as the "Redemption Price". Holders shall be given not less than 30 nor more than 60 days prior written notice of such redemption.

     B. (i)         The "Maturity Redemption Price", with respect to a
redemption of Securities, shall mean an amount equal to the principal of and accrued interest on the Debentures as of the maturity date thereof.

         (ii) In the case of an optional redemption, if fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Capital Securities shall be redeemed Pro Rata and the Capital Securities to be redeemed shall be determined as described in Section 4(f)(ii) below. Upon the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, the Debentures thereafter will be subject to optional repayment, in whole, but not in part, on or after January 31, 2007.

     The Debenture Issuer shall have the right (subject to the conditions in the Indenture) to elect to redeem the Debentures in whole or in part at any time on or after January 31, 2007 (the "Initial Optional Redemption Date"), upon not less than 30 days and not more than 60 days notice, and, simultaneous with such redemption, to cause a Like Amount of the Securities to be redeemed by the Trust at the Optional Redemption Price on a Pro Rata basis. "Optional Redemption Price" shall mean a price equal to the percentage of the liquidation amount of Securities to be redeemed plus accumulated and unpaid Distributions thereon, if any, to the date of such redemption if redeemed during the 12 month period beginning January 31 of the years indicated below:


                         Year                         ercentage
                         2007   . . . . . . . . . .   104.060%
                         2008   . . . . . . . . . .   103.654%
                         2009   . . . . . . . . . .   103.248%
                         2010   . . . . . . . . . .   102.842%
                         2011   . . . . . . . . . .   102.436%





                         2012   . . . . . . . . . .   102.030%
                         2013   . . . . . . . . . .   101.624%
                         2014   . . . . . . . . . .   101.218%
                         2015   . . . . . . . . . .   100.812%
                         2016   . . . . . . . . . .   100.406%
                     2017 and thereafter  . . . . .   100.000%

     c. If at any time a Tax Event or a Regulatory Capital Event (as such terms are defined below, and each, a "Special Event") occurs prior to the Initial Optional Redemption Date, the Debenture Issuer shall have the right (subject to the conditions set forth in the Indenture) upon not less than 30 nor more than 60 days prior written notice, to redeem the Debentures in whole, but not in part, within the 90 days following the occurrence of such Special Event (the "90 Day Period"), and, simultaneous with such redemption, to cause a Like Amount of the Securities to be redeemed by the Trust at the Special Event Redemption Price on a Pro Rata basis.

     "Tax Event" shall occur upon receipt by the Debenture Issuer and an Administrative Trustee of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after January 28, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) the interest payable by the Debenture Issuer on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Debenture Issuer, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Regulatory Capital Event" shall mean that the Debenture Issuer shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after January 28, 1997, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier I Capital (or its then equivalent); provided, however, that the distribution of the Debentures in connection with the termination of the Trust by the Debenture Issuer shall not in and of itself constitute a Regulatory Capital Event unless such termination shall have occurred in connection with a Tax Event.

     "Special Event Redemption Price" shall mean a price equal to the greater of (i) 100% of the liquidation amount of Securities to be redeemed or (ii) the sums as determined by a Quotation Agent (as defined in the Indenture), of the present values of the liquidation amount and premium payable with respect to an optional redemption of Securities on the Initial Optional Redemption Date, together with scheduled payments of Distributions from the redemption date to and including the Initial Optional Redemption Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Indenture), plus, in each case, accumulated and unpaid Distributions thereon, if any, to the date of such redemption.

     d. On and from the date fixed by the Administrative Trustees for any distribution of Debentures and liquidation of the Trust: (i) the Securities will no longer be deemed to be outstanding, (ii) the Clearing Agency or its nominee (or any successor Clearing Agency or





its nominee), as the Holder of the Capital Securities, shall receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and any certificates representing Securities not held by the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) shall be deemed to represent beneficial interests in a Like Amount of Debentures until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue.

     e.   The Trust may not redeem fewer than all the outstanding
Securities unless all accumulated and unpaid Distributions have been paid on all Securities for all semi-annual Distribution periods terminating on or before the date of redemption.

     f. The procedure with respect to redemptions or distributions of Debentures shall be as follows:

          (i) Notice of any redemption of, or notice of distribution of Debentures in exchange for, the Securities (a "Redemption/Distribution Notice") shall be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, shall be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 4(f)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

         (ii) In the event that fewer than all the outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder of Capital Securities, it being understood that, in respect of Capital Securities registered in the name of and held of record by the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) or any nominee, the distribution of the proceeds of such redemption shall be made to the Clearing Agency and disbursed by such Clearing Agency in accordance with the procedures applied by such agency or nominee.

        (iii) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, (which notice shall be irrevocable), then (A) with respect to Capital Securities issued in book-entry form, by 12:00 noon, New York City time, on the redemption date, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures by 10:00 a.m., New York City time, on the maturity date or the date of redemption, as the case requires, the Property Trustee shall deposit irrevocably with the Clearing Agency or its nominee (or successor Clearing Agency or its nominee) immediately available funds sufficient to pay the applicable Redemption Price with respect to such Capital Securities and shall give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the relevant Clearing Agency Participants, and (B) with respect to Capital Securities issued in certificated form and Common Securities, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee shall pay the relevant
     Redemption Price to the Holders of such Securities by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date. If a Redemption/Distribution Notice shall have been given and funds





     deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, Distributions shall cease to accumulate on the Securities so called for redemption and all rights of Holders of such Securities so called for redemption shall cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities shall cease to be outstanding.

         (iv) Payment of accumulated and unpaid Distributions on the Redemption Date of the Securities shall be subject to the rights of Holders of Securities on the close of business on a regular record date in respect of a Distribution Date occurring on or prior to such Redemption Date.

          (v) Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of
     (i) any Securities beginning on the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Securities for redemption or (ii) any Securities selected for redemption except the unredeemed portion of any Security being redeemed. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Sponsor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities shall continue to accumulate from the original redemption date to the actual date of payment, in which case the actual payment date shall be considered the date fixed for redemption for purposes of calculating the Redemption Price.

         (vi) Redemption/Distribution Notices shall be sent by the Property Trustee on behalf of the Trust (A) in respect of Capital Securities issued in book-entry form, to the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee),
     (B) in respect of Capital Securities issued in certificated form, to the Holders thereof, and (C) in respect of the Common Securities, to the Holders thereof.

        (vii) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws and banking laws and to the provisions contained in the Purchase Agreement), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     5.   Voting Rights - Capital Securities.

     a. Except as provided under Sections 5(b) and 7 and as otherwise required by law and the Declaration, the Holders of the Capital Securities shall have no voting rights.

     b. So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture
Trustee, or executing any trust or power conferred on such Debenture
Trustee with respect to the Debentures, (ii) waive any past default that is waivable under Section 5.07 of the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent





shall be given by the Property Trustee without the prior approval of each Holder of the Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities except by subsequent vote of such Holders. The Property Trustee shall notify each Holder of Capital Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of such Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust shall not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     If an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay principal of or premium, if any, or interest on the Debentures on the due date (or in the case of redemption, on the redemption date), then a Holder of Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or premium, if any, or interest on a Like Amount of Debentures (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Common Securities Holder shall be subrogated to the rights of such Holder of Capital Securities to the extent of any payment made by the Debenture Issuer to such Holder of Capital Securities in such Direct Action. Except as provided in the second preceding sentence, the Holders of Capital Securities shall not be able to exercise directly any other remedy available to the holders of the Debentures.

     Any approval or direction of Holders of Capital Securities may be given at a separate meeting of Holders of Capital Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Property Trustee shall cause a notice of any meeting at which Holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Capital Securities. Each such notice shall include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consent.

     No vote or consent of the Holders of the Capital Securities shall be required for the Trust to redeem and cancel Capital Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

     Notwithstanding that Holders of Capital Securities are entitled to vote or consent under any of the circumstances described above any of the Capital Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     6.   Voting Rights - Common Securities.

     a. Except as provided under Sections 6(b), 6(c), and 7 as otherwise required by law and the Declaration, the Holders of the Common Securities shall have no voting rights.

     b. Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the Holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the Holders of a Majority in liquidation amount of the outstanding Capital Securities. In no event shall the Holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Sponsor as the holder of the Common
Securities. No resignation or removal of a Trustee and no appointment





of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

     c. So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Debenture Trustee with respect to the Debentures, (ii) waive any past default that is waivable under Section 5.07 of the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in liquidation amount of all outstanding Common Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each Holder of the Common Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Common Securities except by subsequent vote of such Holders. The Property Trustee shall notify each Holder of Common Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of such Holders of the Common Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust shall not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     If an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay principal of or premium, if any, or interest on the Debentures on the due date (or in the case of redemption, on the redemption date), then a Holder of Common Securities may institute a Direct Action for enforcement of payment to such Holder of the principal of or premium, if any, or interest on a Like Amount of Debentures on or after the respective due date specified in the Debentures. In connection with Direct Action, the rights of the Common Securities Holder shall be subordinated to the rights of such Holder of Capital Securities in respect of any payment from the Debenture Issuer in such Direct Action. Except as provided in the second preceding sentence, the Holders of Common Securities shall not be able to exercise directly any other remedy available to the holders of the Debentures.

     Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Administrative Trustees shall cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice shall include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the Holders of the Common Securities shall be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

     7.   Amendments to Declaration and Indenture.

     In addition to the requirements set out in Section 12.1 of the Declaration, the Declaration may be amended from time to time by the Sponsor, the Property Trustee and the Administrative Trustees, without the consent of the Holders of the Securities (i) to cure any





ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provisions, or to make any other provisions with respect to matters or questions arising under the Declaration which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust shall be classified for United States federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the Trust shall not be required to register as an "investment company" under the Investment Company Act; provided however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Holder of Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the Holders of the Securities. The Declaration may be amended by the Trustees and the Sponsor with (a) the consent of Holders representing a Majority in liquidation amount of all outstanding Securities, and
(b) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment shall not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act, provided that, without the consent of each Holder of Trust Securities, the Declaration may not be amended to (x) change the amount or timing of any Distribution on, or the payment required to be made in respect of the Securities or any redemption provisions or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Securities as of a specified date or (y) restrict the right of a Holder of Securities to institute suit for the enforcement of any such payment on or after such date.

     8.   Pro Rata.

     A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Capital Securities pro rata according to the aggregate liquidation amount of Capital Securities held by the relevant Holder relative to the aggregate liquidation amount of all Capital Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Capital Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

     8.   Ranking.

     The Capital Securities rank pari passu with the Common Securities and payment thereon shall be made Pro Rata with the Common Securities, except that, if an Event of Default under the Declaration occurs and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the Holders of the Capital Securities shall be paid in full the Distributions, Redemption Price, Liquidation Distribution and other payments to which they are entitled at such time.

     10.  Acceptance of Capital Securities Guarantee, Common
Securities Guarantee, Indenture and Debentures.

     Each Holder of Capital Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Capital Securities Guarantee, the Common Securities Guarantee, the Indenture and the
Debentures, including the subordination provisions therein.

     11.  No Preemptive Rights.





     The Holders of the Securities shall have no preemptive rights to subscribe for any additional securities.

     12.  Miscellaneous.

     These terms constitute a part of the Declaration.

     The Sponsor shall provide a copy of the Declaration, the Capital Securities Guarantee or the Common Securities Guarantee (as may be appropriate), the Indenture (including any supplemental indenture) to a Holder without charge on written request to the Sponsor at its principal place of business.





                            EXHIBIT A-1

                FORM OF CAPITAL SECURITY CERTIFICATE

                    [FORM OF FACE OF SECURITY]

     [IF THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY, INSERT:
THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH PERSON AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRST OF AMERICA BANK CORPORATION (THE "COMPANY") OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY
(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF FIRST OF AMERICA CAPITAL TRUST I (THE "TRUST") AND THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS CAPITAL SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE TRUST. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]





Certificate Number:                      Number of Capital Securities
                                                            CUSIP NO.

               Certificate Evidencing Capital Securities
                                   of
                   FIRST OF AMERICA CAPITAL TRUST I

                  8.12%  Capital Securities, Series __
           (liquidation amount of $1,000 per Capital Security)

     FIRST OF AMERICA CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _________ (the "Holder") is the registered owner of ________ securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 8.12% Capital Securities, Series __ (liquidation amount of $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of January 28, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

     By its acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.






     IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of _______, ____.


                              FIRST OF AMERICA CAPITAL TRUST I


                              By:______________________________
                              Name:
                              Administrative Trustee





     PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Capital Securities referred to in the within-mentioned Declaration.


Dated:   January 28, 1997

                              THE BANK OF NEW YORK,
                              as Property Trustee

                              By: ____________________________
                                   Authorized Signatory





                    [FORM OF REVERSE OF SECURITY]

          Distributions payable on each Capital Security will be fixed at a rate per annum of 8.12% (the "Coupon Rate") of the liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions", as used herein, includes such cash distributions and any such interest and such Liquidated Damages payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

     Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if any Distributions have been paid, from January 28, 1997, and will be payable semi-annually in arrears on January 31 and July 31 of each year, commencing on July 31, 1997, except as otherwise described below. Distributions shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semiannual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. The Debenture Issuer may further defer payments of interest by further extending any existing Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semiannual period during such Extension Period, or extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     Subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law or capital guidelines or policies of the Federal Reserve Board and certain conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time terminate the Trust and cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

     The Capital Securities shall be redeemable as provided in the Declaration.

                       _________________________





                              ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:




(Insert assignee's social security or tax identification number)




(Insert address and zip code of assignee)

and irrevocably appoints



                                                           agent to
transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee:



* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.





[Include the following if the Capital Security bears a Restricted
Capital Securities Legend --

In connection with any transfer of any of the Capital Securities evidenced by this certificate, the undersigned confirms that such Capital Securities are being:

CHECK ONE BOX BELOW

     (1)  _    exchanged for the undersigned's own account without
               transfer; or

     (2)  _    transferred pursuant to and in compliance with Rule
               144A under the Securities Act of 1933; or

     (3)  _    to an institutional "accredited investor" within the
               meaning of subparagraph (a)(1), (2), (3) or (7) of Rule
               501 under the Securities Act of 1933 that is acquiring the Capital Securities for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act of 1933; or

     (4)  _    transferred pursuant to another available exemption
               from the registration requirements of the Securities
               Act of 1933; or

     (5)  _    transferred pursuant to an effective registration
               statement.

Unless one of the boxes is checked, the Exchange Agent will refuse to register any of the Capital Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Exchange Agent may require, prior to registering any such transfer of the Capital Securities such legal opinions, certifications and other information as the Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided further, that (i) if box (2) is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A in the form attached hereto or (ii) if box (3) is checked, the transferee must also provide to the Exchange Agent a Transferee Letter of Representation in the form attached to the Offering Memorandum of the Trust dated January 21, 1997; provided, further, that after the date that a Registration Statement has been filed and so long as such Registration Statement continues to be effective, the Exchange Agent may only permit transfers for which box
(5) has been checked.
                              _________________________________
                              Signature





               CERTIFICATE OF QUALIFIED INSTITUTIONAL BUYER


     The undersigned transferee of Capital Securities hereby certifies that (i) the undersigned is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, (ii) the undersigned is aware that the transfer of the Capital Securities to the undersigned is being made in reliance on Rule 144A (iii) the undersigned is acquiring the Capital Securities for its own account or for the account of another QIB over which the undersigned exercises its sole investment discretion.

     The undersigned also understands and acknowledges tht the Capital Securities have not been registered under the Securities Act or any other applicable securities law, are being offered for resale in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto and, in each case, in compliance with the terms of the Capital Securities and the terms of the Amended and Restated Declaration of Trust of First of America Capital Trust I dted as of January 28, as the same may be amended from time to time.


                              _______________________________________
                              Signature





                               EXHIBIT A-2

                  FORM OF COMMON SECURITY CERTIFICATE

     THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS COMMON SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF.

Certificate Number                        Number of Common Securities




                 Certificate Evidencing Common Securities of
FIRST OF AMERICA CAPITAL TRUST I

8.12% Common Securities
(liquidation amount of $1,000 per Common Security)

     FIRST OF AMERICA CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that First of America Bank Corporation, a Michigan corporation (the "Holder"), is the registered owner of four thousand six hundred forty (4,640) securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 8.12% Common Securities (liquidation amount of $1,000 per Common Security) (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of January 28, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Sponsor at its principal place of business.

     Upon receipt of this certificate, the Sponsor is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Common Securities Guarantee to the extent provided therein.

     By its acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.





     IN WITNESS WHEREOF, the Trust has executed this certificate this 28th day of January, 1997.


                              FIRST OF AMERICA CAPITAL TRUST I

                              By:
                                   Name:
                                   Administrative Trustee





                  [FORM OF REVERSE OF SECURITY]

     Distributions payable on each Common Security will be fixed at a rate per annum of 8.12% (the "Coupon Rate") of the liquidation amount of $1,000 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semiannually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions", as used herein, includes such cash distributions and any such interest and such Liquidated Damages payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor.

     Distributions on the Common Securities will be cumulative, will accrue from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from January 28, 1997, and will be payable semi-annually in arrears on January 31 and July 31 of each year, commencing on July 31, 1997, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30 day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. The Debenture Issuer may further defer payments of interest by further extending any existing Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or extend beyond the Maturity Date of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     Subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law or capital guidelines or policies of the Federal Reserve Board and certain conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time terminate the Trust and cause the Debentures to be distributed to the holders to the Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

     The Common Securities shall be redeemable as provided in the Declaration.






                                                           Exhibit 4.6


                 FORM OF CAPITAL SECURITY CERTIFICATE

                      (FORM OF FACE OF SECURITY)


     THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT
HEREON IS MADE TO CEDE & CO. OR TO SUCH PERSON AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH
AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.





Certificate Number:                       Number of Capital Securities
                                                             CUSIP NO.

                Certificate Evidencing Capital Securities
                                   of
                     FIRST OF AMERICA CAPITAL TRUST I

                   8.12% Capital Securities, Series B
            (liquidation amount of $1,000 per Capital Security)


     FIRST OF AMERICA CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _________ (the "Holder") is the registered owner of ________ securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 8.12% Capital Securities, Series B (liquidation amount of $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of January 28, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

     By its acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.

     IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of _______________, 1997.

                                   FIRST OF AMERICA CAPITAL TRUST I


                                   By:____________________________

                                   Name:__________________________
                                        Administrative Trustee






         PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Capital Securities referred to in the within-mentioned Declaration.


Dated:

                                        THE BANK OF NEW YORK,
                                           as Property Trustee


                                        By: _________________________
                                             Authorized Signatory





                 [FORM OF REVERSE OF SECURITY]


     Distributions payable on each Capital Security will be fixed at a rate per annum of 8.12% (the "Coupon Rate") of the liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions", as used herein, includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

     Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if any Distributions have been paid, from January 28, 1997, and will be payable semi-annually in arrears on January 31 and July 31 of each year, commencing on July 31, 1997, except as otherwise described below. Distributions shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. The Debenture Issuer may further defer payments of interest by further extending any existing Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semiannual period during such Extension Period, or extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     Subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law or capital guidelines or policies of the Federal Reserve Board and certain conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time terminate the Trust and cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

     The Capital Securities shall be redeemable as provided in the Declaration.





                             ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:




     (Insert assignee's social security or tax identification number)




     (Insert address and zip code of assignee)


     and irrevocably appoints



          agent to transfer this Capital Security
          Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:

Signature:
(Sign exactly as your name appears on the other side of this Capital Security Certificate)


Signature Guarantee:


* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.






                                                           Exhibit 4.7



           CAPITAL SECURITIES, SERIES B, GUARANTEE AGREEMENT


                   First of America Bank Corporation


                     Dated as of ___________, 1997






                           TABLE OF CONTENTS

                                                                  Page

ARTICLE 1 DEFINITIONS AND INTERPRETATION

  SECTION 1.1       Definitions and Interpretation                 2

ARTICLE 2 TRUST INDENTURE ACT

  SECTION 2.1       Trust Indenture Act; Application               5
  SECTION 2.2       Lists of Holders of Securities                 5
  SECTION 2.3       Reports by the Capital Securities Guarantee
                    Trustee                                        6
  SECTION 2.4       Periodic Reports to Capital Securities
                    Guarantee Trustee                              6
  SECTION 2.5       Evidence of Compliance with
                    Conditions Precedent                           6
  SECTION 2.6       Events of Default; Waiver                      6
  SECTION 2.7       Notice of Default                              7
  SECTION 2.8       Conflicting Interests                          7

ARTICLE 3 POWERS, DUTIES AND RIGHTS OF CAPITAL SECURITIES GUARANTEE
          TRUSTEE

  SECTION 3.1       Powers and Duties of the Capital Securities
                    Guarantee Trustee                              7
  SECTION 3.2       Certain Rights of Capital Securities
                    Guarantee Trustee                              9
  SECTION 3.3       Not Responsible for Recitals or Issuance of
                    Series B Capital Securities Guarantee         11

ARTICLE 4 CAPITAL SECURITIES GUARANTEE TRUSTEE

  SECTION 4.1       Capital Securities Guarantee Trustee;
                    Eligibility                                   11
  SECTION 4.2       Appointment, Removal and Resignation
                    of Capital Securities Guarantee Trustee       12

ARTICLE 5 GUARANTEE

  SECTION 5.1       Guarantee                                     13
  SECTION 5.2       Waiver of Notice and Demand                   13
  SECTION 5.3       Obligations Not Affected                      13
  SECTION 5.4       Rights of Holders                             14
  SECTION 5.5       Guarantee of Payment                          15
  SECTION 5.6       Subrogation                                   15
  SECTION 5.7       Independent Obligations                       15

ARTICLE 6 LIMITATION OF TRANSACTIONS; SUBORDINATION

  SECTION 6.1       Limitation of Transactions                    15
  SECTION 6.2       Ranking                                       16

ARTICLE 7 TERMINATION

  SECTION 7.1       Termination                                   17

ARTICLE 8 INDEMNIFICATION

  SECTION 8.1       Exculpation                                   17
  SECTION 8.2       Indemnification                               17

ARTICLE 9 MISCELLANEOUS

  SECTION 9.1       Successors and Assigns                        18
  SECTION 9.2       Amendments                                    18
  SECTION 9.3       Notices                                       18
  SECTION 9.4       Benefit                                       19
  SECTION 9.5       Governing Law                                 19






                             CROSS-REFERENCE TABLE


Section of Trust Indenture Act          Section of Guarantee Agreement
of 1939, as amended

310(a)                                                   4.1(a)
310(b)                                                   4.1(c), 2.8
310(c)                                                   Inapplicable
311(a)                                                   2.2(b)
311(b)                                                   2.2(b)
311(c)                                                   Inapplicable
312(a)                                                   2.2(a)
312(b)                                                   2.2(b)
313                                                      2.3
314(a)                                                   2.4
314(b)                                                   Inapplicable
314(c)                                                   2.5
314(d)                                                   Inapplicable
314(e)                                                   1.1, 2.5, 3.2
314(f)                                                   2.1, 3.2
315(a)                                                   3.1(d)
315(b)                                                   2.7
315(c)                                                   3.1(c)
315(d)                                                   3.1(d)
316(a)                                                   1.1, 2.6, 5.4
316(b)                                                   5.3
316(c)                                                   9.2
317(a)                                                   Inapplicable
317(b)                                                   Inapplicable
318(a)                                                   2.1(a)
318(c)                                                   2.1(b)


This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.






            CAPITAL SECURITIES, SERIES B, GUARANTEE AGREEMENT


     THIS CAPITAL SECURITIES, SERIES B, GUARANTEE AGREEMENT (the "Series B Capital Securities Guarantee"), dated as of _________, 1997, is executed and delivered by First of America Bank Corporation, a Michigan corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Capital Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Series B Capital Securities (as defined herein) of First of America Capital Trust I, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of January 28, 1997, among the trustees of the Issuer, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer (i) has issued on January 28, 1997 150,000 capital securities, having an aggregate liquidation amount of $150,000,000, such capital securities being designated the 8.12% Capital Securities, Series A (collectively, the "Series A Capital Securities") and (ii) is issuing on the date hereof 150,000 capital securities, having an aggregate liquidation amount of $150,000,000, such capital securities being designated the 8.12% Capital Securities, Series B (the "Series B Capital Securities") in connection with the consummation of the Exchange Offer (as defined in the Declaration).

     WHEREAS, as incentive for the Holders to exchange the Series A Capital Securities for the Series B Capital Securities in the Exchange Offer, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Series B Capital Securities Guarantee, to pay the Guarantee Payments (as defined below) to the Holders of the Series B Capital Securities. Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

     WHEREAS, the Guarantor has executed and delivered a guarantee agreement (the "Common Securities Guarantee") for the benefit of the holders of the Common Securities (as defined herein), the terms of which provide that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of Holders of Series A Capital Securities and the Series B Capital Securities to receive Guarantee Payments under the Series A Capital Securities Guarantee and this Series B Capital Securities Guarantee, as the case may be.

     NOW, THEREFORE, in consideration of the exchange by each Holder of Series B Capital Securities [?], which exchange the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Series B Capital Securities Guarantee for the benefit of the Holders.

                               ARTICLE 1
                     DEFINITIONS AND INTERPRETATION

SECTION 1.1         Definitions and Interpretation

     In this Series B Capital Securities Guarantee, unless the context otherwise requires:

     a. Capitalized terms used in this Series B Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     b. Terms defined in the Declaration as at the date of execution of this Series B Capital Securities Guarantee have the same meaning when used in this Series B Capital Securities Guarantee unless otherwise defined in this Series B Capital Securities Guarantee;





     c. a term defined anywhere in this Series B Capital Securities Guarantee has the same meaning throughout;

     d.   all references to "the Series B Capital Securities
Guarantee" or "this Series B Capital Securities Guarantee" are to this Series B Capital Securities Guarantee as modified, supplemented or amended from time to time;

     e. all references in this Series B Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Series B Capital Securities Guarantee, unless otherwise specified;

     f. a term defined in the Trust Indenture Act has the same meaning when used in this Series B Capital Securities Guarantee, unless otherwise defined in this Series B Capital Securities Guarantee or unless the context otherwise requires; and

     g. a reference to the singular includes the plural and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Boston, Massachusetts are authorized or required by law or executive order to close.

     "Capital Securities Guarantee Trustee" shall mean The Bank of New York until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Series B Capital Securities Guarantee and thereafter means each such Successor Capital Securities Guarantee Trustee.

     "Common Securities" shall mean the securities representing common undivided beneficial interests in the assets of the Issuer.

     "Corporate Trust Office" shall mean the office of the Capital Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, 21 West, New York, New York 10286.

     "Covered Person" shall mean any Holder or beneficial owner of Series B Capital Securities.

     "Debentures" shall mean the series of subordinated debt securities of the Guarantor designated the 8.12% Junior Subordinated Deferrable Interest Debentures due January 31, 2027, Series B, held by the Property Trustee (as defined in the Declaration) of the Issuer.

     "Event of Default" shall mean a default by the Guarantor on any of its payment or other obligations under this Series B Capital
Securities Guarantee.

     "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Series B Capital Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Series B Capital Securities to the extent the Issuer has funds on hand legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds on hand legally available therefor at such time, with respect to any Series B Capital Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary termination and liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Series B Capital Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation





amount and all accumulated and unpaid Distributions on the Series B Capital Securities to the date of payment, to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer. If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under any Other Common Securities Guarantees shall be made until the Holders of Series B Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under this Series B Capital Securities Guarantee.

     "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Series B Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Series B Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

     "Indemnified Person" shall mean the Capital Securities Guarantee Trustee, any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders,members, partners, employees, representatives, nominees, custodians or agents of the Capital
Securities Guarantee Trustee.

     "Indenture" shall mean the Indenture, dated as of January 28, 1997, between First of America Bank Corporation, as issuer of Debentures (the "Debenture Issuer") and The Bank of New York, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

     "Majority in liquidation amount of the Series B Capital Securities" shall mean, except as provided by the Trust Indenture Act, a vote by Holder(s) of Series B Capital Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Series B Capital Securities.

     "Officers' Certificate" shall mean, with respect to any person, a certificate signed by the chairman, a vice chairman, the chief executive officer, the president, a vice president, treasurer or an assistant treasurer of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Series B Capital Securities Guarantee shall include:

     a.    a statement that each officer signing the Officers'
Certificate has read the covenant or condition and the definitions relating thereto;

     b. a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     c. a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Other Common Securities Guarantees" shall have the same meaning as "Other Guarantees" as defined in the Common Securities Guarantee.

     "Other Debentures" shall mean all junior subordinated debentures issued by the Guarantor from time to time and sold to trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

     "Other Guarantees" shall mean all guarantees to be issued by the Guarantor with respect to capital securities (if any) similar to the Series B Capital Securities issued by trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the





Issuer.

     "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" shall mean, with respect to the Capital Securities Guarantee Trustee, any officer within the Corporate Trust Office of the Capital Securities Guarantee Trustee with direct responsibility for the administration of this Series B Capital Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Successor Capital Securities Guarantee Trustee" shall mean a successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under
Section 4.1.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

     "Trust Securities" shall mean the Common Securities and the Series A Capital Securities and Series B Capital Securities, collectively.

                               ARTICLE 2
                          TRUST INDENTURE ACT

SECTION 2.1         Trust Indenture Act; Application

     a. This Series B Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Series B Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

     b. if and to the extent that any provision of this Series B Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust
Indenture Act, such imposed duties shall control.

SECTION 2.2         Lists of Holders of Securities

     a. The Guarantor shall provide the Capital Securities Guarantee Trustee (unless the Capital Securities Guarantee Trustee is otherwise the registrar of the Capital Securities) with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Series B Capital Securities ("List of Holders") as of such date, (i) within one Business Day after January 15 and July 15 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Securities Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     b. The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3         Reports by the Capital Securities Guarantee
                    Trustee

     Within 60 days after January 15 of each year, commencing January
15, 1998, the Capital Securities Guarantee Trustee shall provide to





the Holders of the Series B Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4         Periodic Reports to Capital Securities Guarantee
                    Trustee

     The Guarantor shall provide to the Capital Securities Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Capital Securities Guarantee Trustee is for informational purposes only and the Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Capital Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 2.5         Evidence of Compliance with Conditions Precedent

     The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Series B Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6         Events of Default; Waiver

     The Holders of a Majority in liquidation amount of Series B Capital Securities may, by vote, on behalf of the Holders of all of the Series B Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Series B Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7         Notice of Default

     a. The Capital Securities Guarantee Trustee shall, within 5 days after the occurrence of an Event of Default with respect to this Capital Securities Guarantee, mail by first class postage prepaid, to all Holders of the Series B Capital Securities, notices of all Events of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice; provided, that, except in the case of an Event of Default arising from the non-payment of any Guarantee Payment, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Series B Capital Securities.

     b. The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital
Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

SECTION 2.8         Conflicting Interests

     The Declaration shall be deemed to be specifically described in





this Series B Capital Securities Guarantee for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the Trust
Indenture Act.


                              ARTICLE 3
                     POWERS, DUTIES AND RIGHTS OF
                 CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1         Powers and Duties of the Capital Securities
                    Guarantee Trustee

     a. This Series B Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders of the Series B Capital Securities, and the Capital Securities Guarantee Trustee shall not transfer this Series B Capital Securities Guarantee to any Person except a Holder of Series B Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

     b. If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Series B Capital Securities Guarantee for the benefit of the Holders of the Series B Capital Securities.

     c. The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Series B Capital Securities Guarantee, and no implied covenants shall be read into this Series B Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Series B Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     d. No provision of this Series B Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    A. the duties and obligations of the Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Series B Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Series B Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Series B Capital Securities Guarantee against the Capital Securities Guarantee Trustee; and

                    B. in the absence of bad faith on the part of the Capital Securities Guarantee Trustee, the Capital
          Securities Guarantee Trustee may conclusively rely, as to





          the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Series B Capital Securities Guarantee; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Series B Capital Securities Guarantee;

          (ii) the Capital Securities Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Capital Securities Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Series B Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series B Capital Securities Guarantee; and

          (iv) no provision of this Series B Capital Securities Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Series B Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2         Certain Rights of Capital Securities Guarantee
                    Trustee

     a.   Subject to the provisions of Section 3.1:

          (i) The Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Series B Capital Securities Guarantee may be sufficiently evidenced by an Officers' Certificate.

          (iii) Whenever, in the administration of this Series B Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of





     any instrument (or any rerecording, refiling or registration thereof).

          (v) The Capital Securities Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Series B Capital Securities Guarantee from any court of competent jurisdiction.

          (vi) The Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Series B Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee; provided that, nothing contained in this
     Section 3.2(a)(vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Series B Capital Securities Guarantee.

          (vii) The Capital Securities Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument,opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders of the Series B Capital Securities, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Series B Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action.

          (x)       Whenever in the administration of this Series B
     Capital Securities Guarantee the Capital Securities Guarantee
     Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Series B Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with





     such instructions.

          (xi) The Capital Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Series B Capital Securities Guarantee.

     b. No provision of this Series B Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Series B Capital Securities Guarantee

     The recitals contained in this Series B Capital Securities
Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities
Guarantee Trustee makes no representation as to the validity or sufficiency of this Series B Capital Securities Guarantee.


                              ARTICLE 4
                  CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1         Capital Securities Guarantee Trustee; Eligibility

     a. There shall at all times be a Capital Securities Guarantee Trustee which shall:

          (i)       not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     b. If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     c. If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Capital Securities Guarantee Trustee





     a. Subject to Section 4.2(b), the Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

     b. The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor.

     c. The Capital Securities Guarantee Trustee shall hold office until a Successor Capital Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

     d. If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this
Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

     e. No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities
Guarantee Trustee.

     f.   Upon termination of this Series B Capital Securities
Guarantee or removal or resignation of the Capital Securities
Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.


                               ARTICLE 5
                               GUARANTEE

SECTION 5.1         Guarantee

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.
SECTION 5.2         Waiver of Notice and Demand

     The Guarantor hereby waives notice of acceptance of this Series A Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3         Obligations Not Affected

     The obligations, covenants, agreements and duties of the Guarantor under this Series B Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:





     a. the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Series B
Capital Securities to be performed or observed by the Issuer;

     b. the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Series B Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series B Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

     c. any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series A Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     d. the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     e. any invalidity of, or defect or deficiency in, the Series B Capital Securities;

     f. the settlement or compromise of any obligation guaranteed hereby or hereby incurred;

     g.   the consummation of the Exchange Offer; or

     h. any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4         Rights of Holders

     a. The Holders of a Majority in liquidation amount of the Series B Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Series B Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series B Capital Securities Guarantee.

     b. If the Capital Securities Guarantee Trustee fails to enforce this Series B Capital Securities Guarantee, any Holder of Series B Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Capital Securities Guarantee Trustee's rights under this Series B Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5         Guarantee of Payment

     This Series B Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6         Subrogation





     The Guarantor shall be subrogated to all (if any) rights of the Holders of Series B Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Series B Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Series B Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Series B Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7         Independent Obligations

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Series B Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Series B Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections
(a) through (h), inclusive, of Section 5.3 hereof.


                              ARTICLE 6
              LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1         Limitation of Transactions

     So long as any Capital Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor,
(b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Guarantor has actual knowledge that (A) is, or with the giving of notice or the lapse of time, or both, would be an Event of Default and
(B) in respect of which the Guarantor shall not have taken reasonable steps to cure, (2) if such Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Series B Capital Securities Guarantee or
(3) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 16.01 of the Indenture and any such extension shall be continuing.

SECTION 6.2         Ranking





     This Series B Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture (except as indicated below), it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor under this Series B Capital Securities Guarantee as if
(x) such Article XV were set forth herein in full and (y) such obligations were substituted for the term "Securities" appearing in such Article XV, except that with respect to Section 15.03 of the Indenture only, the term "Senior Indebtedness" shall mean all liabilities of the Guarantor, whether or not for money borrowed (other than obligations in respect of Other Guarantees), (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any Other Guarantee (as defined herein) and any Other Common Securities Guarantee and any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                               ARTICLE 7
                              TERMINATION

SECTION 7.1         Termination

     This Series B Capital Securities Guarantee shall terminate and be of no further force and effect (i) upon full payment of the Redemption Price (as defined in the Declaration) of all Series B Capital Securities, or (ii) upon liquidation of the Issuer, the full payment of the amounts payable in accordance with the Declaration or the distribution of the Debentures to the Holders of all of the Series B Capital Securities. Notwithstanding the foregoing, this Series A Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Series A Capital Securities must restore payment of any sums paid under the Series B Capital Securities or under this Series B Capital Securities Guarantee.

                              ARTICLE 8
                           INDEMNIFICATION

SECTION 8.1         Exculpation

     a. No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Series B Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Series B Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     b. An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Series B Capital Securities might properly be paid.

SECTION 8.2         Indemnification

     The Guarantor agrees to indemnify each Indemnified Person for,





and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Series B Capital Securities Guarantee.


                               ARTICLE 9
                             MISCELLANEOUS

SECTION 9.1         Successors and Assigns

     All guarantees and agreements contained in this Series B Capital Securities Guarantee shall bind the successors,assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Series B Capital Securities then outstanding.

SECTION 9.2         Amendments

     Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Series B Capital Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3         Notices

     All notices provided for in this Series B Capital Securities
Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

     a.   If given to the Issuer, in care of the Administrative
Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Series B Capital Securities):

          First of America Capital Trust I
          c/o First of America Bank Corporation
          211 South Rose Street
          Kalamazoo, Michigan  49007
          Attention:Samuel G. Stone
                         Senior Vice President and Treasurer
          Telecopy: (616) 376-7016

     b. If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital Securities Guarantee Trustee may give notice of to the Holders of the Series B Capital Securities):

          The Bank of New York
          101 Barclay Street, 21 West
          New York, New York 10286
          Attention: Corporate Trust Trustee Administration
          Telecopy:  (212) 815-5915

     c. If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Series B Capital Securities):





          First of America Bank Corporation
          211 South Rose Street
          Kalamazoo, Michigan  49007
          Attention:Samuel G. Stone
                         Senior Vice President and Treasurer
          Telecopy: (616) 376-7016

     d. If given to any Holder of Series B Capital Securities, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4         Benefit

     This Series B Capital Securities Guarantee is solely for the benefit of the Holders of the Series B Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Series B Capital Securities.

SECTION 9.5         Governing Law

     THIS SERIES B CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.






     THIS SERIES B CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                                   FIRST OF AMERICA BANK CORPORATION,
                                   as Guarantor



                                   By:
                                   Name:
                                   Title:


                                   THE BANK OF NEW YORK, as Capital
                                   Securities Guarantee Trustee



                                   By:
                                   Name:
                                   Title:






                                                           EXHIBIT 4.8


                       REGISTRATION RIGHTS AGREEMENT

                        Dated as of January 28, 1997

                               by and among

                      FIRST OF AMERICA BANK CORPORATION

                      FIRST OF AMERICA CAPITAL TRUST I

                                    and

                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED

                         GOLDMAN, SACHS & CO. and

                            LEHMAN BROTHERS INC.

                           as Initial Purchasers





                       REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the Agreement) is made and entered into as of January 28, 1997 by and among First of America Bank Corporation, a Michigan corporation (the Company), First of America Capital Trust I, a business trust formed under the laws of the state of Delaware (the Trust), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch), Goldman, Sachs & Co. and Lehman Brothers Inc. (collectively, the Initial Purchasers).

          This Agreement is made pursuant to the Purchase Agreement, dated January 21, 1997 (the Purchase Agreement), among the Company, as issuer of the 8.12% Junior Subordinated Deferrable Interest Debentures due January 31, 2027, Series A (the Subordinated Debentures), the Trust and the Initial Purchasers, which provides for, among other things, the sale by the Trust to the Initial Purchasers of 150,000 of the Trust's 8.12% Capital Securities, Series A, liquidation amount $1,000 per Capital Security (the Capital Securities), the proceeds of which will be used by the Trust to purchase Subordinated Debentures. The Capital Securities, together with the Subordinated Debentures and the Company's Capital Securities, Series A, Guarantee Agreement (the Capital Securities Guarantee) are collectively referred to as the Securities. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Trust have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     Advice shall have the meaning set forth in the last paragraph of
Section 3 hereof.

     Applicable Period shall have the meaning set forth in Section
3(t) hereof.

     Business Day shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required to be closed.

     Closing Time shall mean the Closing Time as defined in the Purchase Agreement.

     Company shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

     Declaration or Declaration of Trust shall mean the Amended and Restated Declaration of Trust, dated as of the Closing Time, by the trustees named therein and the Company as sponsor.

     Depositary shall mean The Depository Trust Company, or any other depositary appointed by the Trust; provided, however, that such depositary must have an address in the Borough of Manhattan, The City of New York.

     Effectiveness Period shall have the meaning set forth in Section
2(b) hereof.

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

     Exchange Offer shall mean the offer by the Company and the Trust to the Holders to exchange all of the Registrable Securities (other than Private Exchange Securities) for a like principal amount of Exchange Securities pursuant to Section 2(a) hereof.





     Exchange Offer Registration shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

     Exchange Offer Registration Statement shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     Exchange Period shall have the meaning set forth in Section 2(a) hereof.

     Exchange Securities shall mean (i) with respect to the Subordinated Debentures, the 8.12% Junior Subordinated Deferrable Interest Debentures due January 31, 2027, Series B (the Exchange Debentures) containing terms identical to the Subordinated Debentures (except that they will not contain terms with respect to the transfer restrictions under the Securities Act, will not require transfers thereof to be in minimum blocks of $100,000 principal amount and will not provide for any increase in the interest rate thereon), (ii) with respect to the Capital Securities, the Trust's 8.12% Capital Securities, Series B, liquidation amount $1,000 per Capital Security (the Exchange Capital Securities) containing terms identical to the Capital Securities (except they will not contain terms with respect to transfer restrictions under the Securities Act, will not require minimum transfers thereof to be in blocks of $100,000 liquidation amount and will not provide for any increase in the distribution rate thereon) and (iii) with respect to the Capital Securities Guarantee, the Company's guarantee (the Exchange Capital Securities Guarantee) of the Exchange Capital Securities containing terms identical to the Capital Securities Guarantee.

     Holder shall mean each of the Initial Purchasers, for so long as they own any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture or Declaration of Trust.

     Indenture shall mean the Indenture relating to the Subordinated Debentures and the Exchange Debentures dated as of the Closing Time between the Company, as issuer, and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

     Initial Purchasers shall have the meaning set forth in the preamble to this Agreement.

     Inspectors shall have the meaning set forth in Section 3(n) hereof.

     Issue Date shall mean the date of original issuance of the Securities.

     Liquidated Damages shall have the meaning set forth in Section
2(e) hereof.

     Majority Holders shall mean the Holders of a majority of the aggregate liquidation amount of outstanding Capital Securities.

     Participating Broker-Dealer shall have the meaning set forth in
Section 3(t) hereof.

     Person shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

     Private Exchange shall have the meaning set forth in Section 2(a) hereof.

     Private Exchange Securities shall have the meaning set forth in
Section 2(a) hereof.





     Prospectus shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post effective amendments, and in each case including all material incorporated by reference therein.

     Purchase Agreement shall have the meaning set forth in the preamble to this Agreement.

     Records shall have the meaning set forth in Section 3(n) hereof.

     Registration Default shall have the meaning set forth in Section
2(e) hereof.

     Registrable Securities shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities or Private Exchange Securities, as the case may be, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities or Private Exchange Securities for the exchange or resale thereof, as the case may be, shall have been declared effective under the Securities Act and such Securities or Private Exchange Securities, as the case may be, shall have been disposed of pursuant to such Registration Statement, (ii) such Securities or Private Exchange Securities, as the case may be, shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Securities or Private Exchange Securities, as the case may be, shall have ceased to be outstanding or (iv) with respect to the Securities, such Securities have been exchanged for Exchange Securities upon consummation of the Exchange Offer and are thereafter freely tradeable by the holder thereof (other than an affiliate of the Company).

     Registration Expenses shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the NASD) registration and filing fees, including, if applicable, the fees and expenses of any qualified independent underwriter (and the reasonable fees and expenses of its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD,
(ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities) and compliance with the rules of the NASD,
(iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any cold comfort letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any exchange agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, and (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

     Registration Statement shall mean any registration statement of the Company and the Trust which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.






     Rule 144(k) Period shall mean the period of three years (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

     SEC shall mean the United States Securities and Exchange
Commission.

     Securities shall have the meaning set forth in the preamble to this Agreement.

     Securities Act shall mean the Securities Act of 1933, as amended from time to time.

     Shelf Registration shall mean a registration effected pursuant to
Section 2(b) hereof.

     Shelf Registration Event shall have the meaning set forth in
Section 2(b) hereof.

     Shelf Registration Event Date shall have the meaning set forth in
Section 2(b) hereof.

     Shelf Registration Statement shall mean a shelf registration statement of the Company and the Trust pursuant to the provisions of
Section 2(b) hereof which covers all of the Registrable Securities or all of the Private Exchange Securities, as the case may be, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     TIA shall have the meaning set forth in Section 3(1) hereof.

     Trustees shall mean any and all trustees with respect to (i) the Capital Securities under the Declaration, (ii) the Subordinated
Debentures under the Indenture and (iii) the Capital Securities
Guarantee.

          2.        Registration Under the Securities Act.

          a. Exchange Offer. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company and the Trust shall, for the benefit of the Holders, at the Company's cost, use their best efforts to (i) cause to be filed with the SEC within 150 days after the Issue Date an Exchange Offer Registration Statement on an appropriate form under the Securities Act covering the Exchange Offer, (ii) cause such Exchange Offer
Registration Statement to be declared effective under the Securities
Act by the SEC not later than the date which is 180 days after the Issue Date, and (iii) keep such Exchange Offer Registration Statement effective for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. Upon the effectiveness of the Exchange Offer
Registration Statement, the Company and the Trust shall promptly commence the Exchange Offer, it being the objective of such Exchange
Offer to enable each Holder eligible and electing to exchange
Registrable Securities for a like principal amount of Exchange
Debentures or a like liquidation amount of Exchange Capital
Securities, together with the Exchange Guarantee, as applicable
(provided that such Holder (A) is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, (B) is not a broker-dealer tendering Registrable Securities acquired directly from the Trust for its own account, (C) acquires the Exchange Securities in the ordinary course of such Holder's business and (D) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange
Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities





Act and under state securities or blue sky laws.

In connection with the Exchange Offer, the Company and the Trust shall:

     (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

     (ii) keep the Exchange Offer open for acceptance for a period of not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the Exchange Period);

     (iii) utilize the services of the Depositary for the Exchange
Offer:

     (iv) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securities exchanged;

     (v) notify each Holder that any Security not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest or accumulate distributions, as the case may be, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

     (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

          If any Initial Purchaser determines upon advice of its outside counsel that it is not eligible to participate in the Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment in the initial placement, as soon as practicable upon receipt by the Company and the Trust of a written request from such Initial Purchaser, the Company and the Trust, as applicable, shall issue and deliver to such Initial Purchaser in exchange (the Private Exchange) for the Securities held by such Initial Purchaser, a like liquidation amount of Capital Securities of the Trust, together with the Exchange Guarantee, or a like principal amount of the Subordinated Debentures of the Company, as applicable, that are identical (except that such securities may bear a customary legend with respect to restrictions on transfer pursuant to the Securities Act) to the Exchange Securities (the Private Exchange Securities) and which are issued pursuant to the Indenture, the Declaration or the Guarantee (which provides that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture or the Declaration, as applicable, and that the Exchange Securities, the Private Exchange Securities and the Securities will vote and consent together on all matters as one class and that neither the Exchange Securities, the Private Exchange Securities nor the Securities will have the right to vote or consent as a separate class on any matter). The Private Exchange Securities shall be of the same series as the Exchange Securities and the Company and the Trust will seek to cause the CUSIP Service Bureau to issue the same CUSIP Numbers for the Private Exchange Securities as for the Exchange Securities issued pursuant to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer and, if applicable, the Private Exchange, the Company and the Trust, as the case requires, shall:

     (i) accept for exchange all Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

     (ii)  deliver, or cause to be delivered, to the applicable



Trustee for cancellation all Securities or portions thereof so accepted for exchange by the Company; and

     (iii) issue, and cause the applicable Trustee under the Indenture, the Declaration or the Guarantee, as applicable, to promptly authenticate and deliver to each Holder, Exchange Securities or Private Exchange Securities, as applicable, equal in principal amount to the principal amount of the Subordinated Debentures or equal in liquidation amount to the liquidation amount of the Capital Securities (together with the guarantee thereof) as are surrendered by such Holder.

          Distributions on each Exchange Capital Security and interest on each Exchange Debenture and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last date on which a Distribution or interest was paid on the Capital Security or the Subordinated Debenture surrendered in exchange therefor or, if no Distribution or interest has been paid on such Capital Security or Subordinated Debenture, from the Issue Date.

          To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, the Company and the Trust shall use their best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions other than (i) the Exchange Offer not violating applicable law or any applicable interpretation of the staff of the SEC and (ii) there not being a reasonable likelihood that, or a material uncertainty as to whether, consummation of the Exchange Offer would result in a material adverse tax consequence to the Company. Each Holder of Registrable Securities that wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to make certain customary representations in connection therewith, including, in the case of any Holder of Capital Securities, representations that (i) it is not an affiliate of the Trust or the Company, (ii) the Exchange Securities to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. The Company and the Trust shall inform the Initial Purchasers, after consultation with the Trustee, of the names and addresses of the Holders to which the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer. Upon reasonable request by the Company, the Initial Purchasers shall inform the Company as to the nature of such contacts with the Holders.

          Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers, and the Company and the Trust shall have no further obligation to register the Registrable Securities (other than Private Exchange Securities) pursuant to Section 2(b) of this Agreement.

          b. Shelf Registration. In the event that (i) the Company, the Trust or the Majority Holders reasonably determine, after conferring with counsel (which may be in-house counsel), that the Exchange Offer Registration provided in Section 2(a) above is not available because of any change in law or because of then prevailing interpretations of the staff of the SEC, (ii) the Company shall determine in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in a material adverse tax consequence to the Company, (iii) the Exchange Offer Registration Statement is not declared effective for any reason within 180 days of the Issue Date or
(iv) upon the request of any Initial Purchaser with respect to any Registrable Securities held by it, if such Initial Purchaser is not permitted, in the reasonable opinion of Brown & Wood LLP, pursuant to



applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws (any of the events specified in (i)-(iv) being a Shelf Registration Event and the date of occurrence thereof, the Shelf Registration Event Date), the Company and the Trust shall, at their cost, use their best efforts to cause to be filed as promptly as practicable after such Shelf Registration Event Date, as the case may be, and, in any event, within 45 days after such Shelf Registration Event Date (which shall be no earlier than 75 days after the Closing Time), a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities, and shall use their best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company and the Trust in writing, within 15 days after receipt of a request therefor, such information as the Company and the Trust may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company and the Trust all information with respect to such Holder necessary to make the information previously furnished to the Company or the Trust by such Holder not materially misleading.

          The Company and the Trust agree to use their best efforts to keep the Shelf Registration Statement continuously effective for the Rule 144(k) Period (subject to extension pursuant to the last paragraph of Section 3 hereof) or for such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (the Effectiveness Period). The Company and the Trust shall not permit any securities other than Registrable Securities to be included in the Shelf Registration. The Company and the Trust will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration has become effective and use their best efforts to take certain other actions as are required to permit certain unrestricted resales of the Registrable Securities. The Company and the Trust further agree, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company and the Trust agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC. Notwithstanding the foregoing agreement of the Company and the Trust to supplement or amend the Shelf Registration Statement, the Company and the Trust may require the Holders to suspend sales of the Registrable Securities pursuant to the Shelf Registration Statement for a reasonable period not to exceed 30 days if the Company determines in good faith that such sales might (1) interfere with or affect the negotiation or completion of any transaction as being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to suspend sales is exercised or
(2) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's shareholders. The period referred to herein during which the Shelf Registration Statement must be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the Holders' rights to sell Registrable Securities was suspended pursuant to the preceding sentence.

          c.   Expenses.  The Company shall pay all Registration



Expenses in connection with the registration pursuant to Section 2(a) or 2(b) hereof and will reimburse the Initial Purchasers for the reasonable fees and disbursements of Brown & Wood LLP, counsel for the Initial Purchasers, incurred in connection with the Exchange Offer and, if applicable, the Private Exchange Offer, and either Brown & Wood LLP or any one other counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection with a Shelf Registration Statement, which other counsel shall be reasonably satisfactory to the Company. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes if any, relating to the sale or disposition of such Holder s Registrable Securities pursuant to the Shelf Registration Statement.

          d. Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. The Company and the Trust will be deemed not to have used their best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if either of them voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period, unless such action is required by applicable law.

          e. Liquidated Damages. In the event that: 1. (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is filed with the SEC on or prior to the 150th day after the Issue Date or (B) notwithstanding that the Company and the Trust have consummated or will consummate an Exchange Offer, the Company and the Trust are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by Section 2(b) hereof, then commencing on the day after the applicable required filing date, additional interest shall accrue on the principal amount of the Subordinated Debentures, and additional Distributions shall accumulate on the liquidation amount of the Capital Securities, each at a rate of 0.25% per annum;

     (ii) (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the SEC on or prior to the 30th day after the applicable required filing date or
(B) notwithstanding that the Company and the Trust have consummated an Exchange Offer, the Company and the Trust are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 30th day after the date such Shelf Registration Statement was required to be filed, then, commencing on the 31st day after the applicable required filing date, additional interest shall accrue on the principal amount of the Subordinated Debentures and additional distributions shall accumulate on the liquidation amount of the Capital Securities, each at a rate of 0.25% per annum; or

     (iii) (A) the Trust has not accepted for exchange the Exchange Capital Securities for all Capital Securities validly tendered or the Company has not accepted for exchange the Exchange
Guarantee or Exchange Subordinated Debentures for the Capital
Securities Guarantee or Subordinated Debentures validly tendered, in accordance with the terms of the Exchange Offer, on or prior to the 30th day after the date on which the Exchange Offer Registration
Statement was declared effective or (B) if applicable, the Shelf
Registration Statement has been declared effective and such Shelf
Registration Statement ceases to be effective at any time prior to the



expiration of the Rule 144(k) Period (other than after such time as all Capital Securities have been disposed of thereunder or otherwise cease to be Registrable Securities), then additional interest shall accrue on the principal amount of Subordinated Debentures, and additional distributions shall accumulate on the liquidation amount of the Capital Securities, each at a rate of 0.25% per annum commencing on (x) the 31st day after such effective date, in the case of
(A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above;

provided, however, that neither the additional interest rate on the Subordinated Debentures, nor the additional distribution rate on the liquidation amount of the Capital Securities, may exceed in the aggregate 0.25% per annum; provided further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the acceptance for exchange of the Exchange Capital Securities, the Exchange Guarantee and the Exchange Subordinated Debentures for all Capital Securities, the Capital Securities Guarantee and the Subordinated Debentures tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), additional interest on the Subordinated Debentures and additional distributions on the liquidation amount of the Capital Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue or accumulate, as the case may be.

     Any amounts of additional interest and additional distributions due pursuant to Section 2(e)(i), (ii) or (iii) above will be payable in cash on the relevant record dates for the payment of interest and distributions pursuant to the Indenture and the Declaration, respectively.

          f. Specific Enforcement. Without limiting the remedies available to the Holders, the Company and the Trust acknowledge that any failure by the Company or the Trust to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the obligations of the Company and the Trust under Section 2(a) and Section 2(b) hereof.

          3. Registration Procedures. In connection with the obligations of the Company and the Trust with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company and the Trust shall use their best efforts to:

          a. prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company and the Trust,
     (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company and the Trust shall furnish to and afford the Holders of the Registrable Securities and each such Participating



     Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. The Company and the Trust shall afford Holders an opportunity to review any Registration Statement or Prospectus or any amendments or supplements thereto prior to the filing of such document and shall not file any such document if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

          b. prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented, if so determined by the Company or the Trust or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

          c. in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advise each such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders; and
     (ii) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and
     (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          d. in the case of a Shelf Registration, register or qualify, by the time the applicable Registration Statement is declared effective by the SEC, the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing reasonably in advance of such date of effectiveness, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Company nor the Trust shall be required to
     (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;



          e.   in the case of (1) a Shelf Registration or
     (2) Participating Broker-Dealers from whom the Company or the Trust has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof, are seeking to sell Exchange Securities and are required to deliver Prospectuses, notify each Holder of Registrable Securities, or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, promptly and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendment or supplement thereto becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Securities or the Exchange Securities to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in paragraph 3(d) hereof or the initiation of any proceedings for that purpose,
     (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, any of the representations and warranties of the Company and the Trust contained in any purchase agreement, securities sales agreement or other similar agreement, ceases to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise, during the Effectiveness Period, that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and
     (vi) of the reasonable determination by the Company and the Trust that a post-effective amendment to the Registration Statement would be appropriate;

          f. use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration
     Statement at the earliest possible moment;

          g. in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          h. in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and in such denominations (consistent with the provisions of the Indenture and the Declaration) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to such Shelf Registration Statement;

          i.   in the case of a Shelf Registration or an Exchange
     Offer Registration, upon the occurrence of any circumstance contemplated by Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the



     light of the circumstances under which they were made, not misleading, and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          j. in the case of a Shelf Registration, a reasonable time prior to the filing of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide a reasonable number of copies of such document to the Holders, and make such of the representatives of the Company and the Trust as shall be reasonably requested by the Holders of Registrable Securities or the Initial Purchasers on behalf of such Holders reasonably available for discussion of such document;

          k. obtain a CUSIP number for all Exchange Capital Securities and the Capital Securities (and if the Trust has made a distribution of the Subordinated Debentures to the Holders of the Capital Securities, the Subordinated Debentures or the Exchange Subordinated Debentures), as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

          l. cause the Indenture, the Declaration, the Guarantee and the Exchange Guarantee to be qualified under the Trust Indenture Act of 1939, as amended (the TIA ) in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the relevant trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

          m. in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by
     (x) any Initial Purchaser, in the case where an Initial Purchaser holds Securities acquired by it as part of its initial distribution and (y) other Holders of Securities covered thereby:
     (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Trust, the Company and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;
     (ii) obtain opinions of counsel to the Company and the Trust and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain cold comfort letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company and the Trust (and, if necessary, any other independent certified public accountants



     of any subsidiary of the Company and the Trust or of any business acquired by the Company and the Trust for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in cold comfort letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and
     (iv) if an underwriting agreement is entered into, ensure that the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

          n.   if (1) a Shelf Registration is filed pursuant to
     Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer that seeks to sell Exchange Securities during the Applicable Period, make reasonably available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the Inspectors ), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Trust, the Company and its subsidiaries (collectively, the Records ) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Trust, the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by Merrill Lynch and on behalf of the other parties, by one counsel designated as described in Section 2(c) hereof. Records that the Company and the Trust determine, in good faith, to be confidential and any records that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or
     (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree in writing that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Trust or the Company or any other purpose other than its due diligence responsibilities unless and until such information is made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          o.   comply with all applicable rules and regulations of the



     SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

          p. upon consummation of an Exchange Offer or a Private Exchange, if requested by a Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i) the Company or the Trust, as the case requires, has duly authorized, executed and delivered the Exchange Securities and Private Exchange Securities and (ii) each of the Exchange Securities or the Private Exchange Securities, as the case may be, constitutes a legal, valid and binding obligation of the Company or the Trust, as the case requires, enforceable against the Company or the Trust, as the case requires, in accordance with its respective terms (in each case, with customary exceptions);

          q. if an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company or the Trust, as applicable (or to such other Person as directed by the Company or the Trust, respectively), in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company or the Trust, as applicable, shall mark, or cause to be marked, on such Registrable Securities delivered by such Holders,that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied;

          r. cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable
     Securities, and their respective counsel, in connection with any filings required to be made with the NASD;

          s. take all other reasonable steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby;

          t. (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration
     Statement a section entitled Plan of Distribution, which section shall be reasonably acceptable to the Initial Purchasers or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential underwriter status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a
      Participating Broker-Dealer ) and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers or such other representative, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the



     requirements of the Securities Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer that has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (each of the Company and the Trust hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto), (iii) keep the Exchange Offer Registration Statement effective and amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Securities; provided, however, that such period shall not be required to exceed 90 days (or such longer period if extended pursuant to the last sentence of
     Section 3 hereof) (the Applicable Period ), and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer
     (x) the following provision:

          If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;

     and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

               B. in the case of any Exchange Offer Registration Statement, to deliver to the Initial Purchasers or to another representative of the Participating Broker-Dealers, if requested by any such Initial Purchasers or such other representative of the Participating Broker-Dealers, on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchasers or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with exchange offer registration statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officers certificate containing certifications substantially similar to those set forth in Section 5(f) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (iii) as well as upon the effectiveness of the Exchange Offer Registration Statement, a comfort letter, in each case, in customary form if permitted by Statement on Auditing Standards No. 72.

          The Company or the Trust may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company or the Trust, as applicable, such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company or the Trust may exclude from such registration the Registrable



Securities of any seller that unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall have no obligation to register under the Securities Act the Registrable Securities of a seller that so fails to furnish such information.

          In the case of (1) a Shelf Registration Statement or
(2) Participating Broker-Dealers that have notified the Company and the Trust that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof, are seeking to sell Exchange Securities and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company or the Trust of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the Advice ) by the Company and the Trust that the use of the applicable Prospectus may be resumed, and, if so directed by the Company and the Trust, such Holder will deliver to the Company or the Trust (at the Company's or the Trust's expense, as the case requires) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities or Exchange Securities, as the case may be, current at the time of receipt of such notice. If the Company or the Trust shall give any such notice to suspend the disposition of Registrable Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement, the Company and the Trust shall use their best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company and the Trust shall have made available to the Holders
(x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

          4.   Indemnification and Contribution.

          a. In connection with any Registration Statement, the Company and the Trust shall, jointly and severally, indemnify and hold harmless each Initial Purchaser, each Holder, each underwriter who participates in an offering of the Registrable Securities, each Participating Broker-Dealer, each Person, if any, who controls any of such parties within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

                (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), covering Registrable Securities or Exchange Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body,



          commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 4(d) hereof) such settlement is effected with the prior written consent of the Company; and

                (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by such Holder, such Participating Broker-Dealer, or any underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this
          Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company or the Trust by such Holder, such Participating Broker-Dealer or any underwriter with respect to such Holder, Participating Broker-Dealer or any underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          b. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Trust, each trustee of the Trust, any underwriter and the other selling Holders and each of their respective directors, officers (including each officer of the Company and the Trust who signed the Registration Statement), employees and agents and each Person, if any, who controls the Company, the Trust, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in
Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Trust by such selling Holder with respect to such Holder expressly for use in the Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that, in the case of Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

     c.   Promptly after receipt by an indemnified party under this
Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 4(a) or 4(b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 4(a) or 4(b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified



party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which an indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     d. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     e. In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company, the Trust, and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Trust, and the Holders, as incurred; provided, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, the Trust, and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and-expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company and Trust, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company and the Trust, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on the one hand, or by or on behalf of the Holders, on the other, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4, each affiliate of a Holder, and each director, officer, employee, agent and Person, if any, that controls a Holder or such affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of each of the Company or the Trust, each officer of each of the Company or the Trust who signed the Registration Statement, and each Person, if any, that controls each of the Company and the Trust within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as each of the Company or the Trust.

     5. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the



Persons entitled hereunder to approve such arrangements and
(b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

     6. Selection of Underwriters. The Holders of Registrable Securities covered by the Shelf Registration Statement that desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company and the Trust.

     7.   Miscellaneous.

     a. Rule 144 and Rule 144A. For so long as the Company or the Trust is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, the Company and the Trust, as the case may be, will use their best efforts to file the reports required to be filed by either of them under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, that if either of them ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of such Holder s securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of such Holder s securities pursuant to Rule 144A under the Securities Act and take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time, to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time,
(ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company and the Trust will deliver to such Holder a written statement as to whether either of them has complied with such requirements.

     b. No Inconsistent Agreements. Neither the Company nor the Trust has entered into, nor will the Company or the Trust on or after the date of this Agreement enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the other issued and outstanding securities of the Company or the Trust under any such agreements.

     c. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Trust have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company, the Trust and Merrill Lynch, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any



other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company, the Trust and Merrill Lynch to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by Merrill Lynch, the Company and the Trust.

     d. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company or the Trust by means of a notice given in accordance with the provisions of this
Section 7(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and
(ii) if to the Company or the Trust, initially at the Company s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

     e. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

     f. Third Party Beneficiary. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company and the Trust, on the one hand, and the Initial Purchasers, on the other hand, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     g. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     h. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     i. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK



WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES.

     j. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     k. Securities Held by the Company, the Trust or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Trust or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.



          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              FIRST OF AMERICA BANK CORPORATION


                              By: /s/ Samuel G. Stone
                                 Name:
                                 Title:



                              FIRST OF AMERICA CAPITAL TRUST I


                              By: /s/ John H. Miner
                                 Name:
                                 Administrative Trustee

Confirmed and accepted as of
the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED


By: /s/ Lee Whitley
    Authorized Signatory



On its behalf and on behalf of
the other Initial Purchasers